Exhibit 10.1

AGREEMENT OF LEASE

between

THE CITY OF NEW YORK

and

DAIRYLAND HP LLC

A portion of the property known as the

Hunts Point Food Distribution Center

200-240 Food Center Drive

Bronx, New York

Block 2770, part of Lot 001 and Block 2781, Lot 500

Dated as of April 26, 2012

AGREEMENT OF LEASE FOR

200-240 FOOD CENTER DRIVE

HUNTS POINT, THE BRONX

This AGREEMENT OF LEASE (the “Lease”), is made as of April     , 2012 (the “Commencement Date”), between THE CITY OF NEW YORK (the “City”), a municipal corporation of the State of New York, acting by and through its Department of Small Busin ess Services, having an address at 110 William Street, New York, New York 10038, as “Landlord”, and DAIRYLAND HP LLC, a limited liability company organized under the laws of the State of New York having its principal office at 100 East Ridge Road, Ridgefield, CT 06877, as “Tenant.”

W I T N E S S E T H:

WHEREAS, the City is the owner of all of that certain property and the improvements thereon formally known as the Hunts Point Food Distribution Center in the Borough of the Bronx, City of New York (“Hunts Point”), and

WHEREAS, the City is the owner of certain land (the “Land”) and the Building (as hereinafter defined) situated thereon, located within Hunts Point on a portion of Block 2770, Lot 001 and a portion of Block 2781, Lot 500 on the Tax Map of the Borough of the Bronx, City of New York and State of New York, as more particularly set forth in Exhibit A hereof;

WHEREAS, the City desires to continue and promote the commercial activities within Hunts Point so as to preserve existing and produce new employment opportunities for its citizenry and generate new revenues to the City; and

WHEREAS, A.L. Bazzini Co., Inc. (“Bazzini”) was, immediately prior to the effectiveness of this Lease, leasing an approximately 82,685 square foot portion of the Building pursuant to a lease with Landlord, dated as of March 1, 2003 (the “Bazzini Lease”) ; and

WHEREAS, Dairyland (as defined hereinbelow), an Affiliate of Tenant and the Guarantor hereunder, was, up to the date hereof, in occupancy of a portion of the premises demised under the Bazzini Lease as subtenant pursuant to the terms of a sublease dated as of April 1, 2003 (the “Dairyland Sublease”); and

WHEREAS, R. Best Produce, Inc. (“R Best”), is currently in occupancy of (i) a 7,103 square foot portion of the premises demised under the Bazzini Lease as subtenant pursuant to the terms of a sublease dated as of April 1, 2003 (the “R Best Sublease”), having a scheduled expiration date of March 31, 2013 and (ii) a portion of the Building and the Exterior Areas (as hereinafter defined) pursuant to a Lease with Landlord having a scheduled expiration date of May 31, 2013 (the “R Best Lease”); and

WHEREAS, immediately prior to or concurrently with the execution of this Lease and as a condition to its effectiveness, (i) Dairyland and Bazzini have terminated the Dairyland Sublease, (ii) Bazzini has assigned the R Best Sublease to Landlord, and (iii) Bazzini has surrendered the Bazzini Lease to Landlord, all with the intent and purpose of permitting the immediate direct leasing of the majority of the Building by Landlord to Tenant hereunder, subject only to the Bazzini License (as defined below) and the continuation of the R Best Lease and the R Best Sublease, demised hereunder on the Full Vacate Date (as hereinafter defined); and

WHEREAS, immediately upon the effectiveness of this Lease, Tenant is entering into a License Agreement with Bazzini (the “Bazzini License”) with respect to a portion of the Premises; and

WHEREAS, the City desires to lease the Premises (as defined hereinbelow) to Tenant and Tenant desires to hire the same from the City upon the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 1301.2.a of the Charter of The City of New York, the City is authorized to enter into a lease of the Premises; and

WHEREAS, the City, pursuant to the amended and restated contract (as amended, the “Consolidated Contract”) dated as of June 30, 2011, by and between the City and the New York City Economic Development Corporation (“EDC”), has engaged EDC, a local development corporation pursuant to Section 1411 of the Not-For-Profit Corporation Laws of the State of New York, having an office at 110 William Street, New York, New York 10038, to provide certain property management and common services with respect to the Premises; and

WHEREAS, Apple Industrial Development Corp. (“Apple”), a Not-For-Profit Corporation under the laws of the State of New York, is an affiliate of EDC authorized to perform certain property management functions under EDC’s administration; and

NOW THEREFORE, it is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made upon and subject to the terms, covenants and conditions hereinafter set forth.

ARTICLE 1

DEFINITIONS

For all purposes of this Lease and all agreements supplemental hereto the terms defined in this Article 1 shall have the following meanings:

“Accounting Principles” means the then current generally accepted accounting principles consistently applied.

“Additional Rental” has the meaning provided in Section 20.02 hereof.

“Administrator” means EDC or such other Person as EDC or Landlord may designate to administer this Lease.

“Affiliate” or “Affiliates” means (A) any Person that has, directly or indirectly, a five percent (5%) or greater ownership interest in Tenant, or any Person in which Tenant, any partner or shareholder of Tenant, or any shareholder or partner of any Person that is a partner or shareholder of Tenant, has a five percent (5%) or greater ownership interest, and (B) any individual who is a member of the immediate family (whether by birth or marriage) of an individual who is an Affiliate, which includes for purposes of this definition a spouse, a brother or sister of the whole or half blood (including an individual related by or through legal adoption) of such individual or his/her spouse, a lineal descendant or ancestor (including an individual related by or through legal adoption) of any of the foregoing, or a trust for the benefit of any of the foregoing. Ownership of or by Tenant referred to in this definition includes beneficial ownership effected by ownership of intermediate entities.

“Apple” has the meaning provided in the Recitals.

“Approved Architect” shall have the meaning provided in Section 8.01(a)(ii) hereof.

“Appurtenances” means all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any easement agreement intended to benefit the Premises as the dominant parcel and (b) any streets, sidewalks, driveways, curbs, ways, alleys, vaults, gores or strips of land adjoining the Land.

“Assignee” has the meaning provided in Section 10.01(b)(ii) hereof.

“Assignment” has the meaning provided in Section 10.01(b)(i) hereof.

“Bankruptcy Security” has the meaning provided in Section 22.09(e) hereof.

“Base Rent” has the meaning provided in Section 4.01 hereof.

“Building” means the building located on the Premises, containing approximately 176,406 rentable square feet, and all base building systems located therein and serving the Premises and the Equipment situated therein and related thereto, all Improvements therein, and replacements thereof and substitutions therefor.

“Building Expansion” has the meaning provided in Section 4.01(a)(iii) hereof.

“Building Redevelopment” has the meaning provided in Section 13.01(a) hereof.

“Capital Improvement” means any change, replacement, alteration, improvement, installation (including any and all Work, as hereinafter defined, if applicable) or addition to the Premises (other than a Restoration), the removal of which will either cause damage to the Premises, its appurtenances or any other portion of the Building or will render the item so removed inoperable or without significant value the cost of which is properly classified as a capital expenditure under generally accepted accounting principles and the Internal Revenue Code of 1986 (as amended to date); provided that in no event shall any of Tenant’s Property constitute a Capital Improvement.

“Capital Transaction” has the meaning provided in Section 10.01(b)(iii) hereof.

“City” has the meaning provided in the Preamble.

“City’s Payment Rate” has the meaning provided in Section 5.05 hereof.

“Commencement Date” has the meaning provided in the Preamble hereof.

“Common Facilities” means the Demising Wall, roof of the Building, sprinkler system, rail and any facilities within the Building which may hereafter be furnished by Landlord for the non-exclusive access, use and/or benefit, in common, by all tenants and occupants of the Building, their officers, agents, employees, customers, deliverymen and invitees.

“Conditional Limitation Notice” has the meaning provided in Section 22.03(a) hereof.

“Conditional Limitation Period” has the meaning provided in Section 22.03(a) hereof.

“Consolidated Contract” has the meaning provided in the Recitals.

“Conviction” has the meaning provided in Section 37.05(c)(2) hereof.

“Dairyland” means Dairyland USA Corporation, a New York corporation.

“Date of Taking” has the meaning provided in Section 9.01(c) hereof.

“Default” means any condition or event, or failure of any condition or event to occur, which would, either after notice and the lapse of time or after the lapse of time, depending on the nature of the condition or event, constitute an Event of Default.

“Demising Wall” means the approximately 425 foot long wall (presently consisting, in part, of fencing) that partitions the Existing Space from the adjacent premises within the Building whether or not the latter is occupied by another tenant.

“Depository” means (i) the Recognized Mortgagee, (ii) if there is no Recognized Mortgagee, then the Institutional Lender (or the lead bank or agent, as the case may be) that is Tenant’s and/or its direct or indirect parent companies global financing lender under a senior credit facility (“Senior Lender”) or (iii) if there is no Recognized Mortgagee nor Senior Lender, then an Institutional Lender selected by Landlord and reasonably acceptable to Tenant which has an office in the City of New York, and has entered into a written agreement (a copy of which shall be provided to Tenant) with Landlord or Landlord’s designee to hold funds as provided in this Lease. Tenant shall be designated a third-party beneficiary of any agreement designating an Institutional Lender as Depository.

“EDC” has the meaning provided in the Recitals.

“Equipment” means all fixtures and base building HVAC equipment incorporated in or attached to and used or usable in the basic operation of the Premises and the applicable base building systems and shall include, but shall not be limited to: all machinery, apparatus, devices, motors, engines, dynamos, compressors, pumps, boilers and burners; all electric, sprinkler, heating, range, radiators, lighting, plumbing, ventilating, built-in air cooling and air conditioning systems; chutes, ducts, pipes, tanks, fittings, conduits and wiring; incinerating equipment; cranes, elevators, escalators, and hoists; built-in partitions, doors, cabinets and hardware; floor, wall and ceiling coverings; washroom, toilet and lavatory fixtures and equipment; window washing hoists and equipment; and all additions thereto or replacements thereof; but shall expressly exclude any Trade Fixtures and all of Tenant’s Property.

“Equity Interest” has the meaning provided in Section 10.01(b)(v) hereof.

“Event of Default” has the meaning provided in Section 22.01 hereof.

“Existing Space” means the portion of the Building that Tenant shall have the right to occupy on the Commencement Date containing approximately 138,536 rentable square feet, dated April 1, 2003 and expiring on March 31, 2013 and certain portions of the Exterior Areas as more particularly described herein and identified on Exhibit A-2 annexed hereto and made a part hereof, and specifically excluding the premises demised under the R Best Lease and the R Best Sublease.

“Expiration Date” has the meaning provided in Section 2.03 hereof.

“Exterior Areas” means the exterior truck and automobile parking, turnaround and loading areas and all other paved areas, accessways, walkways, pathways, curbs and the landscaped and unimproved areas located upon the Land (as more particularly identified in Exhibit A-1 hereto).

“Federal Courts” has the meaning provided in Section 37.14 hereof.

“First Renewal Term” has the meaning provided in Section 2.03(a) hereof.

“First Renewal Term Expiration Date” has the meaning provided in Section 2.03(a) hereof.

“Full Vacate Date” means the date on which all lessees, sub-lessees or occupants (except for Tenant) using or occupying any portion of the Building or Land other than the Exiting Space have fully and legally vacated and surrendered their respective demised premises and removed their personal property and left same in broom clean condition.

“Governmental Authority or Authorities” means the United States of America, the State of New York, the City and any agency, department, legislative body, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having or claiming jurisdiction over the Premises or any portion thereof or any street, road, avenue, sidewalk or water immediately adjacent to the Premises, or any vault in or under the Premises.

“Guarantor” means Dairyland.

“Guaranty” means the Guaranty of this Lease, dated as of the date hereof, executed by Guarantor in favor of Landlord and guaranteeing all the terms, conditions, covenants, and agreements contained in this Lease.

“Hearing” has the meaning provided in Section 37.05(a) hereof.

“Hearing Officers” has the meaning provided in Section 37.05(a) hereof.

“Hunts Point” has the meaning provided in the Recitals.

“Imposition” or “Impositions” has the meaning provided in Section 5.01(b) hereof.

“Improvement Fund” has the meaning provided in Section 4.03.

“Improvements” means the Building, Rail Shed and all other improvements of every kind and description existing at or hereafter erected, constructed or placed upon the Land, and any and all alterations and replacements thereof, additions thereto and substitutions therefor.

“Indemnitees” has the meaning provided in Section 18.01 hereof.

“Indicted Party” has the meaning provided in Section 37.05(a) hereof.

“Initial Term” has the meaning provided in Section 2.02 hereof.

“Initial Term Expiration Date” has the meaning provided in Section 2.02 hereof.

“Institutional Lender” means a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), a private pension fund, a credit union or company, an insurance company organized and existing under the laws of the United States or any state thereof, a religious, educational or eleemosynary institution, a federal, state or municipal employee’s welfare, benefit, pension or retirement fund, any governmental agency or entity insured by a governmental agency or any syndicate, joint venture, or other combination of Institutional Lenders, provided that each member of any such syndicate, joint venture, or other combination would qualify individually as an Institutional Lender, and such other entities as may be approved in writing by Landlord, which approval will not be unreasonably withheld or delayed; provided, that each of the above entities shall qualify as an Institutional Lender only if it shall (a) be subject to the jurisdiction of the courts of the State of New York in any actions pertaining to this Lease or the Premises, (b) have a net worth of not less than $35,000,000 and assets of not less than $100,000,000, or such lower amounts as are deemed acceptable in Landlord’s sole discretion, and (c) not be a Prohibited Person.

“Insurance Proceeds” means those funds disbursed under the property damage insurance policy covering the Improvements to the extent such funds are necessary for Restoration of the Premises as set forth in Article 8.

“Land” means that certain real property located at 200-240 Food Center Drive, Bronx, New York, identified as Block 2770, part of Lot 1 and Block 2781, Lot 500 on the Tax Map of the Borough of the Bronx, as more particularly described on Exhibit A annexed hereto, together with all Appurtenances thereto.

“Landlord” means the City, provided, however, that if the City or any successor to its interest hereunder transfers or assigns its interest in the Premises or its interest under this Lease, then, from and after the date of such assignment or transfer, the term “Landlord” shall mean the assignee or transferee.

“Late Charge Rate” has the meaning provided in Section 4.08 hereof.

“Late Fee” has the meaning provided in Section 4.08 hereof.

“Lease” means this Agreement of Lease and all exhibits hereto and all amendments, modifications and supplements hereof and thereof.

“Lease Year” means the twelve month period beginning on the Commencement Date and each succeeding twelve month period from the anniversary thereof falling within the Term.

“Maintenance Fee” has the meaning provided in Section 4.03.

“Market Rules” means the rules and regulations relating to the operation of Hunts Point Food Distribution Center, as the same may be amended from time to time, promulgated by the Department of Small Business Services and/or the Commissioner of the Business Integrity Commission as currently promulgated under Title 66 RCNY Chapter 1 and Title 22 AC Chapter 1-B.

“New York State Courts” has the meaning provided in Section 37.14 hereof.

“Noticed Default” has the meaning provided in Section 2.03(b) hereof.

“Optional Work” has the meaning provided in Section 13.01(b) hereof.

“Organizational Documents” means Tenant’s certificate of incorporation and any other organizational documents of any direct or indirect constituent entity of Tenant.

“Partial Taking” has the meaning provided in Section 9.02(b) hereof.

“Permitted Leasehold Mortgage” has the meaning provided in Section 10.03(a)

“Permitted Person” has the meaning provided in Section 10.01(b)(viii) hereof.

“Permitted Use(s)” has the meaning provided in Section 6.01 hereof.

“Person” means an individual, corporation, partnership, joint venture, estate, trust, unincorporated association; any federal, state, county or municipal government or any bureau, department or agency thereof; and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pre-existing Conditions” has the meaning provided in Section 18.06 hereof.

“Premises” has the meaning provided in Section 2.01 hereof.

“Present Premises” has the meaning provided in Section 2.01 hereof.

“Prohibited Person” means:

(a)	Any Person(1) that is in default or in breach, beyond any applicable grace period, of its obligations under any material written agreement with the City or (2) that directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable grace period, of its obligation under any material written agreement with the City in each case unless such default or breach has been waived in writing by the entity with which such agreement was made.

(b)	Any Person (1) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (2) that directly or indirectly controls, is controlled by, or is under common control with a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure. The determination as to whether any Person is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or directly or indirectly controls, is controlled by, or is under common control with a Person that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure shall be within the reasonable discretion of the City.

(c)	Any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Federal Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof. Such control shall not be deemed to exist in the absence of a determination to that effect by a Federal court, beyond right of appeal, or by the Federal government or the appropriate agency thereof.

(d)	Any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects of the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the federal Trading with the Enemy Act of 1917, as amended.

(e)	Any Person that is in default in the payment to the City of any real estate taxes, sewer rents or water charges totaling more than $10,000 and has been given written notice of such default (or any Person that directly controls, is controlled by, or is under common control with a Person in such default), unless such default is then being contested in good faith in accordance with the law or an agreed payment plan has been approved by the office of the Commissioner of Finance.

(f)	Any Person (1) that has owned at any time in the preceding three (3) years any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City, or (2) that, directly or indirectly controls, is controlled by, or is under common control with a Person that has owned at any time in the preceding three (3) years any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administration Code of the City.

“Project” has the meaning provided in Section 13.01 hereof.

“Rail Shed” means the structure, consisting of approximately 57,083 gross square feet further described in Exhibit A hereto.

“Rail Shed Redevelopment” has the meaning provided in Section 13.01(a) hereof.

“Recognized Mortgagee” means (i) initially, Commercial Lending II LLC, a Delaware limited liability company, and its successors and assigns, and (ii) any Institutional Lender (or the lead bank or agent, as the case may be, for purposes of administration of the loan) that then holds the permitted leasehold mortgage under Section 10.03 hereof, encumbering the Tenant’s leasehold estate created under this Lease and any affiliate or subsidiary thereof.

“Renewal Term” has the meaning provided in Section 2.03(a) hereof.

“Rent Commencement Date” has the meaning provided in Section 4.02(b) hereof.

“Rental” means all of the amounts payable by Tenant pursuant to this Lease, including, without limitation, the Base Rent, Additional Rental, Impositions, Maintenance Fee and any other sums, costs, expenses or deposits which Tenant is obligated, pursuant to any of the provisions of this Lease, to pay and/or deposit.

“Required Work” has the meaning provided in Section 13.01(a) hereof.

“Requirements” has the meaning provided in Section 14.01(b) hereof.

“Restore” means to repair, alter, restore, replace or rebuild following a casualty.

“Restoration” means repairs, alterations, restorations, replacements and rebuilding made necessary by a casualty.

“Second Renewal Term” has the meaning provided in Section 2.03(a) hereof.

“Second Renewal Term Expiration Date” has the meaning provided in Section 2.03(a) hereof.

“Senior Lender” has the meaning provided in the definition of “Depository” provided in Article 1 hereof.

“Sublease” has the meaning provided in Section 10.01(b)(vi) hereof.

“Substantially All of the Premises” has the meaning provided in Section 9.01(b) hereof.

“Substantial Completion” means the receipt of temporary certificates of occupancy issued by the New York City Department of Buildings for all the applicable Required Work or Optional Work.

“Subtenant” has the meaning provided in Section 10.01(b)(vii) hereof.

“Taking” has the meaning provided in Section 9.01(a) hereof.

“Tax(es)” means the real property taxes assessed and levied against the Premises, or any part thereof (or, if the Premises or any part thereof or the owner or occupant thereof is exempt from such real property taxes then the real property taxes assessed and which would be levied if not for such exemption), pursuant to the provisions of Chapter 58 of the Charter of New York City and Title 11, Chapter 2 of the Administrative Code of New York City, as the same may now or hereafter be amended, or any statute or ordinance in lieu thereof in whole or in part, provided, however, that Taxes shall in no event include any Impositions or any franchise, estate, inheritance, successor, capital levy, transfer, income, sales, excess profits or gains tax assessed, levied or imposed on Tenant, Tenant’s Affiliates, any operator or Subtenant.

“Temporary Taking” has the meaning provided in Section 9.03(a) hereof.

“Tenant” means Dairyland HP LLC and its successors; provided, however, that if this Lease and the leasehold estate hereby created are assigned in accordance with the terms hereof, then from and after the date of such assignment and until the next permitted assignment, the term “Tenant” shall mean the permitted assignee.

“Tenant’s Property” means all Trade Fixtures, furniture, furnishings, equipment and other personal property of Tenant or any sublessee under a sublease or any other occupant of any portion of the Premises, which includes, without limitation, any and all inventory, racking, shelving, cabling, antennae, free standing refrigerators and freezers, machinery, portable generators, communication equipment, security equipment and systems, data cabinets, hoist equipment, pallet jacks, scissor lifts, clamp trucks, wrapping machines, plug-in light fixtures, propane tanks, trash compactors, signs, desks, tables, movable partitions, vending machines, computer stations, printers, computer software and hardware, forklifts, and all other removable trade fixtures, furnishings and equipment, as now or may hereafter exist in or on any of the Improvements and which are owned by Tenant or any of its Affiliates or other sublessee or occupant and used or useful in the conduct of their respective businesses.

“Term” has the meaning provided in Section 2.03(a) hereof.

“Threshold Amount” shall mean Two Hundred and Fifty Thousand Dollars ($250,000) (subject to increase at the rate of 2% per annum, commencing as of the first anniversary of the Full Vacate Date).

“Trade Fixtures” means any trade fixtures, machinery, office, manufacturing, warehouse, refrigeration, food preparation, storage or packaging equipment, which are not necessary to the operation of the applicable Improvements as buildings, and as to which the removal of which will not cause damage to the Premises or render the item so removed inoperable or without significant value.

“Transfer” has the meaning provided in Section 10.01(b)(ix) hereof.

“Transferee” has the meaning provided in Section 10.01(b)(x) hereof.

“Work” has the meaning provided in Section 13.01 hereof.

ARTICLE 2

DEMISE OF PREMISES AND TERM OF LEASE

Section 2.01. Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following premises (the “Premises”): (i) beginning on the Commencement Date and until the Full Vacate Date, a portion of the Building, consisting of the Existing Space, together with the Rail Shed, and a portion of the Exterior Areas containing an area sufficient to meet all zoning, parking and other rules and ordinances applicable to the Premises under applicable Requirements in light of the Permitted Uses and expected employee density all as more particularly identified in Exhibit A-2 annexed hereto, and (ii) beginning on the Full Vacate Date, the entire Building consisting of approximately 176,406 rentable square feet, the Rail Shed, and all of the Exterior Areas, all as more particularly identified in Exhibit A-1 annexed hereto. Landlord leases the

Premises subject to the provisions of Article 6 (“Use”) and subject to the provisions of Section 24.02 hereof. There are no legally binding commitments from either party to revise the Premises as currently described herein (the “Present Premises”) however, at a future date Landlord and/or Lease Administrator and Tenant shall discuss in good faith (but without legal obligation) the possibility of excluding a portion of the Present Premises, and replacing such portion with an adjacent parcel, of equal size, outside of the Present Premises, subject to the approval of any Recognized Mortgagee.

TO HAVE AND TO HOLD unto Tenant, its permitted successors and assigns, for the term specified in Sections 2.02.

Section 2.02. Initial Term.

The initial fifteen (15) year term of this Lease (the “Initial Term”) shall commence and this Lease shall be effective on the Commencement Date and shall expire (i) at 11:59 p.m. on the last calendar day of the month in which the fifteenth (15th) anniversary of the Commencement Date shall occur, or (ii) upon such earlier date as this Lease may be terminated in accordance with the terms hereof (either, the “Initial Term Expiration Date”).

Section 2.03. Renewal Terms.

(a) Tenant shall have the following options to extend the term of this Lease on the terms and conditions contained herein: (i) for a period of ten (10) years (the “First Renewal Term”) commencing on the first day after the Initial Term Expiration Date and expiring at 11:59 p.m. on the day immediately preceding the twenty-fifth (25th) anniversary of the Commencement Date, or upon such earlier date as this Lease may be terminated in accordance with the terms hereof (either, the “First Renewal Term Expiration Date”); and (ii) for a period of ten (10) years (the “Second Renewal Term”) commencing on the first day after the First Renewal Term Expiration Date and expiring at 11:59 p.m. on the day immediately preceding the thirty-fifth (35th) anniversary of the Commencement Date, or upon such earlier date as this Lease may be terminated in accordance with the terms hereof (either, the “Second Renewal Term Expiration Date”) (references herein to “Expiration Date” shall mean the Initial Term Expiration Date, or if the First Renewal Term occurs, the First Renewal Term Expiration Date, or if the Second Renewal Term occurs, the Second Renewal Term Expiration Date as applicable; the First Renewal Term and Second Renewal Term shall each be referred to herein as a “Renewal Term”; the Initial Term, individually, or together with any applicable Renewal Term, is hereinafter collectively referred to as the “Term”).

(b) Tenant may exercise the options to extend the Term, as applicable, provided that (x) no Default has occurred with respect to which Landlord has delivered notice to Tenant (such notice being a “Noticed Default”) or (y) if such Default has occurred Tenant has cured such Default before the date specified in a Conditional Limitation Notice, only by giving written notice thereof to Landlord no earlier than twenty-four (24) months and no later than six (6) months prior to the scheduled expiration of the Initial Term and First Renewal Term, respectively (the “Renewal Notice”). Upon the due giving of any such notice, the Term shall be deemed extended for the period set forth in this Section for the applicable Renewal Term; provided, further, however, that (i) if a Noticed Default has occurred, either at the time Tenant gives Landlord a Renewal Notice, or at any time prior to or as of the commencement of such Renewal Term, such right of Tenant to the stated renewals shall not be deemed forfeited or waived, but rather shall be deemed suspended until Tenant has cured any such Noticed Default within the applicable cure periods provided in Section 22.01 and (ii) if an Event of Default by Tenant has occurred hereunder and Landlord has sent a Conditional Limitation Notice and Tenant gives a renewal notice, either at the time Tenant gives Landlord a Renewal Notice or at any time during the period prior to or as of the commencement of such Renewal Term, such notice to renew shall be deemed null and void and of no further force or effect. For avoidance of doubt, during the pendency of any alleged Noticed Default or Event of Default, but prior to any Conditional Limitation Notice, the obligation to deliver the Renewal Notice not later than six (6) months prior to the scheduled expiration of the Initial Term and First Renewal Term, respectively, shall be tolled to the extent necessary to allow Tenant a period of ten (10) business days after the cure or other satisfaction in writing of the alleged Notice Default or Event of Default, to give a Renewal Notice. Upon the due giving of any Renewal Notice, the Term shall be deemed extended for the period set forth in this Section for the applicable Renewal Term. In the event Tenant does not give the Renewal Notice as set forth above, the aforesaid option of Tenant shall be deemed to have been waived, null and void and of no further force or effect and Tenant shall have no further right to extend or renew the Term hereof.

Section 2.04. Tenant’s Right to Terminate for Pre-existing Conditions.

In the event that the clean up and remediation required as a result of Pre-existing Conditions would cost Tenant in excess of the proceeds made available pursuant to the Pollution/Environmental Liability Insurance required under Section 7.01(h) hereof, Tenant may, subject to the consent of any Recognized Mortgagee, elect to terminate this Lease without being deemed to be in default. In such event, the Lease shall expire on the termination date as set forth in such notice as if such date was the Expiration Date of this Lease and neither party shall have any further liability to the other hereunder except for any obligations or indemnities expressly stated to survive the expiration or termination of this Lease. Should any Recognized Mortgagee exist, any such termination without the prior written consent of such Recognized Mortgagee shall be void. Should Tenant elect not to terminate this Lease pursuant to this Section 2.04, Tenant shall be liable for the cost of any clean up and remediation work specified in Section 18.06 of this Lease.

Section 2.05. Month-to-Month Tenancy.

Notwithstanding anything in the foregoing to the contrary, if Tenant holds over after the termination of the Term, Tenant shall be deemed to be a month-to-month Tenant under Section 232-c of the New York Real Property Law and Tenant shall be obligated to pay monthly in advance, for the initial month during such holdover period, an amount equal to 105% of the last monthly payment of Base Rent payable during the Term, and for each succeeding month during the holdover period, an amount equal to 105% of the amount payable for each immediately preceding monthly period.

Section 2.06. Full Vacate Date

Landlord represents that as of the effective date of this Lease the only other direct tenant in the Building is R Best. It is anticipated that the Full Vacate Date shall occur on the next day following the scheduled expiration date of the R Best Lease (currently, May 31, 2013). Landlord agrees that it shall not enter into any renewal or extension of the term of the R Best Lease or otherwise grant any right to R Best or any other occupant any right or option to holdover or remain in its premises after the scheduled expiration date of May 31, 2013 or concede or waive any of its rights with respect thereto without the express prior written consent of Tenant in each instance, such consent to be granted or withheld by Tenant in its sole discretion. In the event that R Best or any party claiming by or through R Best or any other person shall holdover, Landlord agrees that it shall be obligated to use reasonable efforts to promptly and diligently seek to gain legal and physical possession of the applicable premises, including, to the fullest extent possible, the use of all appropriate summary and other legal proceedings to evict any such occupants remaining in the Building or on the Land as of or beyond June 1, 2013.

Section 2.07. Road Access

Landlord shall grant to Tenant a non-exclusive easement (as identified in Exhibit A hereto), providing access from the paved shared accessway in the Exterior Areas of the Premises to Food Center Drive.

ARTICLE 3

RIGHT OF FIRST OFFER

Section 3.01. Notice.

Prior to commencement of any competitive public process such as public auction or request for proposals (“RFP”) or other process for a sale of the Premises to an entity other than a public benefit corporation or local governmental or quasi-governmental development corporation, Landlord shall notify Tenant and any Recognized Mortgagee in writing (the “ROFO Notice”) of Landlord’s intent to commence such RFP or other process which ROFO Notice shall specify such conditions (the “Landlord’s Conditions”) as Landlord seeks to impose upon the sale and/or development and use of the Premises, which may include, without limitation, reasonable title requirements, reasonable minimum/maximum size of future development, reasonable design requirements or restrictions, reasonable operational limitations or requirements and/or reasonable use restrictions, provided that Tenant and its transferee(s) shall not be (i) precluded from operating and maintaining Improvements at least the size of the Improvements then existing at the Premises, or (ii) prohibited from using the Premises in connection with the Permitted Uses under this Lease. Such ROFO Notice shall also specifically request that Tenant respond to the ROFO Notice as set forth in Section 3.03 below.

Section 3.02. Right of First Offer.

Tenant shall have the right for thirty-five (35) days from receipt of the ROFO Notice (the “Exercise Period”) to exclusively negotiate with Landlord and agree on a term sheet (the “ROFO Term Sheet”), signed by both Landlord and Tenant, outlining the major parameters, including purchase price (the “ROFO Purchase Price”), of a contract of sale. During the Exercise Period, Landlord and Tenant shall negotiate in good faith the economic terms, including the ROFO Purchase Price, and other material terms and conditions upon which Tenant is prepared to purchase and Landlord is prepared to sell the Premises. At any time prior to the expiration of the Exercise Period, Tenant may send a written response (the “ROFO Response Notice”) stating; (i) Tenant’s election to purchase the Premises upon the mutually agreed terms contained in the ROFO Term Sheet, if applicable, or (ii) Tenant’s election to decline to purchase the Premises hereunder, or (iii) Tenant’s best offer to purchase the Premises (“Tenant’s Terms”), if Landlord and Tenant, despite good faith efforts, are unable to agree on a ROFO Term Sheet by mutual agreement as per clause (i) hereof (“Tenant’s Terms”),, including Tenant’s best offer for a purchase price (“Tenant’s Offer Price”). If Tenant elects to purchase the Premises as described above, the ROFO Response Notice shall not be effective unless an earnest money deposit is delivered to an agreed escrow agent in an amount equal to five percent (5%) of the ROFO Purchase Price not later than three (3) business days after delivery of the ROFO Response Notice.

Should Tenant fail to send the ROFO Response Notice prior to the expiration of the Exercise Period, such failure shall be deemed a waiver of Tenant’s option to purchase the Premises. Should Landlord and Tenant, despite good faith efforts, fail to mutually agree to a ROFO Term Sheet prior to the expiration of the Exercise Period, Landlord may pursue a sale of the Premises to a third party pursuant to the terms of Section 3.04 herein. Notwithstanding anything to the contrary herein, Landlord is under no obligation to accept Tenant’s Terms or Tenant’s Offer Price and may, in the event that a ROFO Response Notice described in clause (iii) of this Section 3.02 is sent, pursue a sale of the Premises to a third party pursuant to the terms of Section 3.04 herein.

Section 3.03. Deposit; Closing.

If Tenant elects to purchase the Premises pursuant to agreed terms under clause (i) of Section 3.02 above or clause (iii) of Section 3.02 above if same have been accepted by Landlord as per Section 3.04 below, Landlord and Tenant shall endeavor in good faith to enter into a contract of sale, based on such agreed terms and fix, as applicable, a closing date pursuant to the ROFO Response Notice, which must be a business day no later than ninety (90) days following the later of (A) Tenant’s delivery of the ROFO Response Notice to Landlord, and (B) the date that Landlord advises Tenant in writing that it has obtained all required public approvals for the disposition of the Premises to Tenant (the “Closing Date” as the same may be extended by mutual written agreement of the parties thereto). If the Closing Date is not within one hundred twenty (120) days following the date Landlord advises Tenant in writing that it has obtained all required public approvals for the disposition of the Premises to Tenant, as a result of a breach or default by Tenant under the contact of sale, Tenant’s rights with respect to the acquisition of the Premises hereunder shall terminate. If Tenant defaults beyond any notice and cure period in the applicable contract in its obligation to close (and Landlord is not also in default), then the deposit shall be retained by Landlord. If Landlord declines Tenant’s offer to purchase the Premises or fails to convey title in accordance with this Section for reasons other than the default of Tenant or the failure to obtain all required public approvals for the disposition of the Premises to Tenant, then the deposit shall be returned to Tenant or, at Tenant’s option, Tenant may seek specific performance. If the closing of the transfer occurs, the deposit shall be applied to the purchase price.

Section 3.04. Third-Party Sales.

If Tenant makes an offer under clause (iii) of Section 3.02 above, Landlord shall notify Tenant in writing within thirty (30) days of delivery of ROFO Response Notice, whether or not Landlord will accept Tenant’s offer. If (i) Landlord and Tenant fail to close by the Closing Date (for reasons other than a delay caused by Landlord), (ii) Tenant declines to purchase the Premises under clause (ii) of Section 3.02 above, or (iii) Landlord rejects Tenant’s Terms should Tenant elect to send a ROFO Response Notice pursuant to clause (iii) of Section 3.02 above, then Landlord shall have the right to sell the Premises as set forth herein and shall have a period of three (3) years from the end of the Exercise Period to enter into a contract of sale with any bona fide purchaser to acquire the Premises subject to the Landlord’s Conditions, and an additional six (6) months from execution of a contract of sale to close the sales transaction, at a purchase price of no less than one hundred percent (100%) of the ROFO Purchase Price (or Tenant’s Offer Price in the event that Tenant has sent a ROFO Response Notice pursuant to clause (iii) of Section 3.02 above). If Landlord wishes to accept a third party offer at a price less than one hundred percent (100%) of the then-current ROFO Purchase Price (or Tenant’s Offer Price in the event that Tenant has sent a ROFO Response Notice pursuant to clause (iii) of Section 3.02 above), then Landlord will give Tenant a “last look” for ninety (90) days from the date of notice (the “Last Look Notice”) given by Landlord to Tenant of such potential acceptance of offer (which notice shall include the third party purchase price) to agree in writing to purchase at the price offered by the third party and upon the terms and conditions that Landlord is willing to accept (such response being the “Last Look Response”), and if so, the terms and conditions set forth in Section 3.03 above shall apply as if the Last Look Response were the ROFO Response Notice therein. In the event such contract of sale is not executed with a bona fide purchaser with respect to the Premises pursuant to this Section 3.04 within three (3) years of Landlord’s receipt of the ROFO Response Notice or in the event the contract of sale with such bona fide purchaser is executed but does not close within six (6) months of the date of contract execution, then Landlord shall not enter into any such agreement with a third party, close under any contract for sale for the Premises or commence a new RFP or other process for a sale bidding with respect to such Premises without once again proceeding in accordance with Article 3 above.

Section 3.05. Time of the Essence.

Time is of the essence with respect to the performance by each of Landlord and Tenant of its obligations and covenants under this Article 3.

Section 3.06. Termination.

Tenant’s rights under this Section shall forever and permanently terminate upon the expiration or termination of this Lease, or upon the sale of the Premises to a bona-fide third party in accordance with the terms of this Article 3.

Section 3.07. No Assignment of Right of First Offer.

Notwithstanding anything in this Lease to the contrary, the rights contained in this Article 3 shall not be transferable to any Assignee, and shall be limited to and only exercisable by Dairyland HP LLC, Dairyland, or an Affiliate of Dairyland HP LLC or Dairyland.

Section 3.08. Separate Tax Lots and Assessments/Non-Disturbance

Prior to any conveyance of the Premises or any portion thereof to an entity other than a public benefit corporation or local governmental or quasi-governmental development corporation, pursuant to the terms set forth herein or otherwise, the Landlord shall obtain a separate tax lot for the Premises so that the Premises hereunder are taxed and assessed separately and apart from any other premises. Additionally, in the event that a mortgage on the fee estate underlying the Premises shall be made by the Landlord, the holder of such a mortgage shall enter into a non-disturbance agreement with the Tenant and the Recognized Mortgagee, whereby it is agreed that the Tenant and any other tenant under any of the foregoing shall not be joined as a party defendant in any foreclosure action which may be instituted by any such mortgagee by reason of a default under such fee mortgage and furthermore that the Lease shall not terminate by reason thereof and that upon any such foreclosure the fee mortgagee shall assume the obligations of the Landlord under the Lease. The Landlord shall deliver a copy of said non-disturbance agreement in form and content satisfactory to the Recognized Mortgagee upon its execution.

ARTICLE 4

RENT

Section 4.01. Base Rent.

(a) Determination of Base Rent.

(i) Base Rent shall be equal to (x) for the period prior to the Full Vacate Date, Six Dollars ($6) per annum per rentable square foot of the Premises multiplied by the rentable square feet occupied by Tenant on the Commencement Date, and (y) thereafter, Seven Dollars and Fifty Cents ($7.50) per annum per rentable square foot of the Premises multiplied by the rentable square feet occupied by Tenant as of the Full Vacate Date.

(ii) Base Rent shall increase annually by Two Percent (2%) per annum during the Initial Term, commencing on the first anniversary of the Full Vacate Date.

(iii) If Tenant performs the Optional Work (as defined in Section 13.01(b)) and expands the footprint and rentable square feet of the Building (the “Building Expansion”), then Base Rent shall be increased by an amount equal to the Base Rent for the Premises (as then escalated under clause (a)(ii) above) multiplied by the rentable square feet of the Building Expansion, as the case may be.

(b) Condemnation Base Rent Adjustment. Base Rent shall be adjusted in the event of a Partial Taking (other than a Temporary Taking) as provided in Section 9.02(b)(i) hereof.

(c) Renewal Term Base Rent.

(i) First Renewal Term. Base rent for the First Renewal Term shall be equal to the Base Rent for the last year during the Initial Term increased by Two Percent (2%). Thereafter, Base Rent shall increase annually by Two Percent (2%) per annum during the First Renewal Term; and

(ii) Second Renewal Term. Base rent for the Second Renewal Term shall be equal to the Base Rent for the last year during the First Renewal Term increased by Five Percent (5%). Base rent will increase annually by Two Percent (2%) per annum commencing on the first anniversary of the Second Renewal Term.

Section 4.02. Payments of Rental.

(a) Base Rent. Base Rent shall be paid in equal monthly installments, payable in advance beginning on the Rent Commencement Date and thereafter on the first day of each calendar month.

(b) Rent Commencement Date. “Rent Commencement Date” shall mean:

(i) with respect to the Existing Space, two (2) months after the Commencement Date;

(ii) with respect to the portions of the existing Building that are outside the Existing Space, six (6) months after the Full Vacate Date;

(iii) with respect to the Rail Shed, the earlier of one (1) year after Substantial Completion of the Rail Shed Redevelopment or twenty-four (24) months after the Commencement Date;

(iv) with respect to any Building Expansion, eighteen (18) months after Substantial Completion of the applicable Optional Work.

(c) Prorations of Base Rent. Monthly installments of Base Rent which are due for any period of less than a full month shall be appropriately apportioned on the basis of the number of calendar days in such month.

(d) Rental. Unless otherwise specified in this Article 4, all Rental (other than Base Rent and Maintenance Fee) payable under this Lease shall be paid in full by Tenant not later than ten (10) Business Days following Tenant’s receipt of written demand therefor by Landlord or EDC.

(e) Manner and Place of Payment. Commencing on the Commencement Date and thereafter all payments of Base Rent and other Rental hereunder shall be paid to Landlord (or, in the case of Impositions, to such other Person as required by the rules and regulations governing payment thereof) when the same shall become due and payable as provided herein, without notice or demand (except as otherwise provided herein), by check (or by certified check where such payment is called for herein) drawn on an account maintained with a bank that is a member of the New York Clearing House Association (or any successor entity with similar functions), payable to the order of Apple Industrial Development Corp., at the following address:

Apple Industrial Development Corp.

P.O. Box 029188

Brooklyn, New York 11202

or to the order of such other entity, or at such other address as Landlord or Lease Administrator may designate in writing in accordance with the notice provisions hereof. All payments hereunder by Tenant shall be denominated in United States Dollars, which shall be the currency of account for all purposes. Impositions, if any, shall be payable in the form and to the location provided by rules and regulations governing the payment thereof.

(f) Rent Abatement. Tenant shall receive rent abatements with respect to the Building and Rail Shed at two different periods. The first rent abatement will be for a six (6) month period starting on the second anniversary of the Full Vacate Date. The second rent abatement will be for six (6) months starting on the fifth anniversary of the Full Vacate Date.

Section 4.03. Hunts Point Maintenance Fee. Commencing on the Commencement Date and on each anniversary thereafter for the Term of the Lease, Tenant shall pay to Landlord an annual fee equal to twenty eight cents ($0.28) per rentable square foot of the Premises (as existing on such date) (the “Maintenance Fee”), which Maintenance Fee shall not be subject to increase at any time during the Term, including any Renewal Term. Any Maintenance Fee which is due for any period of less than a full calendar year shall be appropriately apportioned. Such fee, together with other similar fees paid by other tenants within the Hunts Point Food Distribution Center, shall be held by Landlord in a separate fund (the “Improvement Fund”) and shall be used solely for maintenance of common area improvements within the Hunts Point Food Distribution Center, including but not limited to, sidewalks, specialty lights and signage, greenway elements (street furniture, paving, lighting and landscaping), freight rail lines, bulkhead and public art.

Section 4.04. Intentionally Omitted.

Section 4.05. Intentionally Omitted.

Section 4.06. Net Lease.

Except as provided in Section 5.05 of this Lease or as otherwise expressly provided elsewhere in this Lease, Rental shall be absolutely net to Landlord without any abatement, diminution, reduction, deduction, counterclaim, credit, setoff or offset whatsoever (except as may be required in any proceeding where the right to assert any claim against Landlord would be extinguished unless a counterclaim, set off, or deduction is asserted in such proceeding) so that each Lease Year of the Term shall yield, net to Landlord, all Rental. Tenant shall pay all costs, expenses and charges of every kind relating to the Premises that may arise or become due or payable during or after (but attributable to a period falling within) the Term in the manner required by the Lease.

Section 4.07. Intentionally Omitted.

Section 4.08. Late Charges.

If (a) any payment of Rental, or any other payment hereunder, is not received by Landlord within ten (10) days after the day on which it first becomes due, or (b) Landlord has made a payment required to be made by Tenant hereunder after Tenant’s failure to do so beyond the expiration of any applicable notice and cure period, then a late charge (the “Late Fee”) on the sums so overdue or paid by Landlord, calculated at the rate of two per cent (2%) per month (the “Late Charge Rate”) from the date such Rental first becomes due or the date of payment by Landlord, as the case may be, to the date on which actual payment of such sums is received by Landlord, shall become due and payable to Landlord as liquidated damages for the administrative costs and expenses incurred by Landlord by reason of Tenant’s failure to make payment on or before the dates such payments are due, provided that, notwithstanding the foregoing, with respect to the first late payment of Base Rent in any Lease Year, such Late Fee shall not be imposed unless Tenant fails to make the applicable payment with five (5) days after notice from Landlord. Subject to all other provisions of this Lease, Tenant shall pay Landlord, within ten (10) days after demand, which may be made from time to time, all late charges. No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay late charges shall constitute a waiver by Landlord of its right to enforce the provisions of this Section

4.08 in any instance thereafter occurring. The provisions of this Section 4.08 shall not be construed in any way to extend the grace periods or notice periods provided for in Article 22 hereof.

ARTICLE 5

IMPOSITIONS

Section 5.01. Payment of Impositions.

(a) Obligation to Pay Impositions.

(i) Tenant shall pay, in the manner provided below, all Impositions that may be owed with respect to (i) the Premises, (ii) the sidewalks or streets adjacent to the Building, (iii) any vault, passageway or space in, over or under such sidewalk or street, (iv) any other appurtenances of the Building, (v) the Premises, (vi) any personal property or other facility used in the operation of the Premises, or (vii) the Rental (or any portion thereof) or any other amount payable by Tenant hereunder, or (viii) any document to which Tenant is a party creating or transferring an interest or estate in all or any part of the Premises, or (ix) the use and occupancy of the Premises, or (x) this transaction, provided that such Impositions shall not include real property taxes or any payment which may reasonably be deemed to be in lieu of or as a substitute (in whole or in part) or surrogate for real property taxes.

(b) Definition. “Imposition” or “Impositions” means:

(i) special assessments (including, without limitation, any special assessments for or imposed by any business improvement district or by any special assessment district) other than Taxes,

(ii) personal property taxes,

(iii) occupancy and rent taxes,

(iv) intentionally omitted,

(v) excises,

(vi) levies,

(vii) license and permit fees,

(viii) except for Taxes, any other governmental levies, fees, rents, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter enacted, of any kind whatsoever, and

(ix) any fines, penalties and other similar governmental charges applicable to the foregoing, together with any interest or costs with respect to the foregoing, excluding therefrom any such fines, penalties or charges which may be imposed to the extent resulting from Landlord’s acts or omissions in its proprietary capacity only.

(x) service charges with respect to police protection, fire protection, street and highway construction, maintenance and lighting, and sanitation and water supply which affect the Premises and are generally applicable to all commercial buildings in the area surrounding the Premises.

(c) Payments of Impositions.

(i) Subject to the provisions of Section 33.01 hereof, Tenant shall pay to the appropriate regulatory authority or agency each Imposition or installment thereof not later than the date the same may be paid without interest or penalty. However, if by law, at Tenant’s option, any Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the Imposition in such installments and shall be responsible for the payment of such installments when due with such interest as may be required by law.

(ii) If Tenant twice fails within any twenty-four (24) month period to make any payment of an Imposition (or installment thereof) on or before the date due, Tenant shall, at Landlord’s request, and notwithstanding (c)(i) above, pay all Impositions or installments thereof thereafter payable by Tenant not later than ten (10) days before the due date thereof. However, if Tenant thereafter makes all such payments as required in this paragraph (ii) for twenty-four consecutive months without failure, the Imposition payment date in (c)(i) above shall again become applicable, unless and until there are two further failures. Nothing in this paragraph shall be construed to limit Landlord’s remedies as set forth elsewhere in this Lease, or at law or in equity upon failure by Tenant to timely pay any Imposition.

Section 5.02. Evidence of Payment.

Tenant shall furnish Landlord, within thirty (30) days after the date when an Imposition is due and payable, official receipts of the appropriate taxing authority or other proof reasonably satisfactory to Landlord, evidencing the payment thereof.

Section 5.03. Evidence of Non-Payment.

Any certificate, advice or bill of the appropriate official designated by law to make or issue the same (or to receive payment of any Imposition) asserting non-payment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time or date of the making or issuance of such certificate, advice or bill.

Section 5.04. Apportionment of Imposition.

Any Imposition relating to a fiscal period of the taxing authority, a part of which fiscal period is included within the Term and a part of which is included in a period of time after the Expiration Date, shall be apportioned pro rata between Landlord and Tenant as of the Expiration Date (unless the Expiration Date has occurred as a result of an Event of Default, in which case Tenant shall not be entitled to an apportionment except for the purpose of applying such amount as a credit pursuant to Section 22.03(b) hereof).

Section 5.05. Taxes.

Provided the City shall be Landlord, Landlord shall pay, cancel, or otherwise satisfy and discharge of record any and all Taxes on or before the due date thereof (which may be by bookkeeping entry, interdepartmental direction or other manner or procedure selected by Landlord). If the City shall cease to be Landlord, prior to any conveyance of the Premises, the Landlord shall have obtained a separate tax lot for the Premises so that the Premises are taxed and assessed separately from any other premises and any new Landlord shall pay any and all Taxes on or before the due date thereof, it being understood that under no circumstances shall Tenant be responsible for the payment of Taxes. If Landlord shall have failed to pay or discharge the Taxes as required hereunder and Tenant shall not have timely commenced a proceeding to contest the same as provided in Section 33.01 hereof, or if Tenant shall have timely commenced such a proceeding to contest the Taxes but failure to pay the Taxes during the pendency of such proceeding will or is reasonably likely to result in the imminent loss or forfeiture of the Premises and the termination of Tenant’s interest under this Lease or Tenant would or is reasonably likely by reason thereof be subject to any civil or criminal penalty or liability, then Tenant may pay such unpaid Taxes together with any interest or penalties thereon and deduct such payment from the next Rental due, with interest until repaid or credited in full at the rate (the “City’s Payment Rate”) which is the lesser of the New York City Department of Finance Penalty Rate (18%) or the interest rate specified in Section 3-a(1) of the General Municipal Law of the State of New York, as it may be amended from time to time.

Section 5.06. Landlord’s Cooperation in Securing Tax Abatement.

Landlord and Lease Administrator shall cooperate with Tenant in obtaining for Tenant the benefit of all City and State of New York incentive or abatement programs available to Tenant, including any with respect to real estate or leasehold occupancy taxes, empire and empowerment zones, sales and use taxes on materials, machinery and equipment incorporated at the Premises, employee hiring and payroll and the like.

Section 5.07. Intentionally Omitted.

Section 5.08. Survival.

The provisions of this Article 5 shall survive any termination of this Lease.

ARTICLE 6

USE AND DEVELOPMENT OF PREMISES

Section 6.01. Permitted Uses. Tenant shall use and occupy the Premises for the purpose of receiving, processing, packaging, preparation, storage, sale and distribution of fresh, frozen, processed and/or prepared produce and food products and related inventory and equipment in connection with Tenant’s and its Affiliates’ business, and related administrative functions, including ancillary office use and related truck parking and maintenance (each a

“Permitted Use” and, collectively, the “Permitted Uses”). Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, any reasonable restrictions on use as Landlord may from time to time adopt, provided same do not materially interfere with Tenant’s Permitted Uses. Notice of any additional restrictions shall be given at least thirty (30) days in advance of the date such restriction is proposed to become effective. Notwithstanding anything contained in this Section to the contrary, Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. In addition to the foregoing, Tenant shall be entitled to exclusive signage rights on the Land, including free-standing, billboard or pylon signage and signage on the exterior façade and/or roof of the Building and/or Rail Shed. Tenant shall be permitted to install the maximum signage permitted under applicable Laws, provided same comply with applicable Requirements, including, but not limited to, those of the Public Design Commission of the City of New York, and provided that such signage contain no noxious content and/or content that is political in nature, and Landlord shall not take or permit any action to diminish Tenant’s signage rights hereunder as to size, height, location or the like.

Section 6.02. Requirements for Conduct of Business Tenant acknowledges that the Building and the Premises are part of a “public market” under § 260 et seq. of the New York Agriculture and Markets Law and of a “public wholesale market” under § 22-251(h) of the New York Administrative Code. Tenant further acknowledges and agrees that it shall comply with the requirements as required pursuant to the general provisions of Article 14 hereof.

Section 6.03. Unlawful Use; No Representation of Landlord.

(a) During the Term, Tenant shall not use or occupy the Premises or any part thereof (or permit anyone claiming by, through, or under Tenant to use or occupy the Premises, or any part thereof) to be used or occupied, for any unlawful, illegal, or hazardous business, use or purpose or in any way in violation of any of the Requirements, any certificate of completion or occupancy affecting the Premises or this Lease or in such manner as may make void or voidable any insurance then in force with respect to the Premises, the Building or the Premises. Immediately upon the discovery of any such unlawful, illegal or hazardous business, use or purpose, Tenant shall take all necessary steps, legal and equitable, to compel the discontinuance thereof. Tenant shall not keep anything in the Premises which may cause or be apt to cause structural injury to the Premises or any part thereof, or as will constitute a public or private nuisance, or anything except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to make it difficult or impossible to obtain fire insurance for the Premises or increase the rate for fire insurance applicable to the Building, nor, prior to the Full Vacate Date, use the Premises in a manner which will increase the insurance rate for the Building or any property located therein over that otherwise in effect. If by reason of Tenant’s failure to comply with the foregoing the fire insurance rate shall, at any time prior to the Full Vacate Date, be higher than it otherwise would be, then Tenant shall be obligated to pay such additional cost which shall have been charged because of such failure by Tenant.

(b) Any installation on any floor of the Premises shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

(c) Tenant shall use its best efforts, at Tenant’s expense, to contain any noxious odors that may arise from Tenant’s use of the Premises in accordance with this Section.

(d) Any installation on or activity conducted at the Premises shall incorporate advances in the art of noise control and odor control, as applicable, developed for the kind and level of noise or odor, as applicable, emitted or produced by such installations or activity, all in accordance with or required by any applicable regulations issued by the New York City Department of Environmental Protection of the City, or its successor, or any other relevant agency or authority.

(e) Landlord represents that the Building and the Premises are part of a “public market” under § 260 et seq. of the New York Agriculture and Markets Law and of a “public wholesale market” under § 22-251(h) of the New York Administrative Code and that the Permitted Use is a valid public market use under applicable law. Landlord makes no representation as to the legality of the actual or intended particular manner of the use of the Premises by Tenant. If any use or proposed use is determined to be illegal by a court of competent jurisdiction or an administrative law judge, Tenant agrees that neither Landlord nor Administrator nor any of their respective agents, officers and employees, or any person whatsoever, shall be liable for any damages arising out of or related to such illegal use or proposed use.

ARTICLE 7

INSURANCE

Section 7.01. Insurance Requirements. At all times during the Term, Tenant, at its sole cost and expense, shall carry and maintain in full force and effect, or cause to be carried and maintained in full force and effect, insurance coverage of the following types or insuring the described risks and in the minimum limits set forth below. For clarification, notwithstanding any reference to the “Premises” hereinbelow, prior to the Full Vacate Date, nothing herein shall make Tenant responsible to carry insurance covering any damage to any portion of the Land, Building (or components thereof) or Exterior Areas not yet demised to Tenant hereunder or which are otherwise reserved to Landlord to maintain, repair or restore.

(a) Liability Insurance. Commercial General Liability insurance protecting against all liability with respect to the Premises and the operations related thereto, whether conducted on or off the Premises, for bodily injury, death, personal injury and property damage, in an amount not less than Five Million Dollars ($5,000,000) per occurrence and in the aggregate, and designating Tenant as “named insured,” and Guarantor, Landlord, Lease Administrator and Apple as “additional insureds.” If during any year, it appears that the amount of liability resulting from insured occurrences may exceed any annual aggregate applicable to the insurance required by this subsection, Tenant shall procure and maintain for the remainder of such year insurance against future-arising claims that satisfy the requirements of this subsection in all respects, including required amounts. The Commercial General Liability Insurance required hereby shall:

(i) include a broad form property damage liability endorsement with fire legal liability limit of not less than One Hundred Thousand Dollars ($100,000) subject to adjustment for inflation;

(ii) contain blanket contractual liability insurance covering written contractual liability, and specifically covering Tenant’s indemnification obligations under Article 18 hereof;

(iii) contain independent contractors coverage;

(iv) contain a thirty (30) day notice of cancellation or non-renewal clause, specifically requiring notice of cancellation or non-renewal for non-payment of premium, and for any material reduction in coverage;

(v) contain an unintentional errors and omissions clause;

(vi) contain coverage for suits arising from the use of reasonable force to protect persons and property;

(vii) contain a cross liability endorsement;

(viii) contain no exclusion for Water Damage or Sprinkler Leakage Legal Liability or any other hazard customarily covered by such insurance.

(ix) contain no exclusions, except as specifically authorized herein, and contain no deductibles unless specifically approved in each instance by Landlord.

(b) Property and Other Insurance. Insurance protecting Tenant and Landlord against loss of or damage to the Premises by fire and all other risks of physical loss or damage now or hereafter embraced by extended coverage and an “All Risk” endorsement in the broad form, in the amount of the full Replacement Value of the Premises (without depreciation or obsolescence clause). Such insurance shall designate the Recognized Mortgagee, or if none exists, the Lease Administrator as loss payee and shall include the following coverages and clauses:

(i) if not otherwise included within the “All Risk” coverage specified above, coverage against damage by explosion caused by steam pressure-fired vessels, by earthquake and/or by hurricane;

(ii) contingent liability from operation of building laws;

(iii) demolition cost for undamaged portion coverage;

(iv) provision for a deductible of not more than Two Hundred Fifty Thousand Dollars ($250,000) per loss (One Hundred Thousand Dollars ($100,000) for demolition);

(v) increased cost of construction coverage specifying that the proceeds of such insurance shall be available to pay all costs of demolition (for which a sublimit in a fixed dollar amount, to be agreed upon by Landlord and Tenant from time to time, shall be set, and failing such agreement, in an amount to which a licensed architect or engineer issues a written certification or opinion to Landlord and Tenant that in its professional judgment is adequate to cover all demolition costs), including the costs of debris removal, grading and fencing and all increased costs of construction in the event that any insured hazard results in a loss;

(vi) an agreed or stipulated amount endorsement negating any co-insurance requirements;

(vii) flood coverage to the maximum extent available under the National Flood Insurance Act of 1968, as amended, with a sublimit of not less than ten percent (10%) of the value of the Improvements; and

(viii) no exclusions unless approved in writing by Landlord or Lease Administrator, which approval shall not be unreasonably withheld or delayed.

If Tenant elects to insure Tenant’s Trade Fixtures and other personal property used in connection with the Premises, the Replacement Value shall be increased in the amount of such personal property, and payments on Tenant’s claims for loss of Tenant’s Property shall be paid to Tenant after notice to Lease Administrator.

(c) Business Interruption Insurance. Business Interruption Insurance insuring Annual Base Rent and Construction Period Deferred Rent payable by Tenant under this Lease in an amount at least equal to the aggregate amount of Annual Base Rent and Construction Period Deferred Rent payable for a period of not less than two (2) Lease Years.

(d) Statutory Workers’ Compensation and Disability Benefits Insurance. Statutory Workers’ Compensation, and New York Disability Benefits Insurance, in statutory amounts, as required by applicable law, and any other insurance required by law covering all persons employed by Tenant, contractors, subcontractors, or any entity performing work on or for the Premises, including Employers’ Liability coverage in an amount not less than $1,000,000.

(e) Boiler and Machinery Insurance. Boiler and Machinery Insurance, covering all boilers, unfired pressure vessels, air conditioning equipment, elevators, piping and wiring, located on any portion of the Premises, whether or not same is a Trade Fixture, all steam, mechanical and electrical equipment, including, without limitation, in all its applicable forms, including Broad Form, extra expense and loss of use in an amount not less than the full replacement cost of such equipment, and which shall designate Guarantor, Landlord and Lease Administrator as additional insureds.

(f) Automobile Liability Insurance. Automobile Liability insurance covering owned and non-owned vehicles with limits as reasonably designated by Landlord from time to time but in any event with limits of not less than Three Million Dollars ($3,000,000) combined single limit per occurrence with respect to personal and bodily injury, death and property damage and which shall designate Guarantor, Landlord and Lease Administrator as additional insureds.

(g) Construction Insurance. From the commencement of Construction Work required in connection with the Tenant’s Work, and from the commencement of any other Construction Work, Tenant shall carry or cause to be carried by the applicable contractor, and maintain in full force and effect until Final Completion of such Construction Work, Construction Insurance in the broadest form reasonably available in an amount not less than Two Million Dollars ($2,000,000) combined single limit/Five Million Dollars ($5,000,000) annual aggregate for bodily injury and property damage protecting Tenant, Landlord, Lease Administrator, Apple and the general contractor against all insurable legal liability claims resulting from Construction Work being performed by or for general contractors and subcontractors engaged to work on the Premises. Without limiting the generality of the foregoing, the following coverages shall be provided:

(i) Automobile liability insurance in an amount not less than One Million Dollars ($1,000,000) covering any automobile or other motor vehicle used in connection with Construction Work being performed on or for the Premises.

(ii) Products Liability/Completed Operations coverage;

(iii) a broad form property damage endorsement;

(iv) explosion, collapse and underground property damage coverage;

(v) independent contractors coverage;

(vi) blanket contractual liability covering written and oral contractual liability, and specifically covering Tenant’s indemnification obligations under Article 18 hereof;

(vii) specific contractual liability specifically covering any indemnification obligation of Tenant under this Lease in favor of Landlord, Lease Administrator and Apple;

(viii) an endorsement providing that excavation and foundation work are covered and that the “XCU exclusions” have been deleted;

(ix) no exclusions other than those included in the basic forms described unless approved by Lease Administrator;

(x) Builder’s Risk Insurance (standard “All Risk”) written on a completed value (non-reporting) basis, insuring Tenant, Landlord, Lease Administrator, Apple, the general contractor or construction manager, if any, and all subcontractors employed by Tenant or the general contractor or construction manager, if any, as their respective interests may appear. Such insurance policy (1) shall contain a written acknowledgment by the insurance company that its right of subrogation has been waived with respect to all of the named insureds and additional insureds in such policy and an endorsement stating that “permission is granted to complete and occupy”, and (2) if any off-site storage location is used, shall cover, for full insurable value, all materials and equipment at any off-site storage location intended, or while in transit, for use with respect to the Premises; and

(xi) Statutory Worker’s Compensation, Employer’s Liability, New York State Disability Benefits and other statutory forms of insurance in form and limits as required by law covering all persons employed by Tenant. Tenant shall also require any and all of its contractors and subcontractors to maintain such Worker’s Compensation, Employers Liability, New York State Disability Benefits and other statutory forms of insurance in form and limits as required by law covering all persons employed by them, as the case may be; it being understood and agreed that, with respect to Worker’s Compensation, Landlord shall not be named or identified as an additional insured.

(xii) Pollution/Environmental Liability Insurance covering bodily injury and property damage, including loss of use of damaged property or property that has not been physically injured, which in any event shall not be less than three million dollars ($3,000,000) per occurrence unless otherwise approved in writing by Landlord which approval will not be unreasonably withheld, conditioned or delayed. Such insurance shall provide coverage for actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of pollutants (including, without limitation, any Hazardous Substances ) in violation of applicable environmental laws, including any loss, cost or expense incurred as a result of any cleanup of pollutants (including, without limitation, any Hazardous Substances) or in the investigation, settlement or defense of any claim, suit or proceeding against Landlord, Lease Administrator and/or Apple arising from the activities and operations under this Lease. Such insurance shall name Guarantor, Landlord, Lease Administrator and Apple as additional insureds on a primary and non-contributory basis. Subject to the provisions of Section 7.07 herein, Landlord reserves the right, based upon its reasonable evaluation of the risk and exposures from the proposed

Improvements or Work and/or during work on such to require an additional increase in the amount of the minimum limits of the Pollution/Environmental Liability Insurance as warranted by the risk and exposure. The insurance coverage required in this Section 7.01(g)(xii) is not intended to be duplicative of that required in Section 7.01(h). Coverage must not exclude transport of Hazardous Substances to and from the Premises and all related events which may occur at the Premises.

(h) Pollution/Environmental Liability Insurance. Tenant shall maintain Pollution Environmental Liability Insurance covering the following two distinct and separate risks and coverages:

(i) The risk associated with any loss, cost, claims, causes of action, damages and remediation obligations imposed by any Governmental Authority which may arise as a result of any environmental condition at the Premises that is unknown as of on the Commencement Date. Coverage shall be procured by Tenant with a policy limit of Three Million ($3,000,000.00) Dollars and provide coverage to the maximum extent readily available for a continuous coverage period of at lease five (5) years beginning on the Full Vacate Date, and at least an additional five (5) years beginning on the date on which construction of any of the Optional Work commences. The policy shall include coverage for any clean up or other environmental remediation program required by applicable law in light of the commercial use of the Premises for the Permitted Uses.

(ii) The risk associated with any actual, alleged, or threatened emission, discharge, dispersal, seepage, release or escape of pollutants (including, without limitation, any Hazardous Substances in violation of applicable Environmental Laws) or in the investigation, settlement or defense of any claim, suit or proceeding against any of the additional insureds arising out of or in connection with Tenant’s use or occupancy of the Premises as referred to in this Section 7.01(h) and transport to and from the Premises. Such coverage shall be procured by Tenant with a policy limit of Three Million ($3000,000.00) Dollars.

The policy for the two coverages prescribed above shall name Guarantor, Recognized Mortgagee, the City, Landlord, Apple and any other Lease Administrator as additional insureds, and both of said coverages shall be on a primary and non-contributory basis. Coverage (ii) of this Section 7.01(h), in so far as they relate to bodily injury and property damage and clean up shall apply to both on and off the Premises and shall include, without limitation, coverage for improper or inadequate: (i) environmental management practices by or on behalf of Tenant or Subtenants in violation of applicable law; (ii) storage of chemicals and Hazardous Substances; and (iii) loading, unloading, transportation, and/or off-site disposal of Hazardous Substances. Coverage must not exclude transportation (owned and non-owned vehicles) of the Hazardous Materials to and from the Premises and all related events which may occur in the Premises.

Section 7.02. Cooperation in Collection of Proceeds.

Tenant and Landlord shall cooperate with each other in good faith in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments as may be required of Tenant or Landlord, respectively, for the purpose of obtaining the recovery of any such insurance moneys.

Section 7.03. General Requirements Applicable to Policies.

(a) Insurance Companies. All of the insurance policies required by this Article shall be procured from companies licensed or authorized to do business in the State of New York that have a rating in the latest edition of “Best’s Key Rating Guide” of “A-:VII” or better or another comparable rating reasonably acceptable to Landlord or Lease Administrator.

(b) Term. Tenant shall procure policies for all insurance required by this Lease for periods of not less than one (1) year and shall keep and maintain such insurance at all times during the Term. Tenant shall provide Landlord evidence of renewals thereof from time to time and as soon as is practicable.

(c) Waiver of Subrogation. All policies of insurance required under this Lease (except for the Statutory Coverages required by Section 7.01(d) hereof) shall include a waiver of the right of subrogation with respect to all the named insureds and additional insureds.

(d) Required Insurance Policy Clauses. Each policy of insurance required to be carried pursuant to the provisions of this Article shall contain (i) a provision that no act or omission of Tenant, including, without limitation, any use or occupation of the Premises for any purpose or purposes more hazardous than those permitted by the policy, shall invalidate the policy or affect or limit the obligation of the insurance company to pay the amount of any loss sustained by Landlord, Lease Administrator or Apple, (ii) an agreement by the insurer that such policy shall not be cancelled, materially modified in a manner that would compromise the coverage theretofore provided under the policy, or denied renewal without at least thirty (30) days’ prior written notice to Landlord and Lease Administrator, including, cancellation or non-renewal for non-payment of premium (upon ten (10) days’ prior written notice), and (iii) a provision that notice of accident or claim to the insurer by Tenant shall be deemed notice by all Persons having rights in said policy, provided that a copy of any such notice by Tenant to the insurer shall have been delivered to Lease Administrator.

(e) Notices from the insurer or Tenant to Landlord and Lease Administrator shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by Airborne Express, Federal Express, Express Mail or other overnight mail service that provides a receipt to the sender. All notices and correspondences from the insurer to Landlord must be delivered to the following addresses or to such other addresses as Landlord or Lease Administrator may notify the insurer of from time to time:

To Landlord:

Commissioner

New York City Department of Small Business Services

110 William Street

New York, New York 10038

with a copy to:

New York City Law Department

100 Church Street

New York, New York 10007

Attention: Chief, Economic Development Division

To Lease Administrator:

New York City Economic Development Corporation

Property Management Department

110 William Street

New York, New York 10038

Attention: Senior Vice President for Asset Management

(f) Primary Protection. All insurance policies required by this Article 7 shall be primary protection. Except as otherwise expressly provided herein, Landlord shall not be called upon to contribute to any loss.

(g) Adjustments for Claims. All property insurance policies required by this Article shall provide that all adjustments for claims at or above the Threshold Amount with the insurers shall be made by Landlord and/or Lease Administrator and Tenant unless permission is granted by Landlord to Tenant or the Recognized Mortgagee to adjust. All other insurance policies required by this Article shall provide that an adjustment for claims will be made with Tenant and Recognized Mortgagee to the extent of their respective interest in the proceeds. Notwithstanding the foregoing or any other provision hereof to the contrary, Landlord agrees that to the extent proceeds are less than the Threshold Amount, Depository shall be entitled to deliver any such proceeds on hand to Tenant upon request without notice or approval by Landlord. Upon demand of the other, Landlord and Tenant shall confirm in writing to each property insurer that to the extent required hereunder all insurance proceeds shall be endorsed or paid over to Depository, as their trustee.

Section 7.04. Evidence of Insurance. Prior to Tenant entering into possession of the Premises and at least thirty (30) days prior to the expiration of any of the policies to be maintained or caused to be maintained by Tenant, Tenant shall deliver or cause to be delivered to Lease Administrator certificates of insurance, in form reasonably satisfactory to Landlord, providing for thirty (30) days’ prior written notice (ten (10) days for non-payment) to Landlord and Lease Administrator by the insurance company of cancellation or non-renewal of a policy or replacement or renewal of any policies expiring during the Term. From time to time during the Term if there is a claim or dispute as to coverage, or for auditing purposes, at Landlord’s or Lease Administrator’s written request, Tenant shall deliver a copy of each entire original policy required hereby.

Section 7.05. Compliance With Policy Requirements. Tenant shall not violate or permit to be violated any of the conditions, provisions or requirements of any insurance policy required by this Article. Tenant shall perform, satisfy and comply with or cause to be performed, satisfied and complied with all conditions, provisions and requirements of all such insurance policies on Tenant’s part to be performed, and shall give, and shall cause its contractors to give, the insurer, Landlord and Lease Administrator notice of all claims, accidents and losses promptly, but in any event no later than five (5) business days after Tenant, or any of its contractors, as the case may be, acquires actual knowledge of the same.

Section 7.06. Separate Insurance. Tenant shall not carry separate liability or property insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord, Lease Administrator and Apple are included therein as additional insureds with respect to property insurance. Tenant shall immediately notify Landlord that it carries any such separate insurance and shall cause the evidence thereof to be delivered to Landlord.

Section 7.07. Increases in Coverage and Additional Insurance. Landlord shall have the right, at any time and from time to time (but not more often than once every three years), to reasonably modify, increase or supplement the insurance coverages, limits, sublimits, minimums and standards required by this Article 7 to conform such requirements to the insurance coverages, limits, sublimits, minimums and standards that at the time are commonly carried by owners of premises comparable to the Premises, or are commonly carried by businesses of the size and nature of the business conducted at the Premises. From time to time, Landlord may require Tenant to increase or cause to be increased the amount of coverage provided under the policies of insurance required hereunder, or change the types of insurance required hereunder, provided that in any such event, Landlord reasonably demonstrates the need for such increase of coverage. The amount of any such increased coverage shall not exceed the amount of similar coverage that are commonly carried by owners of comparable property or in connection with similar businesses.

Section 7.08. No Representation as to Adequacy of Coverage. The requirements set forth herein with respect to the nature and amount of insurance coverage to be maintained or caused to be maintained by Tenant hereunder shall not constitute a representation or warranty by Landlord that such insurance is in any respect adequate.

Section 7.09. Blanket and/or Master Policies. The insurance required by the provisions of this Article may, at Tenant’s option, be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided such policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, including, without limitation, the specified coverage for all insureds required to be named as “named insureds” or “additional insureds” hereunder, without possibility of reduction or coinsurance by reason of, or because of damage to, any other properties named therein. If the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord and Lease Administrator certified copies of such policies together with schedules annexed thereto setting forth the amount of insurance applicable to the Premises and proof reasonably satisfactory to Landlord and Lease Administrator that the premiums for at least the first (1st) year of the term of each of such policies (or installment payments then required to have been paid on account of such premiums) shall have been paid. Notwithstanding anything contained in this Section 7.09, the Premises may not be insured by a blanket or umbrella policy unless consented to by Senior Lender and Recognized Mortgagee.

Section 7.10. Intentionally omitted.

Section 7.11. Other Insurance Not Required Under this Lease. Tenant may effect for its own account any insurance not required under the provisions of this Lease, provided same shall not directly or indirectly result in a diminution of the insurance coverage specified in Section 7.01 hereof. If any such insurance, as permitted above, shall affect Landlord’s insurance coverage, prior to purchase thereof Tenant shall provide a copy of the policy to Landlord for its approval.

Section 7.12. Modification By Insurer. Without limiting any of Tenant’s obligations or Landlord’s or Lease Administrator’s rights under this Article 7, in the event that an insurer modifies, in any material respect, any insurance policy that Tenant is required to maintain in accordance with this Lease, Tenant shall give notice to Landlord and Lease Administrator of such modification within thirty (30) days after Tenant’s receipt of notice thereof.

Section 7.13. Interpretation. All insurance terms used in this Article 7 shall have the meanings ascribed by the Insurance Services Offices.

ARTICLE 8

DAMAGE, DESTRUCTION AND RESTORATION

Section 8.01. Obligation of Tenant to Restore.

(a) Subject to Landlord’s right to elect otherwise in paragraph (b) of this Section 8.01, if all or any part of the Premises shall be destroyed or damaged, in whole or in part, by fire or other casualty of any kind or nature (including any casualty for which insurance was not obtained or obtainable), foreseen or unforeseen, Tenant shall give to Landlord prompt notice thereof, and whether or not such damage or destruction shall have been insured, and whether or not Insurance Proceeds, if any, shall be sufficient to pay the cost of repairs, alterations, restorations, replacements and rebuilding made necessary by such casualty (collectively “Restoration”), Tenant, with reasonable promptness and reasonable diligence, shall repair, alter, restore, replace and rebuild (collectively “Restore”) the same, at least to the extent of the value and as nearly as reasonably possible to the character of the Premises immediately existing prior to such occurrence, and in accordance with the requirements set forth in Section 13.02 hereof. If

Tenant shall fail or neglect to Restore the Premises or the portion thereof so damaged or destroyed with reasonable diligence or having so commenced such Restoration shall fail to complete the same with reasonable diligence in accordance with the terms of this Lease or if, prior to the completion of any such Restoration by Tenant, this Lease shall expire or be terminated for any reason, Landlord may, after giving Tenant ten (10) days’ notice, complete the same at Tenant’s expense.

Notwithstanding anything to the contrary contained in this Section 8.01, prior to the Full Vacate Date, Tenant shall not be responsible for the restoration of any portion of the Building or Land which is not yet occupied by Tenant. Further, Tenant shall not be responsible for the restoration of the Rail Shed prior to completion of the Required Work except for any work necessary to ensure that the Rail Shed is free of dangerous conditions. If, prior to the Full Vacate Date, all or substantially all of the Building is destroyed or damaged by fire or other casualty of any kind or nature, Tenant shall have the option to either:

(i) terminate this Lease upon written notice to Landlord, given not more than sixty (60) days after the date of such casualty and Tenant shall quit and surrender the Premises forthwith, subject to the applicable provisions of this Lease; or

(ii) in the event that all other tenants occupying the Building at the time of such casualty elect to exercise their right to terminate their respective leases, Tenant may request upon written notice, given no more than sixty (60) days after the date of such casualty, that Landlord accelerate the Full Vacate Date to the date on which Landlord shall have the right to take full, vacant possession, free and clear, from all other tenants occupying the Building at the time of such casualty. Tenant shall then have the right to take full possession of the Building and shall have the obligation to replace the Building subject to square footage and use requirements described in Article 2 and Article 6 hereof and Landlord’s approval of plans and specifications for a new Building, as prepared by a licensed third-party architect selected and paid for by Tenant and approved by Landlord which approval shall not be unreasonably withheld or delayed (an “Approved Architect”). Tenant shall also have the right, subject to the rights of any Recognized Mortgagee, to all Insurance Proceeds that are paid to Depository and to Landlord in connection with such casualty, provided that Tenant applies such Insurance Proceeds to the construction of the new Building.

(b) If Landlord has terminated this lease pursuant to Section 22 of this Lease, Landlord may elect, subject to the rights of any Recognized Mortgagee, to engage a contractor of its own choosing to perform a Restoration of the Premises using the Insurance Proceeds. So long as Tenant maintained the property coverages required hereunder, if the Insurance Proceeds are insufficient to pay for the Restoration, Tenant shall have no obligation to Landlord for any costs of such Restoration not covered by the Insurance Proceeds.

(c) All Restoration work performed in, on or for the Premises shall be performed in accordance with the provisions of this Lease. Tenant shall complete any Restoration work on the Premises within two (2) years from the date of any casualty, subject to delay due to insurance adjustment and force majeure.

(d) Prior to the making of any Restoration, Tenant shall furnish Landlord with an estimate of the cost of such Restoration prepared by an Approved Architect. Notwithstanding anything to the contrary contained in this Section 8.01, Landlord, at Landlord’s sole discretion, may terminate this Lease upon sixty (60) days’ notice, if the Insurance Proceeds are insufficient to cover the cost of the Restoration and Tenant does not, within such sixty (60) day period after written request by Landlord, agree in writing to fund the amount of any such deficiency and can demonstrate that it has the financial resources to complete such Restoration.

(e) If (A) the Building is so damaged or destroyed by casualty that in the estimation of the Approved Architect it will take more than eighteen (18) months to restore, or (B)(i) thirty (30) percent or more of the Building or (ii) a majority of the refrigerated or cold storage area of the Building, is damaged or destroyed by casualty at any time during the last three (3) years of the Initial Term or during the last two (2) years of the Renewal Term, then in any such case, Tenant, at its sole discretion, may terminate this Lease upon written notice to Landlord, given not more than ninety (90) days after the date of such casualty, and the provisions of Section 8.02(d) shall apply with respect to Insurance Proceeds, and the Lease shall terminate and expire as if the date specified were the Expiration Date, and Tenant shall quit and surrender the Premises forthwith, subject to the applicable provisions of this Lease.

Section 8.02. Treatment of Insurance Proceeds.

(a) Proceeds of any insurance required to be maintained by Tenant under this Lease shall be, promptly upon receipt by Tenant or Landlord, deposited with the Depository (except as otherwise expressly permitted hereunder as to proceeds below the Threshold Amount, which may be retained by Tenant). Insurance proceeds payable in excess of the Threshold Amount shall be applied to the payment of the cost of such Restoration in accordance with Article 8 hereof. If Landlord is permitted hereunder and elects to cause the Restoration to be performed by its own contractor, then the Insurance Proceeds shall be payable to Landlord or Administrator. If Tenant is required or permitted to perform the Restoration, the Administrator shall consent to the withdrawal of monies from the Insurance Proceeds held by Depository as necessary. Tenant shall apply any casualty insurance proceeds so received in accordance with the provisions of this Lease. Insurance proceeds payable with respect to a property loss on account of the Premises up to the Threshold Amount shall be paid to or retained by Tenant for use in connection with repair or restoration; to perform initial immediate repairs, to preserve and protect the Premises and/or in mitigation of further damages or dangerous conditions at the Premises, in Tenant’s reasonable discretion. Subject to and in accordance with the provisions of this Section and Section 8.03 hereof, after approval of the Restoration estimate as set forth in Section 8.01(e) above, Tenant shall submit to Administrator invoices or receipts for the Restoration as the work progresses showing the cost of labor and material incorporated in the Restoration, or incorporated therein since the last previous application, paid for or which is then payable by Tenant and certified by an architect. Administrator shall cause to be paid to Tenant, as Tenant makes such submissions from time to time, the Insurance Proceeds in installments in accordance with this Article. Subject to paragraph (d) of this Section 8.02, upon completion of and payment for the Restoration by Tenant, the balance of any and all Insurance Proceeds shall, subject to the rights of any Recognized Mortgagee, be paid over to Tenant.

(b) If any vendor’s, mechanic’s, laborer’s, or materialman’s lien is filed against the Premises or any part thereof, or if any public improvement lien is created or permitted to be created by Tenant and is filed against Landlord, Tenant shall not be entitled to receive any further installment until such lien is bonded, satisfied or otherwise discharged.

(c) If the Insurance Proceeds are insufficient for the purpose of paying for the Restoration, Tenant shall nevertheless be required to make the Restoration and pay any additional sums required for the Restoration. If Tenant fails to make the Restoration, such failure shall be a Default for which Landlord may declare an Event of Default and terminate this Lease pursuant to Article 22.

(d) If Landlord makes the Restoration to the extent permitted in 8.01(b) hereof, or if Landlord terminates the Lease pursuant to Section 8.01(d) or due to the occurrence of an Event of Default, Landlord shall have the right, subject to the rights of any Recognized Mortgagee under Section 10.03(a)(iii) of this Lease, to retain all Insurance Proceeds. Tenant shall sign all checks submitted to it by Landlord or participate in such manner as shall be necessary to convert the jointly-held account to an account solely in Landlord’s name and the Insurance Proceeds shall be paid over to Landlord as its sole property.

Section 8.03. Conditions to Disbursements of Insurance Proceeds.

The following shall be conditions precedent to each disbursement paid to Tenant as provided in Section 8.02 above:

(a) there shall be submitted to Landlord the certificate of the Tenant’s architect aforesaid stating (i) that the sum then requested to be withdrawn either has been paid by Tenant and/or is justly due (in which case Tenant undertakes to receive such sum in trust and to immediately pay such amounts due) to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said persons in respect thereof, and stating in reasonable detail the progress of the work up to the date of said certificates; (ii) that no part of such expenditures has been made the basis for any previous submission for which Insurance Proceeds have been drawn down, or is being made the basis for any pending request for the disbursement of Insurance Proceeds; (iii) that the sum then requested does not exceed the reasonable value of the services and materials described in the certificate; and (iv) the architect’s then current estimate of the cost of completing the Restoration;

(b) there shall be furnished to Landlord lien waivers and releases from the contractors, subcontractors, laborers or materialmen who performed work or furnished materials for the Restoration with respect to such work performed or materials furnished.

(c) the balance of money on deposit in the joint account shall not be reduced below the amount specified in the architect’s estimate of the cost of completing the Restoration.

(d) there shall be furnished to Landlord an official search, or a certificate of a title insurance company or other such assurances reasonably satisfactory to Landlord, showing that there has not been filed any vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar lien affecting the Premises or any part thereof, or any public improvement lien created or permitted to be created by Tenant affecting Landlord, which will not be discharged upon payment of the amount then requested to be disbursed, or if a search shows any such lien, then there shall be retained in the undisbursed Insurance Proceeds an amount sufficient to complete the Restoration plus an amount equal to the mechanic’s lien or liens shown on the search report; and

(e) at the time of the making of such payment, Tenant shall not be in Default including, but not limited to, with regards to the payment of Rental.

Section 8.04. Restoration Costs in Excess of Insurance Proceeds.

If the estimated cost of any Restoration required by the terms of this Article 8 exceeds the net Insurance Proceeds, then, prior to the commencement of any further Restoration, Tenant shall deposit with Depository or with Landlord cash or a surety bond, or other security, reasonably satisfactory to Landlord in the amount of such excess, to be held and disbursed in accordance with the provisions of Section 8.02 hereof, or held as security for the completion of the work as the case may be,, free of public improvement, vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar liens. If Tenant is contesting the underlying claim of any mechanic’s lienors and the estimated cost of completing the Restoration plus the cost of satisfying all outstanding mechanic’s liens being contested in good faith exceeds undisbursed Insurance Proceeds, Tenant shall deposit with Landlord cash or a surety bond or other security, reasonably satisfactory to Landlord, to be held and applied as above.

Section 8.05. No Rights of Tenant to Surrender Upon Destruction; No Abatement of Rental.

Except as otherwise provided in Sections 8.01(b), (d), and (e) hereof, this Lease shall not terminate or be forfeited or be affected in any manner by reason of damage to or total, substantial, or partial destruction of the Premises or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof. Tenant expressly agrees that its obligations hereunder, including, without limitation, the payment of Rental payable by Tenant, shall continue as though the Premises had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind. Landlord and Tenant intend that the foregoing is an “express agreement to the contrary” as provided in Section 227 of the Real Property Law of the State of New York.

ARTICLE 9

CONDEMNATION

Section 9.01. Certain Definitions.

(a) “Taking” shall mean a taking of the Premises or any part thereof for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right, irrespective of whether the Taking affects the whole or “Substantially All of the Premises” or a lesser portion thereof.

(b) “Substantially All of the Premises” shall be deemed to mean such portion of the Premises as would leave remaining after a Taking a balance of the Premises which would not, in Tenant’s good faith determination, readily and reasonably accommodate a facility to support the Permitted Uses described in Section 6.01(a) hereof as used by Tenant prior to the applicable Taking on a commercially reasonable basis due either to the area so taken or the location of the part so taken in relation to the part not so taken in light of Tenant’s specific needs.

(c) “Date of Taking” shall be deemed to be the date on which title to the whole or Substantially All of the Premises or a lesser portion thereof, as the case may be, shall have vested in any lawful power or authority pursuant to the provisions of applicable federal, state, or local condemnation law or the date on which the right to the temporary use of the same has so vested in any lawful power or authority as aforesaid.

Section 9.02. Permanent Taking.

(a) Taking of the Whole etc. If during the Term there shall be a Taking of the whole or Substantially All of the Premises (other than a Temporary Taking), the following consequences shall result:

(i) this Lease and the Term shall terminate and expire on the Date of Taking or, at Tenant’s option, upon sixty (60) days notice to Landlord, up to 120 days prior to the Date of Taking, and the Rental shall be apportioned to the Date of Taking or such earlier expiration date as may be established by the Tenant pursuant to the immediately preceding clause, and all Rental accrued up to and including the Date of Taking (or such earlier expiration date) shall be paid and/or adjusted on the Date of Taking (or such earlier expiration date); and

(ii) the entire award payable in respect of such Taking shall be paid to Landlord less an amount equal to the unamortized value (on a straight line basis over a fifteen (15) year period) as of the date of the Taking of the Work that Tenant has constructed pursuant to Section 13.01(a)(v) and such amount shall be paid, subject to the rights of any Recognized Mortgagee, to Tenant. Notwithstanding the foregoing, and to the extent awarded, , subject to the rights of any Recognized Mortgagee, Tenant shall be entitled to any award, (whether prosecuted in Tenant’s or Landlord’s name, for or made on account of Trade Fixtures, moving and other relocation-related expenses, and damages for interruption of business not covered by applicable insurance, and for any other expenses incurred or to be incurred by Tenant as a result of the subject Taking as permitted by law and not otherwise prohibited by this Article of the Lease

(b) “Partial Taking.” Shall be deemed to mean a Taking of less than Substantially All of the Premises (other than a Temporary Taking), the following consequences shall result:

(i) this Lease and the Term shall continue without diminution of any of Tenant’s obligations hereunder, except that this Lease shall terminate as to the portion of the

Premises so taken, and from and after the Date of Taking, a just proportion of Base Rent as fixed by mutual agreement of Landlord and Tenant, according to the extent and nature of such Taking, shall abate for the remainder of the Term; and

(ii) If the Partial Taking occurs within the first ten (10) Lease Years of the Initial Term, or the first five (5) years of any Renewal Term, Tenant shall receive the total amount of any award, provided that Tenant shall, at its sole cost and expense, proceed with diligence to effect a Restoration of the remaining portion of the Premises not so taken, only to the extent the award, if any, shall be sufficient for the purpose of paying for such Restoration, in full; but under any circumstance neither Landlord, Lease Administrator nor Apple shall be called upon to restore any remaining portion of the Premises not so taken, or to pay any costs or expenses thereof. To the extent the amount of any award exceeds the cost of a Restoration in connection thereto, Tenant shall deliver such excess amount of award to Landlord.

(iii) If the Partial Taking occurs after the first ten (10) Lease Years of the Initial Term, or after the first five (5) years of any Renewal Term, Tenant may, but is not obligated to, perform a Restoration. If Tenant chooses not to restore the Premises, Tenant shall have the option for ninety (90) days from said Partial Taking to terminate this Lease on thirty (30) days written notice to Landlord; provided however that Tenant shall not receive any return of Base Rent previously paid and Tenant must clear the Premises to the satisfaction of Lease Administrator. Upon such election, Tenant shall, subject to the rights of any Recognized Mortgagee under Section 10.03(a)(iii) of this Lease, deliver the award (less expenses incurred in connection with this Article) to Landlord. If Tenant chooses to perform the Restoration, Tenant shall do so in accordance with the provisions of this Article, and to the extent the amount of any such award exceeds the cost of a Restoration in connection thereto, Tenant shall deliver such excess amount of award to Landlord.

Section 9.03. Temporary Taking.

(a) Not extending beyond Term. If during the Term there shall be a Taking for the temporary use of the whole or Substantially All of the Premises or a lesser portion thereof for a period not extending beyond the Term (the Initial Term or a Renewal Term, as may be applicable) (a “Temporary Taking”), the following consequences shall result:

(i) this Lease and the Term shall continue without reduction or diminution of any of Tenant’s obligations hereunder and Tenant shall continue to pay in full the Rental payable by Tenant hereunder without reduction or abatement, but Tenant shall be entitled to receive for itself any award or payments for such use to the extent provided in Section 9.03(a)(iii) hereof; provided, however, that (A) if a Temporary Taking shall extend for a period longer than one (1) week, then such portion of Base Rent as is reasonably allocable to the portion of the Premises taken shall be deferred until an award with respect to such Temporary Taking is actually received and Tenant shall diligently proceed to obtain such award, and (B) if a Temporary Taking shall be made or caused by the City alone or in conjunction with any Governmental Authority, and such Taking shall extend for a period longer than one (1) week, then such portion of Base Rent as is reasonably allocable to the portion of the Premises taken shall be abated until an award with respect thereto is actually received by Tenant and shall be further abated to the extent it is not covered by an award with respect to such Temporary Taking and Tenant shall diligently proceed to obtain such an award;

(ii) if such Taking requires structural changes or alterations to the Premises or any part thereof, Landlord shall restore the remaining portion of the Premises not so taken to a self-contained rental unit (but excluding Tenant’s property and fixtures) after receiving the condemnation award proceeds, with reasonable promptness and reasonable diligence, subject to Unavoidable Delays, provided that if the condemnation award proceeds are not sufficient to pay the full costs of such restoration, Landlord shall have the right to terminate this Lease upon prompt notice to Tenant. Landlord and Tenant shall then establish a date on which the Lease shall terminate and the Lease shall terminate and expire as if the date specified were the Expiration Date, and Tenant shall quit and surrender the Premises forthwith.

(iii) the award or payment payable with respect to such Taking shall be deposited with and held by the Depository to the extent it exceeds the Threshold Amount (and amounts below such Threshold Amount shall be paid to or retained by Tenant, subject to the rights of any Recognized Mortgagee) and (x) shall first be disbursed by the Depository to Landlord on account of any Rental then due and payable by Tenant (except to the extent payable by insurance), and the balance shall be disbursed to Tenant, subject to the rights of any Recognized Mortgagee; provided however, that if Landlord shall be required to effect a restoration pursuant to Section 9.03(a)(ii) hereof, then (y) a portion of such award or payment equal to the estimated cost of such restoration shall instead be retained by the Depository for the purpose of paying the restoration and shall be disbursed by the Depository to Landlord with any balance remaining thereafter to be applied in accordance with Section 9.03(a)(iii)(x) hereof.

(b) Extending Beyond Term. If during the Term there shall be a Taking for the temporary use of the whole or Substantially All of the Premises or a lesser portion thereof for a period extending beyond the then-applicable Term, the consequences specified in clauses (i), (ii) and (iii) of Section 9.03(a) hereof shall result, except that the award or payment payable with respect to such Taking shall be apportioned between Landlord and Tenant as of the last day of the Term. The amount of the award or payment attributable to the period up to and including the last day of the Term shall be paid and applied in accordance with the provisions of Section 9.03(a)(iii) hereof, and the portion of the award attributable to the period after the last day of the Term shall belong to Landlord; provided, however, that the amount of any award or payment allowed or retained to pay for a restoration which shall not have been previously applied for that purpose, shall remain the property of, and shall be paid over to Landlord if this Lease shall terminate for any reason prior to completion of the restoration in accordance with the provisions of this Article, subject to the rights of any Recognized Mortgagee under Section 10.03(a)(iii) of this Lease. Notwithstanding anything to the contrary herein set forth, Tenant shall have the right to terminate this Lease upon prompt notice to Landlord in the event such Temporary Taking extends beyond the then applicable Term. Landlord and Tenant shall then establish a date on which the Lease shall terminate and the Lease shall terminate and expire as if the date specified were the Expiration Date, and Tenant shall quit and surrender the Premises forthwith, subject in all other respects to the other provisions of this Section.

Section 9.04. Governmental Action Not Resulting in a Taking.

In case of any governmental action not resulting in a Taking but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, then this Lease shall continue in full force and effect without reduction or abatement of Rental; provided, however, that if such governmental action results in changes or alterations of the Premises, then Landlord shall effect a restoration with respect thereto. Any award payable in the case of such governmental action shall be paid to and held by the Depository and shall be applied first to Landlord by Depository for the purpose of paying for the cost of the restoration. Any balance of the award remaining after completion of the restoration shall be shared by Tenant and Landlord based upon the value of their respective interests in the Premises at that time, subject to the rights of any Recognized Mortgagee.

Section 9.05. Collection of Awards.

Each of the parties shall execute documents that are reasonably required to facilitate collection of any awards made in connection with any condemnation proceeding referred to in this Article and shall cooperate with each other to permit collection of the award.

Section 9.06. Landlord’s Right To Award on Termination.

Notwithstanding anything to the contrary contained herein, the amount of any award or payment allowed or retained to effect a restoration (or which are otherwise payable to Tenant) which shall not have been previously applied to that purpose shall become the property of and shall be paid over to the Landlord, if this Lease shall terminate for any reason in accordance with the provisions of this Article 9 prior to completion of said restoration.

Section 9.07. Tenant’s Appearance at Condemnation Proceedings.

Tenant shall have the right to appear in any condemnation proceedings and to participate in any and all hearings, trials, and appeals in connection therewith in connection with a claim for compensation for Tenant’s Trade Fixtures, relocation and other expenses and claims permitted by this Article and applicable law. Tenant shall not file any claim for compensation for the leasehold demised to Tenant hereunder.

Section 9.08. Intention of the Parties.

The existence of any present or future law or statute notwithstanding, and except as otherwise may be expressly provided in this Article, Tenant waives all rights to quit or surrender the Premises or any part thereof by reason of any Taking of less than Substantially All of the Premises. It is the intention of Landlord and Tenant that the provisions of this Article 9 shall constitute an “express agreement to the contrary” as provided in Section 227 of the Real Property Law of the State of New York and shall govern and control in lieu thereof.

ARTICLE 10

ASSIGNMENTS, SUBLEASES AND TRANSFERS

Section 10.01. Tenant’s Right to Assign, Transfer, Etc.

(a) Limitations on Right to Assign, Transfer or Enter into a Sublease. Except as provided in this Article 10, Tenant shall not, without the prior consent of Landlord, in its sole discretion in each instance, at any time during the Term enter into a Capital Transaction.

(b) Definitions.

(i) “Assignment” means the sale, exchange, assignment or other disposition of all or any portion of Tenant’s interest in this Lease or the leasehold estate created hereby whether by operation of law or otherwise.

(ii) “Assignee” means an assignee under an Assignment.

(iii) “Capital Transaction” means an Assignment, Transfer, Sublease or any other transaction by which any of the benefits of ownership or control of the leasehold estate created hereby are transferred in a manner which would constitute the functional equivalent of an Assignment, Transfer or Sublease (but shall not include a pledge or collateral assignment of Equity Interests or subrents by Tenant or any direct or indirect parent company to a Recognized Mortgagee or Senior Lender).

(iv) “Change of Control” means , other than pursuant to a public sale (i.e., a PO or transfer under Section 10.02(a)(iii) below), that any Person or “group” (within that meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) (i) acquires by Transfer of more than 50% of the Equity Interest of Tenant or (ii) acquires the power (whether or not exercised) to elect a majority of the directors of Tenant or, if Tenant is a partnership or limited liability company or general partner or managing member thereof.

(v) “Equity Interest” means, with respect to any entity, (A) the beneficial ownership of (i) outstanding stock, or the right to buy outstanding stock, of such entity if such entity is a corporation, a real estate investment trust or a similar entity, (ii) a capital, profits, or partnership interest in such entity, or the right to buy such an interest, if such entity is a partnership or joint venture, (iii) interest in a trust, or the right to buy such an interest, if such entity is a trust, (B) any right of a mortgagee to participate in cash flow, gross or net profits, gain or appreciation, or (C) any other beneficial interest that is the functional equivalent of any of the foregoing.

(vi) “Sublease” means any sublease (including a sublease or any further level of subletting), occupancy, license, franchise or concession agreement applicable to the Premises or any part thereof.

(vii) “Subtenant” means any subtenant operator, licensee, franchisee, concessionaire or other occupant of the Premises or any portion thereof.

(viii) “Permitted Person” shall mean any Person which meets the following conditions: (A) such Person submits to the City’s “Vendex” background investigation system (or any successor system serving the same function) sixty days prior to the anticipated date of the proposed Capital Transaction for the purpose of determining whether such Person is a Prohibited Person; (B) such Person is found not to be a Prohibited Person; and (C) such Person is not disqualified by the Market Rules.

(ix) “Transfer” means any disposition of an Equity Interest in Tenant or in any direct or indirect constituent entity of Tenant, where such disposition directly or indirectly produces any change in the direct or indirect beneficial ownership of an interest in, or control of, Tenant. The term “Transfer” also includes any (i) transaction or series of transactions, including, without limitation, the issuance of additional Equity Interests, or (ii) direct or indirect revision of the beneficial ownership structure or control of Tenant or any direct or indirect constituent entity of Tenant, which, in either case, produces any change in the direct or indirect beneficial ownership of an interest in, or control of, Tenant.

(x) “Transferee” means a Person to whom a Transfer is made.

Section 10.02. Tenant.

(a) Tenant’s Right to Assign or Transfer. Notwithstanding the provisions of Section 10.01(a) above, Tenant shall be permitted to enter into the following Assignments or Transfers without Landlord’s prior written consent:

(i) the assignment of this Lease by Tenant to an Affiliate or subsidiary (other than a Prohibited Person), excluding any single purpose entity unless the Guaranty remains in effect (otherwise such single purpose entity assignment shall require the approval of Landlord, not to be unreasonably withheld or delayed);

(ii) the assignment of this Lease or Transfer of Equity Interest of Tenant through a merger, consolidation or other business combination or a sale of all or substantially all of its assets;

(iii) a Transfer of any direct or indirect Equity Interests in Tenant through one or more underwriters in connection with any initial public offering or follow-on offering of shares in the public markets (each a “PO”) or otherwise through a registered broker-dealer on any recognized stock exchange or “over-the-counter market”;

(iv) the issuance of additional direct or indirect Equity Interests in Tenant to one or more financial or strategic investors (other than to a Prohibited Person) or key employees of Tenant (other than to a Prohibited Person);

(v) transfers of beneficial interests to or among the principals and their families for estate planning purposes (other than to a Prohibited Person);

(vi) a merger or consolidation of Tenant or its Affiliates with another entity (other than with a Prohibited Person);

(vii) a sale of substantially all of the Equity Interests in Tenant and its Affiliates or all or substantially all of the assets of Tenant and its Affiliates (other than to a Prohibited Person); or

(viii) any conveyance pursuant to and in accordance with Section 10.03 hereof which would constitute an Assignment or a Transfer.

In the case of any other Assignment, Landlord may impose any conditions to its consent that Landlord determines, in its reasonable discretion, may be necessary or appropriate, including, without limitation, requiring that any Person that is a transferee, assignee or Subtenant of Tenant hereunder, or that occupies or makes use of the Premises, or that merges or consolidates with Tenant (other than if Tenant is the surviving entity), assume, perform and observe each and every term, covenant and condition on the part of Tenant to be performed or observed under this Lease and make all representations and warranties made by Tenant hereunder. Any Assignment or Transfer entered into without Landlord’s consent to the extent required in this Lease, or which in any other respect fails to comply with the provisions of this Lease, shall have no validity and shall be null and void and without any effect.

The above provisions, restrictions and requirements of this Section 10.02(a) hereof shall not apply to Capital Transactions with (i) a Person that is a wholly owned subsidiary of Tenant, (ii) a Person that is the majority owner (including members of such owner’s family) of the beneficial interests of Tenant, (iii) a Person that is wholly owned by one or more of the beneficial owners of Tenant, or (iv) any Person or Persons if such Capital Transaction is a Transfer of Equity Interest (direct or indirect) in Tenant with such Person or Persons that does not, in the aggregate over a three (3) year period, result in a Change of Control.

(b) Sublease Restrictions.

Tenant may not enter into any Sublease without Landlord’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, except that subleasing to Affiliates or subsidiaries (other than to a Prohibited Person) of Tenant shall be permitted without such written consent. Licensing of minor areas of desk space, not to exceed 5,000 rentable square feet in the aggregate, to persons with whom Tenant has a material business relationship for a period not to exceed 365 days shall be permitted and shall not be considered a sublease. Subleasing to any current tenants to implement the Project in phases (at Tenant’s option) is pre-approved. The subletting of the entire Premises by Tenant to Dairyland pursuant to an operating sublease immediately following the commencement of this Lease is hereby pre-approved. The Bazzini License and the terms thereof are hereby pre-approved, provided that all rental payments paid by Bazzini over Tenant’s Base Rent shall be paid to Landlord.

Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed Sublease on the following grounds, provided that the following shall not be deemed an exhaustive list of the grounds upon which Landlord may reasonably withhold its consent to a proposed Sublease.

(A) Tenant may not enter into and shall not have in effect at any given time, in total (i) Subleases with more than three (3) Persons who are not Affiliates at a time (other than to service providers), or (ii) Subleases with any Person that is not an Affiliate (except for (x) Subleases of any or all of the Rail Shed and (y) Subleases that do not, in the aggregate, demise more than twenty percent (20%) of the gross leaseable floor area of the Building);

(B) Tenant may not enter into any Subleases with any Prohibited Person; and

(C) Tenant may not enter into a Sublease if: (w) Landlord or Administrator, in its reasonable discretion, is not satisfied as to the reputation and financial responsibility of the proposed Subtenant (such review of the proposed Subtenant’s financial responsibility will only be required in the event that such proposed Subtenant requires a subordination, non-disturbance and attornment agreement), and the business of the proposed Subtenant will be conducted in the Premises in a manner inconsistent with the character and reputation of Hunts Point Food Distribution Center; (x) the effective date of the proposed Sublease occurs during the last two (2) years of the Term; (y) the proposed Subtenant (other than an Affiliate) is a tenant, subtenant or occupant of the Hunts Point Food Distribution Center, or a subsidiary, division or affiliate of any such tenant or occupant, or is a party with whom Landlord is negotiating to lease space in the Hunts Point Food Distribution Center;

Subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, Tenant may enter into one or more Subleases with any Person that is not an Affiliate and each of which is not a Prohibited Person for (x) any or all of the Rail Shed and (y) portions of the Building that do not, in the aggregate, demise more than twenty percent (20%) of the gross leasable floor area of the Building, provided that:

(1) Tenant shall furnish Landlord with the name of each proposed Subtenant and the individual principals in such proposed Subtenant’s business entity; such proposed Subtenant and principals submit to the City’s “Vendex” background investigation (or successor system serving the same function) at least forty-five (45) days prior to the proposed commencement date of a Sublease;

(2) Landlord advises Tenant that a proposed Subtenant is not a Prohibited Person; and

(3) Tenant shall furnish Landlord with a schedule of Subleases at any time upon Landlord’s demand, but in any event, no more frequently than once per year, Tenant shall deliver to Landlord, within fifteen (15) days of such demand, (A)(i) a schedule of all Subleases giving the names of all Subtenants, a description of the space that has been sublet, expiration dates, rentals and such other information as Landlord reasonably may request, together with an affidavit that such schedule of Subleases is true, accurate and complete, and (ii) a copy of all Subleases and any amendments thereto, or (B) an affidavit that no change has occurred since the Subleases schedule last submitted, except as reflected thereon. In addition, upon entering into a Sublease Tenant shall deliver to Landlord, within fifteen (15) days after the date of such Sublease, the information and documents(s) described in clause (b)(ii) above.

For purposes of this proviso, Subtenant shall mean Subtenant and its Affiliates.

(c) Tenant’s Obligations. During the Term, Tenant shall cause Subtenant to comply with its obligations under its Sublease as such obligations relate to the obligations of Tenant hereunder. A violation or breach of any of the terms, provisions or conditions of this Lease that results from, or is caused by, an act or omission by a Subtenant shall not prevent such violation or breach from being an Event of Default hereunder nor relieve Tenant of Tenant’s obligation to cure such violation or breach, provided that Landlord shall provide Tenant with a reasonable period to cause such violation or breach to be cured.

(d) Excess Rental. During the Initial Term and either Renewal Term, should Tenant need to sublet any portion of the Premises to an unaffiliated party, Landlord and Tenant share 50/50 in the distribution of any net proceeds of sublease revenue after Tenant’s investment costs (including, without limitation, brokerage commissions and attorneys fees related to such sublease, the value of any rent concessions granted to such subtenant, and the costs of preparing the space for occupancy) have been amortized. If upon expiration of the First Renewal Term, Tenant is subleasing fifty (50) percent or more of the Premises to an unaffiliated party, Landlord will have the right of first refusal to deny the option of the Second Renewal Term.

(e) Security Assignment.

(i) Assignment of Subleases to Landlord. As security for Tenant’s obligations hereunder, subject to the rights of any Recognized Mortgagee, Tenant hereby collaterally assigns, transfers and sets over unto Landlord, all of Tenant’s right, title and interest in and to all Subleases and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and ensure the collection by Landlord of all sums payable under the Subleases and enforcement of all other rights of Tenant under the Subleases. The exercise of such right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof. If such right of entry and possession is denied to Landlord, its agents or representatives, Landlord, in the exercise of this right, may use all requisite force to gain and enjoy the Premises with neither responsibility for, nor liability to Tenant, its servants, employees, guests or invitees, or any Person whatsoever. This assignment, although presently effective, shall be operative only upon the occurrence and during the continuance of an Event of Default under the Lease by Tenant beyond the expiration of any applicable notice and cure period and not before and shall, in any event, be subject and subordinate to the rights of any Recognized Mortgagee hereunder or, unless and until this Lease and the rights of any Recognized Mortgagee under a separate agreement with Landlord are terminated.

(ii) Collection of Subrent by Landlord. Upon the occurrence of an Event of Default under the Lease, Landlord may collect rent and all other sums due under any Subleases and apply the net amount collected to any rent or other payment required to be paid by Tenant hereunder. No such collection shall be, or shall be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease nor the recognition by Landlord of any Subtenant as a direct tenant of Landlord nor a release of Tenant from performance by Tenant of its obligations under this Lease.

(iii) Assignment of Lease and Sublease Priority. The Landlord agrees, that the rights of the Recognized Mortgagee under any Permitted Leasehold Mortgage and any assignment of leases or subleases by Tenant of leases and rents covering the Premises and the rents, issues, and profits therefrom shall be superior in right to that of the Landlord hereunder and that any interest that Landlord may have in such personal property or subleases, as the case may be, whether granted pursuant to the Lease or by statute, shall be subordinate to the interest of the Recognized Mortgagee, provided that this Lease is in full force and effect.

(f) Schedule of Subleases. At any time upon Landlord’s written demand, and in any event, no less frequently than once per year nor more frequently than twice per year, Tenant shall deliver to Landlord, within fifteen (15) days of such demand, (i) a schedule of all Subleases giving the names of all Subtenants, a description of the space that has been sublet, expiration dates, rentals and such other information as Landlord reasonably may request, and (ii) copies of all Subleases and any amendments thereto. In addition, upon entering into a Sublease at any time Tenant shall deliver to Landlord, within fifteen (15) days after the date of such Sublease, the information and documents(s) described in clauses (i) and (ii). Upon reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect original counterparts of all Subleases at reasonable times upon reasonable prior notice.

Section 10.03. Leasehold Mortgages.

(a) Tenant shall not encumber its interest in this Lease with any mortgage or other security. The foregoing notwithstanding, from time to time during the Term, and without the prior written consent of Landlord, Tenant may enter into a leasehold mortgage (a “Permitted Leasehold Mortgage”), with an Institutional Lender (which shall thereafter constitute a Recognized Mortgagee), subject to the following terms and conditions:

(i) No Permitted Leasehold Mortgage shall be secured by interests in any real property other than Tenant’s Leasehold interest in the Premises and the Subleases.

(ii) Tenant or Recognized Mortgagee shall promptly deliver to Landlord, in the manner herein provided for the giving of notice to Landlord, a true copy of the Permitted Leasehold Mortgage and of any assignment thereof and shall notify Landlord of the address of the successor Recognized Mortgagee to which notices may be sent.

(iii) Notwithstanding any provision in the Lease to the contrary, in the event of any casualty to or condemnation of the Premises or any portion thereof during such time as a Recognized Mortgagee shall be the holder of a Permitted Leasehold Mortgage encumbering Tenant’s interest herein, the Recognized Mortgagee shall be entitled to receive all insurance proceeds and/or condemnation awards allocated to the improvements located upon the Premises or the Tenant’s leasehold interest and shall have the obligation, to restore the Building and the Premises as required, under and pursuant to the terms and conditions of this Lease, provided such obligation shall only be to the extent that such insurance proceeds and/or condemnation awards are paid to the Recognized Mortgagee.

(b) With respect to any Permitted Leasehold Mortgage made in accordance with the provisions of 10.03, each of the following provisions shall apply:

(i) When giving notice to Tenant with respect to any default under the provisions of Section 22.01 and 22.02, Landlord will also serve a copy of such notice upon the Recognized Mortgagee, and no such notice to Tenant shall be effective unless a copy of such notice is so served upon the Recognized Mortgagee, which service shall be in the manner herein provided for the giving of notice to the holder of a Recognized Mortgagee;

(ii) Landlord will not exercise any right, power or remedy with respect to any default hereunder unless Tenant or a Recognized Mortgagee shall have failed to remedy such default within any applicable grace period set forth in this Agreement (which grace period shall commence, with respect to a Recognized Mortgagee, upon receipt by Recognized Mortgagee of the notice of default) and for an additional 30 days thereafter (the “Mortgagee Grace Period”), provided that (i) if such default is of such a nature that it cannot, with the exercise of due diligence, be cured within the cure period and the Mortgagee Grace Period, the provisions of subsection (iv) below shall apply.;

(iii) In case Tenant shall default under any of the provisions of this Lease, the Recognized Mortgagee shall have the right to make good such default whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Tenant is hereby required to do or perform, and Landlord shall accept such performance on the part of the Recognized Mortgagee as though the same had been done or performed by Tenant;

(iv) In the case of any Event of Default by Tenant (including any of the Events of Default set forth in Section 22.01 hereof other than in the payment of money hereunder or other than a default which may be cured by the payment of money hereunder), Landlord will take no action to effect a termination of the term of this Lease by the service of a notice of termination by reason of any such default without first giving to the Recognized Mortgagee reasonable time within which either (X) to obtain possession of the Premises (including possession by a receiver) and cure such default in the case of a default which is susceptible of being cured when the Recognized Mortgagee has obtained possession, or (Y) to institute foreclosure proceedings and complete such foreclosure, or otherwise acquire Tenant’s interest under this Lease, with diligence and continuity in the case of a default which is not so susceptible of being cured by the Recognized Mortgagee; provided, however, that the Recognized Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if the default which would have been the reason for serving such a termination notice shall be cured; and provided, further, that nothing herein shall preclude Landlord from exercising any rights or remedies under this Lease with respect to any other default by Tenant during any period of such forbearance. Notwithstanding anything contained herein to the contrary, a Recognized Mortgagee shall not be required to cure or remedy any default which is not so susceptible of being cured by Recognized Mortgagee (including, but not limited to, Tenant’s bankruptcy or wrongful assignment of the Lease or subletting of the Premises), and upon foreclosure or other acquisition of Tenant’s interest in this Lease by a Recognized Mortgagee or its designee, all such defaults under this Lease shall be deemed to have been fully cured as to Recognized Mortgagee, its designee and its successors and assigns, provided that the foregoing shall not waive or release Tenant with respect to such default;

(v) Landlord and Tenant agree not to enter into any modification of this Lease, or accept surrender of this Lease without the consent of any then-existing Recognized Mortgagee without first providing such Recognized Mortgagee with the notice and opportunity to cure Tenant defaults as provided under this Section 10.03(b), without which consent such modification or surrender shall be void and of no effect; provided, that Landlord shall not be liable for damages, lost profits or other monetary sum to any Recognized Mortgagee or successor thereto or assign thereof for breach of this covenant (it being agreed that Recognized Mortgagee shall have the right to obtain injunctive relief and specific performance with respect to any violation of this covenant).

(c) The provisions of this Section 10.03 are conditioned on the following:

(1) The Recognized Mortgagee shall, within thirty (30) days after notice of such default:

(x) notify Landlord of its election to proceed with due diligence promptly to acquire possession of the Premises or to foreclose the Permitted Leasehold Mortgage or otherwise to extinguish Tenant’s interest in this Lease; and

(y) deliver to Landlord an instrument in writing duly executed and acknowledged wherein such Recognized Mortgagee agrees that:

commencing with the giving of the notice by the Recognized Mortgagee referred to in clause (1) above and during the period that such Recognized Mortgagee shall be in possession of the Premises and so long as it remains in possession and/or during the pendency of any such foreclosure or other proceedings and until the interest of Tenant in this Lease shall terminate or such proceeding shall be discontinued, as the case may be, it will pay or cause to be paid to Landlord all sums from time to time becoming due under this Lease for Rental or any item of additional rent; and

if delivery of possession of the Premises shall be made to such Recognized Mortgagee, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such Recognized Mortgagee, promptly following such delivery of possession, shall perform all the covenants and agreements herein contained on Tenant’s part to be performed (including, but not limited to payment of Rental and additional rent) to the extent that Tenant shall have failed to perform the same to the date of delivery of possession, as aforesaid, except such covenants and agreements which cannot with the exercise of due diligence be performed by such Recognized Mortgagee.

(2) Any Recognized Mortgagee may become the legal owner and holder of Tenant’s leasehold estate by foreclosure of its Permitted Leasehold Mortgage or as a result of the assignment of this Lease in lieu of foreclosure, whereupon such Recognized Mortgagee shall immediately become and remain liable under this Lease to the extent it remains in possession.

(3) In the event of the termination of this Lease or of any succeeding lease made pursuant to the provisions of this Section 10.03 prior to its stated expiration date by reason of a default of Tenant, or rejection of this Lease by Tenant in a bankruptcy proceeding, or otherwise, notice thereof shall be given by Landlord to Recognized Mortgagee, and Landlord agrees that it will, upon request enter into a new lease of the Premises with the Recognized Mortgagee or, at the request of such Recognized Mortgagee, to an entity formed by or on behalf of such Recognized Mortgagee, for the remainder of the Term, effective as at the date of such termination, at the Annual Base Rent and other Rental then in effect and upon the covenants, agreements, terms, provisions and limitations herein contained, provided:

(i) such Recognized Mortgagee makes written request upon Landlord for such new lease within forty-five (45) days from the date of such termination and such written request is accompanied by payment to Landlord of all amounts then due to Landlord;

(ii) such Recognized Mortgagee pays or causes to be paid to Landlord, at the time it makes said written request, any and all sums which would be due under this Lease but for such termination and pays or causes to be paid any and all expenses, including reasonable counsel fees, court costs and disbursements incurred by Landlord in connection with any such default and termination as well as in connection with the execution and delivery of such new lease, less the net income collected by Landlord subsequent to the date of termination of this Lease and prior to the execution and delivery of the new lease, any excess of such net income over the aforesaid sums and expenses to be applied in payment of the rent thereafter becoming due under said new lease; and

(iii) such new lease executed and delivered in accordance with the provisions of this subsection (3) shall provide that by entering into such new lease the tenant thereunder shall be deemed to have recognized the Subtenants under each and every Sublease which immediately prior to the termination of the Term of this Lease was superior to the lien of the Permitted Leasehold Mortgage (or which was the subject of a subordination, non-disturbance and attornment agreement)as though such Sublease had never been terminated but had continued in full force and effect after the termination of the Term of this Lease.

(4) Upon the execution and delivery of such new lease in accordance with the provisions of Section 10.03(c)(3), all Subleases which theretofore may have been assigned and transferred, whether by operation of law or other to Landlord shall thereupon be assigned and transferred without recourse by Landlord to the Recognized Mortgagee, as the new tenant, and the provisions thereof shall apply with equal force.

(5) With respect to such new leases or if under any such new lease made in accordance with the provisions of Section 10.03(c)(3), an Institutional Lender in a fiduciary capacity shall be tenant thereunder, each and every obligation shall be binding upon it solely in its fiduciary capacity and shall have no force and effect against such Institutional Lender in its individual capacity.

(6) Any provision of this Lease requiring Tenant to deposit monies, post a bond or furnish security to Landlord, shall not be applicable to an Institutional Lender which may be either Tenant hereunder or the holder of a Permitted Leasehold Mortgage in the process of obtaining possession of the Premises through foreclosure or otherwise, and which, in either case, in lieu of depositing such monies, posting such bond or furnishing such security, executes an instrument in which such Institutional Lender agrees to perform the obligations with respect to which such deposit, bond or other security would otherwise be required.

(d) Notwithstanding anything to the contrary set forth herein, a Recognized Mortgagee or other person succeeding to the leasehold interest of the Tenant through or subsequent to a foreclosure, assignment of lease in lieu of foreclosure or any other similar or related enforcement proceeding (an “Enforcement Proceeding”) shall not be liable under this Lease unless and until such time as it becomes the owner of the Tenant’s interest in this Lease (the “Leasehold Interest”), and then only for such obligations of the Tenant which accrue during the period while it remains the owner of such Leasehold Interest. No Recognized Mortgagee (or its nominee or designee as may have acquired the Leasehold Interest) shall become personally liable under the agreements, terms, covenants or conditions of this Lease unless and until it becomes the holder of the Leasehold Interest. Upon any assignment of this Lease by a Recognized Mortgagee, or such nominee or designee, the assignor (but not the assignee or any subsequent assignor, purchaser or transferee) shall be relieved of any further liability which may accrue hereunder from and after the date of such assignment provided that the assignee shall execute and deliver to Landlord a recordable instrument of assumption wherein such assignee shall assume and agree to perform and observe the covenants and conditions contained in this Lease on Tenant’s part to be performed and observed, it being the intention of the parties that once the Recognized Mortgagee (or such nominee or designee) shall succeed to Tenant’s interest under this Lease, a subsequent assignment by such Recognized Mortgagee (or such nominee or designee) shall effect a release of such Recognized Mortgagee’s liability hereunder. If a Recognized Mortgagee acquires the Leasehold Interest under this Lease, Landlord agrees that any judgments, claims or lawsuits obtained against the Recognized Mortgagee shall be satisfied solely out of the Recognized Mortgagee’s interest in the Premises.

(e) Any provision of this Lease which purports to permit prepayment without indemnity is hereby deleted in its entirety. No prepayment of the obligations secured by any Permitted Leasehold Mortgage shall be permitted without the payment of all sums due thereunder, including but not limited to the prepayment fees due in connection therewith.

(f) The Tenant’s interest in the Lease and its leasehold estate are freely mortgageable and assignable by the Tenant to the Recognized Mortgagee. Notwithstanding the provisions of this Lease, including without limitation the provisions of Section 10.02 above, the Recognized Mortgagee and/or their successors, designees and assigns shall have the right, subsequent to an Enforcement Proceeding, to assign and sublet the Lease and the Leasehold Interest in this Lease without the consent of the Landlord provided that no such assignment, sublease or transfer shall be made to a Prohibited Person.

(g) Landlord shall, without charge, at any time and from time to time, within thirty (30) days after receipt of written request therefor from Tenant or from any Recognized Mortgagee or purchaser (or prospective Recognized Mortgagee or purchaser) of the leasehold estate, deliver, in recordable form, a duly executed and acknowledged certificate or statement to the parties requesting said certification or statement or to such other party, firm or corporation designated by Tenant or such Recognized Mortgagee, certifying:

(1) that this Lease is in full force and effect, or, if there has been any modifications, that the same is in full force and effect as modified, and stating any such modification;

(2) the expiration date of the term of this Lease;

(3) that the use charges are currently $            ;

(4) the dates to which the use charges and other charges payable hereunder by Tenant have been paid, and the amount of use charges and other charges, if any, paid in advance;

(5) whether or not Tenant is in default under this Lease and, if so, specifying the nature thereof; and

(6) as to Landlord’s knowledge, any other matters relating to the status of this Lease as shall be reasonably requested by Tenant or any such Recognized Mortgagee or purchaser (or prospective Recognized Mortgagee or purchaser) from time to time.

(h) Tenant’s interest in this Lease and the leasehold Estate are freely assignable by Tenant to such Recognized Mortgagee and a Recognized Mortgagee and/or their successors, designees and assigns shall have the right to assign and sublet Tenant’s interest in this Lease and the leasehold estate without the consent of Landlord.

(i) Recognized Mortgagee, its successor, designees and/or assigns, shall have the right, but not the obligation, to exercise any and all rights of Tenant under this Agreement, either on their own behalf or on behalf of Tenant, and Landlord shall accept such performance as if exercised by Tenant.

Section 10.04. Sandwich Financing Lease.

In lieu of a Permitted Leasehold Mortgage, Tenant may request that Landlord execute a direct lease with an entity that would qualify as a Recognized Mortgagee under Section 10.03 of this Lease (the “Sandwich Financing Lessee”). Such Sandwich Financing Lessee shall be obligated to enter into a direct sublease with Tenant as security for any loan. Such Sandwich Financing Lessee shall be obligated to satisfy all terms, conditions, covenants, and agreements contained in this Lease, including, but not limited to, the payment of all Rental required hereunder. Notwithstanding the foregoing, the Guarantor shall remain directly liable to Landlord for all of the terms, conditions, covenants, and agreements contained in this Lease.

Section 10.05. Landlord.

Subject to Tenant’s rights under Article 3 hereof, Landlord may transfer or assign its interests in the Premises and its interest under this Lease to any Person (other than a Prohibited Person), in whole or in part, at any time, in its sole discretion is capable of performing the Landlord’s obligations hereunder. In such event, from and after the date of such assignment or transfer, the term Landlord shall mean the assignee or transferee, and the assignor or transferor shall be, and hereby is, entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder to be performed on or after the date such transferee or assignee under such transfer or assignment has expressly assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder occurring from and after the date of such assignment or transfer. Prior to any such assignment or transfer the Landlord shall have separately assessed the Premises and they shall have received their own tax lot designation so that the Premises are taxed separate and apart from any other parcel. Additionally, in the event that a mortgage on the fee estate underlying the Premises shall be made by the Landlord, the holder of such a mortgage shall enter into a non-disturbance agreement with the Tenant and the Recognized Mortgagee, whereby it is agreed that the Tenant and any other tenant under any of the foregoing shall not be joined as a party defendant in any foreclosure action which may be instituted by any such mortgagee by reason of a default under such fee mortgage and furthermore that the Lease shall not terminate by reason thereof and that upon any such foreclosure the fee mortgagee shall assume the obligations of the Landlord under the Lease. The Landlord shall deliver a copy of said non-disturbance agreement in form and content satisfactory to the Recognized Mortgagee upon its execution.

ARTICLE 11

TENANT ORGANIZATION

Section 11.01. Validity of Capital Transactions; Reporting.

Upon the written request of Landlord, but not more frequently than once during each Lease Year during the Term, Tenant shall deliver to Landlord a certificate, subscribed by a duly authorized representative, expressly referring to this Section 11.01, and setting forth the names, addresses and beneficial and record interest of all holders of all Equity Interests as of the first day of January of such Lease Year.

ARTICLE 12

REPAIRS, MAINTENANCE, ETC.

Section 12.01. Maintenance of the Premises, Etc.

Tenant shall take good care of the Premises, including, without limitation, to the extent they are a part of the Premises, the ceiling, floor, interior walls (except, prior to the Full Vacate Date, the Demising Wall), roof, lighting, vaults, sidewalks (to the extent ever constructed), curbs and the water, sewer and gas connections, HVAC system, pipes and mains appurtenant thereto only to the extent located within the Premises, and meters or submeters that exclusively serve the Building even if located outside of the Building. Tenant shall not commit and shall use all reasonable precautions to prevent, waste, damage or injury to the Premises (and, prior to the Full Vacate Date, all Common Facilities). All repairs and maintenance shall be made at no cost or expense to Landlord and shall be made in compliance with the Requirements and all materials therefor shall be substantially equal in quality and class to the conditions existing upon Commencement of the Term. As used in this Section, the term “repairs” shall include all necessary (a) replacements, (b) removals, (c) alterations, and (d) additions. Tenant shall have no obligation to make any repairs necessitated by Landlord’s wrongful acts or omissions and it shall be Landlord’s obligation, cost and expense to make any such repairs. Landlord and Lease Administrator, or any representative of Landlord and Lease Administrator, reserve the right to inspect the Premises to ensure proper maintenance and operation.

Notwithstanding anything to the contrary contained in this Section 12.01, (i) for all purposes of this Lease, the term Premises shall only mean the Existing Space until such time as the Full Vacate Date shall occur and Landlord shall have tendered possession of the balance of the Building to Tenant, (ii) in addition, the requirements and standard for the care and maintenance of the Premises shall not apply to the Rail Shed until such time as the Required Work applicable thereto is complete, provided that Tenant shall keep the Rail Shed free from nuisance and dangerous conditions, and (iii) prior to the Full Vacate Date, Landlord shall maintain the Premises and Common Facilities to the extent required in Section 12.05 hereof.

Section 12.02. Removal of Equipment.

Tenant shall not, without the consent of Landlord, remove or dispose of any Equipment unless such Equipment (a) is promptly replaced by Equipment of substantially equal utility and quality, or (b) is removed for repairs, cleaning or other servicing, provided Tenant reinstalls such Equipment on the Premises with reasonable diligence; except, however, Tenant shall not be required to replace any Equipment that has become obsolete, or that performed a function that has become obsolete, unnecessary or undesirable in connection with the operation of the Premises.

Section 12.03. Free of Dirt, Etc.

Tenant, at its sole cost and expense, shall at all times keep reasonably clean and free from dirt, rubbish, obstructions and encumbrances the Premises, including, after the Full Vacate Date, the Exterior Areas and the Common Facilities.

Section 12.04. No Obligation of Landlord to Repair or to Supply Utilities; Gas; Water.

(a) Except as otherwise expressly set forth herein, Landlord shall not be required to supply any facilities, services or utilities whatsoever to the Premises, and Landlord shall not have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to the utility facilities and service at the Premises, and Tenant assumes the full and sole responsibility for the condition, operation, alteration, change, improvement, replacement, restoration, repair, maintenance and management of such facilities and service. Tenant shall pay directly to the companies supplying such utility services all charges for such utility services, as the same shall become due. Tenant shall, at its sole cost and expense, install meters for all such utility services including but not limited to, water, gas and electricity, and shall thereafter maintain such meters in good working order and repair and Tenant, at its sole cost and expense, shall procure all permits, approvals and licenses necessary to secure delivery of such utility services.

(b) Landlord and Lease Administrator shall have no obligation to provide any utility services to the Premises; and neither Landlord nor Lease Administrator shall have any responsibility or liability to Tenant or any third party in the event any such utility services are not provided to the Premises, or any part thereof, or maintained.

Section 12.05. Maintenance of the Common Facilities.

Prior to the Full Vacate Date, Landlord shall maintain and repair, or cause to be maintained and repaired the Common Facilities and the roof, roof membrane and any exterior portions or structural components of the Building and the Exterior Areas. From and after the Full Vacate Date, Tenant shall maintain and repair, or cause to be maintained and repaired, the entirety of the Premises, including the entire Building and Exterior Areas and there shall no longer be any areas constituting Common Facilities. Neither a default by any other tenant in the Building nor the existence of a vacancy in any other commercial space within the Building shall excuse Landlord from its obligation to maintain the Common Facilities pursuant to this Section 12.05 prior to the Full Vacate Date.

Section 12.06. Intentionally Omitted.

Section 12.07. Roof Warranty.

Landlord will assign or otherwise convey the existing twenty (20) year manufacturer’s roof warranty (a copy of which, along with letters confirming the manufacturer’s recognition of Tenant’s ability to enforce the warranty, is annexed hereto as Exhibit E ) to Tenant. To the extent that any such warrant is not assignable by its terms, Landlord will take commercially reasonable steps to cause the applicable manufacturer to consent to an assignment thereof and, if necessary or if the warranty remains unassignable despite the efforts of Landlord, enforce the terms of such warranty diligently and in good faith to Tenant’s benefit.

ARTICLE 13

TENANT’S WORK

Section 13.01. The Project.

Tenant shall redevelop the Building and such of the Exterior Areas and the Rail Shed in a manner approved by Landlord and Lease Administrator and necessary and appropriate to create a functioning facility for the Permitted Use (the “Project”). The Project will include the following “Work”:

(a) The Required Work. Tenant shall (i) combine the current tenant spaces into one cohesive facility and refurbish the Building (the “Building Redevelopment”) and (ii) redevelop the Rail Shed for additional cold storage or packaging and distribution space, including ancillary office space, or other Permitted Uses (the “Rail Shed Redevelopment”) (the Building Redevelopment and Rail Shed Redevelopment shall collectively be referred to as the “Required Work”). At minimum, Tenant shall invest Seven Million Dollars ($7,000,000) into the Project, pertaining to the Required Work. The Project shall adhere to zoning requirements applicable to the Premises (as same may be amended time to time, including variances obtained by Tenant’s efforts). Title to any Capital Improvements constructed at the Premises as a result of the Project shall vest in the City upon their completion without any payment or allowance whatsoever to Tenant. Tenant shall obtain all approvals required for the Project, and Landlord and Lease Administrator shall cooperate therewith. The scope of work for the Required Work is attached as Exhibit B hereto.

(b) The Optional Work. Tenant may undertake a Building Expansion, in one or more stages, into the Exterior Areas currently used for parking (the “Optional Work”) to the extent permitted under applicable Requirements.

(c) Substantial Completion of the Work. Subject to force majeure events, Tenant shall achieve Substantial Completion of the Building Redevelopment within twenty four (24) months of the Full Vacate Date and Tenant shall achieve Substantial Completion of the Rail Shed Redevelopment within thirty-six (36) months of the Commencement Date.

(d) Site Preparation Costs. Tenant shall be responsible for site preparation costs for the Project, including demolition.

(e) Approvals. Tenant is responsible for obtaining all zoning and other approvals necessary to apply for and obtain construction permits and certificates of occupancy for the Project, including, but not limited to, New York City Department of Buildings building permits and public design approval. All costs for all approvals shall be borne by the Tenant. Tenant is responsible for obtaining, and shall diligently pursue, any approvals required by the City Environmental Quality Review process. Landlord and Lease Administrator shall cooperate with Tenant in obtaining these approvals but all costs incurred will be paid by Tenant.

Section 13.02. Landlord’s Approval.

Tenant shall promptly notify Landlord of Tenant’s plans to perform any Restoration or Capital Improvement and include in such notice a detailed description of the proposed Capital Improvement or Restoration, including a signed and sealed copy of the plans and specifications, copies of any required permits, and copies of any additional insurance policies obtained in conjunction herewith. Within twenty (20) days of Landlord’s receipt of such notice, Landlord shall consent to or deny Tenant’s request, or request additional documentation on which to base its response. Should Landlord fail to respond within such twenty (20) day period, Tenant shall send a second notice. Landlord’s failure to respond within five (5) business days to such second notice shall be deemed Landlord’s approval of such Capital Improvement or Restoration as per the plans and specifications. At Tenant’s option, title to any and all Capital Improvement or Restoration shall vest in Landlord or Tenant, provided that upon the expiration or termination of the Term of this Lease, title thereto shall automatically vest in Landlord, such vesting to be self-operative and effective without the need for any further documentation or agreement. For the purposes of this Lease, the definitions of “Capital Improvement” and “Restoration” will not include minor and routine repairs and maintenance. Tenant shall be permitted to install electric truck engine block warmers in parking areas of the Premises and Landlord’s approval shall not be required therefor. Further, Tenant shall be permitted, as a part of its Work, to remove any railroad spurs, ties and any related apparatus and/or grading material located upon the Premises.

Tenant shall have the right to claim all deductions related to Capital Improvements on the Premises pursuant to generally accepted accounting principles and the Internal Revenue Code of 1986 (as amended to date).

In the event of a major emergency repair requiring Landlord’s approval, such major repair may be made without Landlord’s prior written consent. Documentation reflecting the situation and action taken must be submitted within ten (10) days following the emergency and Tenant may be required to retroactively correct major repairs made in an emergency context.

Section 13.03. Performance of Restorations and Work.

(a) All Restorations and Work shall be made in accordance with this Section 13.03.

(b) (i) All Restorations, and any Capital Improvement having a total cost in excess of Two Hundred and Fifty Thousand ($250,000), shall be performed in accordance with plans and specifications approved by the Landlord or the Administrator. Tenant shall submit proposed plans and specifications for any Restoration or permitted Capital Improvement to the Administrator and shall promptly make any and all changes thereto as may be reasonably requested by the Administrator. Within twenty (20) business days of Landlord’s receipt of such proposed plans and specifications, Landlord shall consent to or deny Tenant’s request, or request additional documentation on which to base its response. Should Landlord fail to respond within such 20 day period, Tenant shall resend such proposed plans and specifications. Landlord’s failure to respond within five (5) business days to such second submittal of the proposed plans and specifications shall be deemed approval of such Capital Improvement or Restoration as per the proposed plans and specifications. Tenant shall resubmit revised plans and specifications for the Administrator’s review until the Administrator has approved a complete set of plans and specifications for the applicable Restoration or Capital Improvement; and

(ii) If any proposed Capital Improvement or Restoration has an estimated cost of $250,000 or more, Tenant shall submit to Administrator at least thirty (30) days before commencement of such proposed Capital Improvement or Restoration all of the following:

(A) a stipulated sum or cost-plus contract, with a guaranteed maximum price, or other form of contract approved by Administrator, in form assignable to Landlord, made with a reputable and responsible contractor approved by Administrator, providing for the completion of the Capital Improvement or Restoration, in accordance with the plans and specifications approved by Administrator pursuant to subsection (b) above, as well as evidence reasonably satisfactory to Administrator of the availability of sufficient funds to complete the Capital Improvement or Restoration in accordance with the approved plans;

(B) a collateral assignment to Landlord of the contract so furnished, the assignment to be duly executed and acknowledged by Tenant and accepted by the contractor, and by its terms to be effective upon any termination or expiration of this Lease. The assignment shall also include that the benefit of all payments made on account of such contract, including payments made before the effective date of the assignment, shall accrue to Landlord. The assignment may include a provision that in order for the assignment to become effective Landlord must assume Tenant’s remaining obligations under the assigned contract other than accrued obligations;

(C) funds sufficient to reimburse Landlord for the reasonable fees and expenses of any outside registered architect or licensed professional engineer selected by Landlord to review the plans and specifications therefor and to inspect the Capital Improvement or Restoration on behalf of Landlord; and

(D) payment and performance or completion bonds covering the Work or Restoration.

(c) In addition, all Work and Restorations shall be performed in accordance with or comply with the following:

(A) Tenant shall promptly commence and diligently prosecute to completion any Restoration or Capital Improvement;

(B) all work entailed by any such Restoration or Capital Improvement shall be performed in a good and workmanlike manner and in compliance with all applicable Requirements;

(C) Tenant shall not make any Capital Improvement or Restoration which would materially reduce or impair the value or utility or materially change or impair the use or usability of the Premises or any part thereof as a market under former Section 260 et seq. of the New York Agriculture and Markets Law;

(D) Tenant shall not make any Capital Improvement or Restoration which would impair the structural soundness or diminish the value of or cause permanent damage to the Premises or any part thereof;

(E) Tenant shall not make any Capital Improvement or Restoration which would give to any owner, lessee or occupant of any other property or to any other person or entity any easement, right-of-way or any other right over the Premises or any part thereof without the prior consent of Landlord;

(F) Tenant shall not make any Capital Improvement or Restoration until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction, including, but not limited to, building permits required by Landlord or by the Requirements;

(G) Tenant shall procure and maintain in full force and effect in connection with the construction work entailed in any Capital Improvement or Restoration the insurance coverages required to be maintained pursuant to Article 7 hereof, in each case naming the Guarantor, Landlord, Administrator and Apple as additional insureds; and

(H) the Premises shall at all times be free of liens, encumbrances, chattel mortgages, security agreements, financing statements and conditional bills of sale, for labor and materials supplied to the Premises; and

(I) Landlord shall have the right to inspect the Premises with respect to the Capital Improvements or Restoration at reasonable times upon reasonable notice to Tenant before entering the Premises for the purpose of such inspection, and no such inspection shall interfere with or delay the applicable Work in any material respect.

(d) Tenant shall not disrupt the business operations of any other tenant occupying the Building by interfering with cooling systems or interrupting electrical power of such tenants or materially obstructing such tenants’ loading areas.

Section 13.04. Completion of Construction Work.

Upon substantial completion of a Restoration or a Capital Improvement having a total cost in excess of $250,000, Tenant shall furnish Administrator with (a) a certification of the architect or a licensed professional engineer acceptable to Administrator (certified to Landlord and Administrator) that it has examined the applicable plans and specifications and that, in its best professional judgment, after diligent inquiry, to its best knowledge and belief, the Restoration or the Capital Improvement, as the case may be, has been substantially completed in accordance with the plans and specifications applicable thereto and, as constructed, the Restoration or Capital Improvement, as the case may be, complies with the Building Code of New York City and all other Requirements, (b) a copy or copies of the temporary or permanent (whichever is applicable, if any) Certificate(s) of Occupancy for the relevant portion of the Premises, (c) copies of official certificates evidencing compliance with all Requirements, if any and (d) the most current set of available architectural plans. Tenant shall further furnish Administrator with a complete set of “as built” plans, as of the date a temporary or permanent (whichever is applicable) Certificate of Occupancy is issued, as soon as such are prepared, but in no event later than thirty (30) days after a temporary or permanent (as applicable) Certificate of Occupancy is issued. Administrator shall have a, non-exclusive, irrevocable license to use such “as built” plans and survey for the purpose of completing the Work on the Premises without paying any additional cost or compensation therefor, subject to copyright and similar rights under applicable law of the architect and other Persons who prepared such plans and surveys.

Section 13.05 Recognized Mortgagee Rights in Project Documents.

The provisions governing the Work under this Lease and set forth in this Article 13 are in addition to and supplement the provisions set forth in the Permitted Leasehold Mortgage and the Loan Documents (as defined in the Permitted Leasehold Mortgage), including without limitation, the provisions of the Building Loan Agreement (as defined in the Permitted Leasehold Mortgage). Any assignment of construction contracts, plans and specifications or other construction related documents (as provided for in this Lease) to the Landlord shall be subject and subordinate to the assignment of such construction contract, plans and specifications and other construction related documents to the Permitted Leasehold Mortgagee pursuant to any such Loan Documents and, in the Event of a Default under the Permitted Leasehold Mortgage, the Permitted Leasehold Mortgagee shall have the right, but not the obligation, to utilize such contract, plans and specifications and other construction related documents to complete the Project prior to any use thereof by the Landlord.

ARTICLE 14

REQUIREMENTS OF GOVERNMENTAL AUTHORITIES

Section 14.01. Requirements.

(a) Obligation to Comply. In connection with the maintenance, management, use and operation of the Premises and Tenant’s performance of each of its obligations as required pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly comply with all Requirements, without regard to the nature of the work required to be done, whether extraordinary or ordinary, and whether requiring the removal of any encroachment, or affecting the maintenance, use or occupancy even though compliance with the provisions of this Section may interfere with the use and enjoyment of the Premises, and of the Premises, or involving or requiring any changes or additions in or to the Premises, and regardless of whether such changes or additions are required by reason of any particular use to which the Premises, or any part thereof, may be put by Tenant, provided that nothing herein shall make Tenant liable for the performance or costs associated with any work required that is related to the provision of utilities beyond their point of entry or connection with Tenant’s service or distribution point. No actual or deemed consent to, approval of or acquiescence in any plans or actions of Tenant by Administrator, Landlord, in its proprietary capacity as Landlord under this Lease, or Landlord’s designee, shall be relied upon or construed as being a determination that such are in compliance with the Requirements, or, in the case of construction plans, are structurally sufficient.

(b) Definition. “Requirements” as used in this Lease means:

(i) the Zoning Resolution of The City of New York, the Market Rules (as either of the foregoing may be amended and/or replaced) the laws referenced in Section 6.02 hereof, and any and all laws, rules, regulations, orders, ordinances, statutes, codes, executive orders, resolutions, and requirements of all Governmental Authorities (currently in force or hereafter adopted) applicable to the Premises or any street, road, avenue, service areas, or sidewalk comprising a part of the Premises, or any vault in or under the Premises, (including, without limitation, the Building Code of New York City, and any applicable equivalent, and the laws, rules, regulations, orders, ordinances, statutes, and codes, and any applicable Fire Rating Bureau or other body exercising similar functions);

(ii) any and all provisions and requirements of any property, casualty or other insurance policy required to be carried by Tenant under this Lease; and

(iii) the certificate or certificates of occupancy issued for the Premises or the Building.

ARTICLE 15

DISCHARGE OF LIENS; BONDS

Section 15.01. Creation of Liens.

Tenant shall not create or cause to be created (a) any lien, encumbrance or charge upon this Lease, the leasehold estate created hereby, the income therefrom or the Premises or any part thereof, (b) any lien, encumbrance or charge upon any assets of, or funds appropriated to, Landlord, or (c) any other matter or thing whereby the estate, rights or interest of Landlord in and to the Premises or any part thereof might be impaired. Notwithstanding the foregoing, Tenant shall have the right to grant a leasehold mortgage and to execute Subleases as provided by, and in accordance with, the provisions of this Lease.

Section 15.02. Discharge of Liens.

If any mechanic’s, laborer’s, vendor’s, materialman’s or similar statutory lien (including tax liens, provided the underlying tax is an obligation of Tenant by law or by a provision of this Lease) not caused or suffered to be created by the Landlord is filed against the Premises or any part thereof, or if any public improvement lien created, or caused or suffered to be created by Tenant shall be filed against any assets of, or funds appropriated to, Landlord, then, Tenant shall, within forty-five (45) days after receipt of notice of the filing of such mechanic’s, laborer’s, vendor’s, materialman’s or similar statutory lien or public improvement lien, cause it to be vacated or discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. However, Tenant shall not be required to discharge any such liens if Tenant shall have (a) furnished Landlord with, at Tenant’s option, a cash deposit, bond, letter of credit from an Institutional Lender (in form reasonably satisfactory to Landlord) or other security (such as a personal guaranty reasonably satisfactory to Landlord in an amount sufficient to discharge the lien with interest and penalties) and (b) brought an appropriate proceeding to discharge such lien and is prosecuting such proceeding with diligence and continuity; except that if, despite Tenant’s efforts to seek discharge of the lien, Landlord reasonably believes such lien is about to be foreclosed and so notifies Tenant, Tenant shall immediately cause such lien to be discharged of record or Landlord may use the security furnished by Tenant in order to so discharge the lien.

Section 15.03. No Authority to Contract in Name of Landlord.

Nothing contained in this Lease shall be deemed or construed to constitute the consent or request of Landlord, express or implied, by implication or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement of, alteration to, or repair of, the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for, or permit the rendering of, any services or the furnishing of materials that would give rise to the filing of any lien, mortgage or other encumbrance against the Premises or any part thereof or against assets of, or funds appropriated to, Landlord.

ARTICLE 16

REPRESENTATIONS

Section 16.01. No Brokers.

Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker, finder or any other party entitled to a broker’s or finder’s fee, or other commission or compensation arising out of or in connection with the execution of this Lease. Each of Landlord and Tenant shall be liable for and shall indemnify the other (including Administrator and Apple, if applicable) against any and all brokerage commissions or other compensation due to any broker, finder or other party if such broker, finder or other party alleging that it has acted for or at the direction of such party. The provisions of this paragraph shall survive the expiration or termination of this Lease.

Section 16.02. Tenant’s Acknowledgement of No Other Representations.

Tenant acknowledges, represents and confirms that it or its authorized representatives have visited the Premises and are fully familiar with the Premises, the physical condition thereof, and the reservations and restrictions described in Section 2.01 and in Article 24 of this Lease affecting the Premises. Tenant accepts the Premises in its existing condition and state of repair “as is”, and Tenant further warrants and represents that: (a) except as may be otherwise expressly set forth in this Lease, no representations, statements, or warranties, express or implied, have been made by, or on behalf of, Landlord or Administrator with respect to the Premises or the transactions contemplated by this Lease, the status of title thereto, the physical condition thereof, the zoning or other laws, regulations, rules and orders applicable thereto, the use that may be made of the Premises, or the absence of “hazardous substances” (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USCA § 9601 et seq.) on or under the Premises, except that Landlord does represent and warrant to Tenant that, to the best of its knowledge, the Premises is not the subject of any ongoing legal proceeding or governmental environmental investigation pertaining to the alleged presence of a “hazardous substance”, (b) Tenant has relied on no such representations, statements or warranties, and (c) except as may be otherwise expressly set forth in this Lease, Landlord shall not be liable in any event whatsoever for any latent or patent defects in the Premises.

Section 16.03. Tenant’s Representations, Warranties, and Covenants.

Tenant represents, warrants, and covenants that: (a) none of the shareholders or officers of (i) Tenant, or (ii) to Tenant’s knowledge, any entity having an ownership interest in Tenant, or in such other entity, are Prohibited Persons, and (b) no officer, agent, employee or representative of the City of New York has received or will receive any payment or other consideration for the making of this Lease and that no officer, agent, employee or representative of the City of New York has or will have any interest, directly or indirectly, in this Lease or the proceeds thereof. Tenant further represents, warrants and covenants that a true and accurate copy of the most current Organizational Documents of the Tenant have been submitted to the Landlord and that Tenant will, upon demand of Landlord, certify a list of its members and/or stockholders holding more than a 5% interest in Tenant, officers and directors. Tenant further represents, warrants, and covenants that at no time during the Term shall it admit into the Tenant entity as a member, stockholder or beneficial owner thereof any person who is a Prohibited Person, and it shall not engage a Prohibited Person to be an officer or director. Tenant covenants that, within thirty (30) days of demand by Landlord, Tenant will terminate the membership or stock ownership interest in Tenant (or any entity having an ownership interest in Tenant) and any other involvement as a member, stockholder, officer or director of Tenant, of any Person which is a Prohibited Person or is subject to action under Section 36.03 hereof. The termination of any stock ownership interest shall be effected by assignment of such stock ownership interest, redemption or purchase of such stock ownership interest by the Tenant entity or by any other means satisfactory to Landlord so long as such stock ownership interest is not acquired directly or indirectly by any Person within the category of Prohibited Persons or by any Person subject to action under Section 36.03 hereof. Failure of Tenant to effect a termination of such person’s or entity’s ownership interest and involvement as a member, stockholder, officer or director in the Tenant entity shall constitute an Event of Default under Article 22 of this Lease. Landlord acknowledges that Dairyland is a public company and that Tenant cannot dictate, control or determine all holders of Equity Interests in such public company.

ARTICLE 17

LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.

Landlord shall not be liable for any injury or damage to Tenant and Tenant shall not impede or seek recovery against Landlord in any action or claim brought by a third party for injury occurring on, in or about the Premises or the Property, nor for any injury or damage to the Premises or to any property belonging to Tenant or to any other Person that may be caused by fire or other casualty, by breakage, or by the use, misuse or abuse of any portion of the Premises or the Property or that may arise from any other cause whatsoever.

Landlord shall not be liable to Tenant and Tenant shall not impede or seek recovery against Landlord in any action or claim brought by a third party for any failure of water supply, gas or electric current, nor for any injury or damage to any property of Tenant or of any Person or to the Premises caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storm or disturbance or by or from water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Property, or body of water under or adjacent to the Property, or by or from leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein or from any other place, nor for interference with light or other incorporeal hereditaments by any Person, or caused by any public or quasi-public work.

Notwithstanding anything to the contrary contained in this Article 17, Landlord shall be liable, subject to Landlord’s rights under all other provisions of this Lease, for any injury or damage to Tenant, the Premises or any property located at the Premises belonging to Tenant or any Subtenant resulting directly from Landlord’s or Landlord’s agents, employees, servants, contractors or invitees, gross negligence or willful misconduct in connection with the performance of Landlord’s obligations pursuant to this Lease, including, without limitation, Section 12.05.

ARTICLE 18

INDEMNIFICATION

Section 18.01. Obligation to Indemnify.

Tenant shall not do or permit any act or thing to be done upon the Premises, or any portion thereof, which subjects Landlord, the Administrator or Apple to any liability or responsibility for injury or damage to Persons or property or to any liability by reason of any violation of law or of any Requirement, but shall exercise such control over the Premises so as to protect fully Landlord, the Administrator and Apple against any such liability. To the fullest extent permitted by law, Tenant shall indemnify and save Landlord, the Administrator, Apple, and their respective officers, directors, employees, agents and servants (collectively, the “Indemnitees”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees and disbursements, that may be imposed upon or incurred by or asserted against any of the Indemnitees by reason of any of the following:

(a) Construction Work. Tenant’s construction work or any other work or act done in, on, or about the Premises or any part thereof by Tenant or Tenant’s employees, agents, contractor’s or invitees;

(b) Control. The control or use, non-use, possession, occupation, alteration, condition, operation, maintenance or management of the Premises or any part thereof or of any street, parcel, sidewalk, curb, vault, or space comprising a part thereof or immediately adjacent thereto if under the control of or caused by Tenant, including, without limitation, any penalties imposed by any Governmental Authorities in respect of any violation in connection with any of the foregoing;

(c) Acts or Failure to Act of Tenant/Subtenant. Any act or failure to act on the part of Tenant or any Subtenant or any of its or their respective partners, joint venturers, officers, shareholders, directors, agents, contractors, servants, employees, licensees or invitees with respect to management and/or control of the Premises;

(d) Accidents, Injury to Person or Property. Any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on, or about (i) the Premises or any part thereof, or (ii) in, on, or about any street, parcel, sidewalk, curb, vault, or space immediately adjacent to the Premises (to the extent that any such accident, injury or damage is attributable to the owner of the Premises);

(e) Lease Obligations. Tenant’s failure to make any payment or to perform or comply with any of the other covenants, agreements, terms or conditions contained in this Lease on Tenant’s part to be kept, observed, performed or complied with and/or the exercise by Landlord or its designee of any remedy provided in this Lease with respect to such failure;

(f) Lien, Encumbrance or Claim Against Premises. Any lien or claim that may be alleged to have arisen against or on the Premises, or any lien or claim created or permitted to be created by Tenant or any Subtenant or any of its or their partners, joint venturers, officers, shareholders, directors, agents, contractors, servants, employees, licensees or invitees against any assets of, or funds appropriated to, Landlord or any liability that may be asserted against Landlord with respect thereto;

(g) Default of Tenant. Any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any construction agreements, the Subleases or other contracts and agreements affecting the Premises, on Tenant’s part to be kept, observed or performed;

(h) Execution, Delivery and Recording Fees. Any tax attributable to the execution, delivery or recording of this Lease or a memorandum thereof;

(i) Contest and Proceedings. Any contest or proceeding brought or permitted to be brought pursuant to the provisions of Article 33 hereof; or

Notwithstanding anything to the contrary set forth in this Article 18, Tenant shall not be required to indemnify any of the Indemnitees to the extent such liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges or expenses, including, without limitation, reasonable architects’ and attorneys’ fees and disbursements, arise out of Landlord’s or such Indemnitee’s or Landlord’s or such Indemnitees’ agents, employees, contractors, or servant’s negligence or misconduct. In addition, the liability of Tenant to indemnify, as hereinabove set forth, shall not extend to any matter against which an Indemnitee shall be effectively protected by insurance, provided, however, that if any such liability shall exceed the amount of the effective and collectable insurance in question, the said liability of Tenant shall apply to such excess. If the obligation or liability of Tenant, as set forth in any other part of this Lease, are less than or contradictory of this indemnity clause, the provisions of this clause shall be deemed and construed to be modified by such other parts. This indemnity shall not be deemed or construed to make Tenant liable for any matter that Landlord is obligated to do or omit by this Lease. Anything herein or in this Lease to the contrary notwithstanding, in the event that a Recognized Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Tenant to the Landlord under this Lease, the Recognized Mortgagee shall have no obligation, nor incur any liability, beyond the Recognized Mortgagee’s then interest, if any, in the Premises and the Landlord shall look exclusively to such interest of the Recognized Mortgagee if any, in the Premises for the payment and discharge of any obligations imposed upon the Recognized Mortgagee hereunder and the Recognized Mortgagee is hereby released or relieved of any other liability hereunder. The Landlord agrees that with respect to any money judgment which may be obtained or secured by the Landlord against a Recognized Mortgagee, the Landlord shall look solely to the estate or interest owned by any Recognized Mortgagee in the Premises and the Landlord will not collect or attempt to collect any such judgment out of any other assets of such Recognized Mortgagee.

Section 18.02. Contractual Liability.

The obligations of Tenant under this Article shall not be affected in any way by the absence of insurance coverage, or by the failure or refusal of any insurance carrier to perform an obligation on its part under insurance policies affecting the Premises, unless such failure or refusal by such carrier is due to the failure of the applicable Indemnitee to cooperate therewith.

Section 18.03. Defense of Claim, Etc.

If any claim, action or proceeding is made or brought against any of the Indemnitees by reason of any event to which reference is made in Section 18.01 hereof, then upon demand by Landlord, Tenant shall either resist, defend or satisfy such claim, action or proceeding in such Indemnitee’s name, by the attorneys for, or approved by, Tenant’s insurance carrier (if such claim, action or proceeding is covered by insurance) or by such other attorneys as Landlord shall reasonably approve. Indemnitees shall provide Tenant with full cooperation in defending against such claim. The foregoing notwithstanding, upon consultation with Tenant or Tenant’s carrier’s retained counsel (if applicable), such Indemnitee or another Indemnitee may engage its own attorneys to defend such Indemnitee, or to assist such Indemnitee in such Indemnitee’s defense of such claim, action or proceeding, as the case may be, and Tenant shall pay the reasonable fees and disbursements of such attorneys of such Indemnitee if it is determined that Landlord is not at fault in any way.

Section 18.04. Notification and Payment.

Each Indemnitee shall promptly notify Tenant of the incurrence by or assertion against such Indemnitee, or the imposition of any cost or expense as to which Tenant has agreed to indemnify such Indemnitee pursuant to any of the provisions of this Article 18. Tenant agrees to pay such Indemnitee all amounts due under this Article 18 within twenty (20) days after receipt of a detailed notice from Landlord advising that such payment has been determined by Landlord to be Tenant’s obligation, and any non-payment thereof by Tenant shall constitute a Default for which Landlord may declare an Event of Default in accordance with the provisions of Section 22.01(c) hereof. Notwithstanding the foregoing, Tenant’s failure to make the indemnification payment within the aforesaid 20-day period shall not constitute a Default should Tenant elect to challenge Landlord’s determination by commencing an action for declaratory judgment within the 20-day period.

Section 18.05. Release.

Notwithstanding any provision herein to the contrary, Tenant hereby releases Landlord, Administrator and Apple from any and all liability associated with (i) any disturbance of Tenant’s quiet enjoyment of the Premises resulting from, arising out of or in connection with, any delay in the adjustment of an insurance claim, selecting of contractors or in completion of any construction work on Landlord’s part to be performed provided, however, that none of the foregoing are designed to harass Tenant and (ii) any disturbance of Tenant’s quiet enjoyment by other tenants in the Building provided Landlord, in its capacity as Landlord, is taking reasonable steps to restore Tenant’s quiet enjoyment of the Premises.

Section 18.06. Hazardous Substances

Tenant shall waive any claim for damages, contribution, indemnification or otherwise against Landlord or Lease Administrator, which Tenant may now or hereafter have or discover in connection with Hazardous Substances (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USCA § 9601 et seq.) on, in, at, under, beneath, emanating from or affecting the Premises, or in connection with any voluntary or required removal or remediation thereof.

Tenant agrees to indemnify, defend, reimburse, and hold harmless Landlord and Lease Administrator from and against any and all environmental liabilities. Notwithstanding the foregoing, with regard to any environmental liabilities arising as a result of conditions existing on the Premises prior to the Commencement Date (“Pre-existing Conditions”), such indemnification shall be limited to the actual costs of any clean up and remediation that is the consequence of construction at the Premises by Tenant, and shall not in any way include the costs of: (i) any clean up and remediation required as a result of Pre-existing Conditions prior to commencement of any construction at the Premises by Tenant, (ii) any clean up and remediation required as a result of Pre-existing Conditions that is not the direct consequence of construction at the Premises by Tenant, (iii) penalties imposed by any party, (iv) consequential damages, or (v) claims brought by any third party.

Section 18.07. Survival Clause.

The provisions of this Article 18 shall survive the Expiration Date.

ARTICLE 19

NO DISCRIMINATION; EMPLOYMENT GOALS

Section 19.01. No Discrimination.

Tenant agrees that it will comply with all applicable laws, ordinances and regulations relating to civil rights and Tenant agrees that it will not refuse to hire or employ, nor bar or discharge from employment, nor discriminate against any persons in compensation or in terms, conditions or privileges of employment because of age, race, creed, color, national origin, gender, sexual orientation, marital status or handicap.

Section 19.02. Intentionally Omitted.

ARTICLE 20

LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS

Section 20.01. Landlord’s Right to Perform.

If the Tenant shall at any time fail to pay for or maintain any of the insurance policies required to be provided by Tenant pursuant to Article 7 hereof, or to make any other payment or perform any other act on its part to be made or performed hereunder, including, without limitation, the obligation to cause the discharge of liens pursuant to Article 15, then Landlord, after thirty (30) days’ notice to Tenant (or, in case of any emergency or any other circumstances which may materially and adversely affect Landlord or Landlord’s interest in the Premises, on such notice, or without notice, as may be reasonable under the circumstances), and without releasing Tenant from any obligation of Tenant hereunder and without waiving the right to terminate this Lease upon an Event of Default in accordance with the provisions hereof or any other right or remedy permissible hereunder, may (but shall not be required to):

(a) pay for and maintain any of the insurance policies required to be furnished by Tenant pursuant to Article 7 hereof, or

(b) make any other payment or perform any other act on Tenant’s part to be made or performed as in this Lease provided, and may take all such actions as may be necessary therefor. Notwithstanding the foregoing, except as otherwise expressly provided in this Lease, neither Landlord nor any agent, employee, contractor or any other person acting on Landlord’s behalf may enter upon the Premises or any portion thereof for any such purpose.

Section 20.02. Amount Paid by Landlord as Additional Rental.

All reasonable sums so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Late Charge Rate from the respective dates of Landlord’s making of each such payment or incurring of each such cost and expense, shall constitute, following notice from Landlord to Tenant, “Additional Rental” under this Lease and shall be paid by Tenant to Landlord with and in addition to the Base Rent payable on the first day of the month following the giving of such notice but in any event, not less than ten (10) days after Tenant’s receipt of notice for such payment.

Section 20.03. Waiver, Release and Assumption of Obligations.

Landlord’s payment or performance pursuant to the provisions of this Article shall not be, nor be deemed to be (a) a waiver or release of the Default or Event of Default with respect thereto (or any past or future Default or Event of Default) or of Landlord’s right to terminate this Lease in accordance with the provisions hereof and/or to take such other action as may be permissible hereunder, or (b) Landlord’s assumption of Tenant’s obligations to pay or perform any of Tenant’s past, present or future obligations hereunder.

Section 20.04. Proof of Damages.

Landlord shall not be limited in the proof of any damages that it may claim against Tenant arising out of, or by reason of, Tenant’s failure to provide and keep insurance in force in accordance with the provisions of this Lease to the amount of the insurance premium or premiums not paid. However, Landlord shall be entitled to seek, and if successful, to recover, as damages for such Default or Event of Default, the uninsured amount of any loss (up to the amount(s) of the coverage(s) required pursuant to this Lease) and damage sustained or incurred by it and the reasonable costs and expenses of any suit in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

ARTICLE 21

TENANT’S DUE DILIGENCE

Section 21.01. Premises Accepted “As Is”

Tenant shall accept Premises in “as-is” and “as-zoned” condition and acknowledges and agrees that it (i) has inspected the condition of the Premises, (ii) will not make any claim that the Premises are not suitable for the Permitted Uses, and (iii) will not make any claim regarding the condition of the Premises. Neither Tenant, Landlord, Lease Administrator nor any of their representatives have made any representations or promises with respect to the physical condition of the Premises or any other matter or thing affecting or related to the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Nothing herein is intended to or shall alter or diminish Landlord’s repair and maintenance obligations under Article 12 (and 14 hereof, to the extent same are not Tenant’s responsibility).

Section 21.02 Survey of Premises

Lease Administrator will provide Tenant with the most current survey of the Premises on file with Lease Administrator, should one exist.

Section 21.03 Due Diligence

Tenant will complete its due diligence of the Premises prior to entering into Lease. Tenant, and not the Landlord or Lease Administrator, shall be solely responsible for the payment of all costs and expenses incurred in the course of all due diligence activities, planning, design and construction of the Project, including reimbursement to Lease Administrator for any such costs expended by Lease Administrator. Said expenses are non-refundable and cannot be used as a credit against any amounts due and payable under this Lease. To facilitate Tenant’s due diligence, Tenant shall be granted access to the Premises through a license agreement in form and substance reasonably acceptable to the parties.

Section 21.04 Asbestos Inspection

Tenant acknowledges that it has read and reviewed the Asbestos Inspection Report provided by Landlord and attached hereto as Exhibit D (the “Asbestos Report”). The Asbestos Report is for informational purposes only. Landlord, EDC, and/or Apple will not guarantee the accuracy of the findings contained in the Asbestos Report.

ARTICLE 22

EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES, ETC.

Section 22.01. Definition.

Each of the following events shall be an “Event of Default” hereunder:

(a) (i) if Tenant shall fail to make any payment (or any part thereof) of Rental as and when due hereunder and such failure shall continue for a period of fourteen (14) days after notice;

(ii) if Tenant shall fail to maintain the Premises as provided in Sections 12.01 and 12.03 hereof and if such failure shall continue for a period of fourteen (14) days after notice (unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such fourteen (14) day period, in which case no Event of Default shall exist as long as Tenant shall have commenced curing the same within the fourteen (14) day period and shall diligently and continuously prosecute the same to completion within a reasonable period;

(iii) failure to obtain and maintain insurance policies required by Article 7, following two (2) business days’ notice from Landlord;

(iv) failure to complete the Required Work as required by Section 13 (except to the extent delayed by force majeure), as evidenced by a temporary certificate of occupancy, provided that Tenant is diligently pursuing a certificate of occupancy, following ten (10) business days’ notice from Landlord;

(b) if Tenant shall enter into (or permit to be entered into) a Capital Transaction or any other transaction, in violation of the provisions of this Lease and such Capital Transaction or other transaction shall not be made to comply with the provisions of this Lease or cancelled within ten (10) business days after Landlord’s notice thereof to Tenant;

(c) if Tenant shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease, including but not limited to the Required Work, and such failure shall continue for a period of thirty (30) days after Landlord’s notice thereof to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such thirty (30) day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same within the thirty (30) day period and shall diligently and continuously prosecute the same to completion);

(d) to the extent permitted by law, if Tenant shall make an assignment for the benefit of creditors;

(e) to the extent permitted by law, if Tenant shall file a voluntary petition under Title 11 of the United States Code or if a petition under Title 11 of the United States Code shall be filed against Tenant and an order for relief shall be entered, or if Tenant shall file a petition or an answer seeking, consenting to or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, state or other bankruptcy or insolvency statute or law, or shall seek, or consent to, or acquiesce in, or suffer the appointment of, any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant, or of all or any substantial part of its properties, or of the Premises or any interest of Tenant therein, or if Tenant shall take any partnership, joint venture or corporate action in furtherance of any action described in Sections 22.01(d) or 22.01(e) or this Section 22.01(f);

(f) to the extent permitted by law, if within sixty (60) days after the commencement of a proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not be dismissed, or if, within one hundred twenty (120) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of

Tenant, or of all or any substantial part of its properties, or of the Premises or any interest of Tenant therein, such appointment shall not be vacated or stayed on appeal or otherwise, or if, within one hundred twenty (120) days after the expiration of any such stay, such appointment shall not be vacated;

(g) if any of the representations made by Tenant herein are or shall become false or incorrect in any material respect and Tenant shall not have notified Landlord, in writing, within ten (10) days after Tenant became, or should have become, aware of such deviation;

(h) if a levy under execution or attachment shall be made against the Premises or any part thereof, the income therefrom, this Lease or the leasehold estate created hereby and such execution or attachment shall not be vacated, stayed or removed by court order, bonding or otherwise within a period of thirty (30) days after Tenant received notice thereof.

Section 22.02. Enforcement of Performance.

If an Event of Default occurs, Landlord may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.

Section 22.03. Expiration and Termination of Lease.

(a) If an Event of Default occurs, Landlord, at any time thereafter, shall have the right, at its option, to give Tenant notice stating that this Lease and the Term shall terminate on the date specified in such notice (the “Conditional Limitation Notice”), which date shall not be less than ten (10) days after the giving of the notice (such ten (10) days, the “Conditional Limitation Period”). Upon the expiration of the Conditional Limitation Period this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date specified in the Conditional Limitation Notice were the Expiration Date, and Tenant shall quit and surrender the Premises forthwith. If such termination is stayed by order of any court having jurisdiction over any case described in Sections 22.01(f) or (g) hereof or by federal or state statute, then following the expiration of any such stay, or if the trustee appointed in any such case, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within thirty (30) days after entry of the order for relief or as may be allowed by the court, or if the trustee, Tenant or Tenant as debtor-in-possession fails to provide adequate protection of Landlord’s right, title and interest in and to the Premises and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease as provided in Section 22.09 hereof, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such case, shall have the right, at its election, to terminate this Lease on five (5) days notice to Tenant, Tenant as debtor-in-possession or the trustee. Upon the expiration of the five (5) day period this Lease shall cease and Tenant, Tenant as debtor-in-possession and/or the trustee immediately shall quit and surrender the Premises.

(b) If this Lease is terminated as provided in Section 22.03(a) hereof:

(i) Landlord may, without notice, re-enter and repossess the Premises;

(ii) Tenant shall pay to Landlord all Rental payable under this Lease by Tenant to Landlord to the Expiration Date (except that in the case of any Imposition, such payment should be made in accordance with Section 5.01 hereof) and Tenant shall remain liable for all Rental thereafter falling due on the respective dates when such Rental would have been payable but for the termination of this Lease;

(iii) All undisbursed Insurance Proceeds, if any, from policies required to be carried by Tenant, up to such amounts as are necessary to satisfy all of Tenant’s obligations to Landlord pursuant to this Lease, shall become the property of Landlord immediately upon termination of this Lease. Tenant hereby covenants to take all actions and execute all instruments and documents necessary to effectuate the intent of this provision. The covenant set forth in this Section 22.03(b)(iii) shall survive any termination or expiration of this Lease; and

(iv) Landlord may complete all construction work required to be performed by Tenant hereunder and may repair and alter any portion(s) of the Premises in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or let or relet the Premises or any portion thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord’s name, and out of any rent and other sums collected or received as a result of such reletting Landlord shall (A) first, pay to itself in respect of services rendered by third parties the reasonable cost and expense of termination of what would otherwise have constituted the unexpired portion of the Term, reentering, retaking, repossessing, repairing, altering and/or completing construction of any portion(s) of the Premises and the reasonable cost and expense of removing all persons and property therefrom, including in such costs reasonable brokerage commissions, legal expenses and reasonable attorneys’ fees and disbursements, (B) second, pay to itself in respect of services rendered by third parties the reasonable cost and expense of completing any construction work required to be performed by Tenant hereunder, (C) third, pay to itself the reasonable cost and expense sustained in respect of services rendered by third parties in securing any new tenants and other occupants, including in such costs, reasonable brokerage commissions, legal expenses and reasonable attorneys’ fees and disbursements and other expenses of preparing any portion(s) of the Premises, the cost and expense of operating and maintaining same and (D) fourth, pay to itself any balance remaining, which amount shall be credited against Tenant’s obligations to Landlord under this Lease . Landlord shall in no way be responsible or liable for any failure to relet any portion(s) of the Premises or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability.

Section 22.04. Receipt of Moneys after Notice of Termination.

No receipt of moneys by Landlord from Tenant after the termination of this Lease, or after the giving of any notice of the termination of this Lease, shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy. After the service of notice to terminate this Lease or the commencement of any suit or summary proceedings or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting the notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant’s liability hereunder.

Section 22.05. Waiver of Rights.

Tenant hereby expressly waives service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings in connection therewith and Tenant, for and on behalf of itself and all Persons claiming through or under Tenant, also waives and releases any and all rights (a) of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or (b) of re-entry, or (c) of repossession, or (d) to restore the operation of this Lease, if Tenant is dispossessed by a judgment or by warrant of a court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms “enter”, “re-enter”, “entry” or “re-entry”, as used in this Lease, are not restricted to their technical legal meanings. Tenant shall execute, acknowledge, and deliver within ten (10) days after request by Landlord any instrument evidencing such waiver or release that Landlord may request.

Section 22.06. Strict Performance.

No failure by either party to insist upon the other’s strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy available to it hereunder, including, without limitation, Landlord’s acceptance of full or partial Rental during the continuance of any Default or Event of Default, shall constitute a waiver of any such Default or Event of Default or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no Default or Event of Default by Tenant, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any Default or Event of Default shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Default or Event of Default.

Section 22.07. Right to Enjoin Defaults or Threatened Defaults.

In the event of Tenant’s Default or threatened Default, Landlord shall be entitled to enjoin the Default or threatened Default and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or by this Lease, other remedies that may be available to Landlord notwithstanding. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute.

Section 22.08. Intentionally deleted.

Section 22.09. Remedies Under Bankruptcy and Insolvency Codes.

If an order for relief is entered or if any stay of proceeding or other act becomes effective against Tenant or Tenant’s interest in this Lease in any proceeding which is commenced by or against Tenant under the present or any future Federal Bankruptcy Code or in a proceeding which is commenced by or against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future applicable federal, state or other bankruptcy or insolvency statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy or insolvency code, statute or law or this Lease, including, without limitation, such rights and remedies as may be necessary to protect adequately Landlord’s right, title and interest in and to the Premises or any part thereof and adequately assure the complete and continuous future performance of Tenant’s obligations under this Lease. Adequate protection of Landlord’s right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under the Lease, shall include, without limitation, all of the following requirements:

(a) that Tenant shall comply with all of its obligations under this Lease;

(b) that Tenant shall continue to use the Premises in the manner required by this Lease;

(c) that Landlord shall be permitted to supervise the performance of Tenant’s obligations under this Lease;

(d) that Tenant shall hire such security personnel as may be necessary to insure the adequate protection and security of the Premises;

(e) that Tenant shall pay Landlord, within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, an additional sum (the “Bankruptcy Security”) to be in an amount acceptable to Landlord, but in no event less than the Base Rent payable hereunder, for the then current Lease Year;

(f) that Tenant shall have and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

(g) that Landlord shall be granted a security interest acceptable to it in property of Tenant to secure the performance of Tenant’s obligations under this Lease; and

(h) that if Tenant’s trustee, Tenant or Tenant as debtor-in-possession shall assume this Lease and propose to assign it (pursuant to Title 11 U.S.C. § 365, as it may be amended) to any Person who shall have made a bona fide offer therefor, the notice of such proposed assignment, giving (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such Person’s future performance under the Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. § 365(b), as it may be amended, shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession, as applicable, no later than twenty (20) days after receipt by the same of such offer, but in any event no later than ten (10) days before the date the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time before the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable by Tenant out of the consideration to be paid by such Person for the assignment of this Lease.

Section 22.10. Intentionally Omitted

Section 22.11. Funds held by Depository.

If this Lease shall terminate as a result of an Event of Default (and same is not then subject to continuing adjudication), any undisposed Insurance Proceeds from policies required to be carried by Tenant held by Depository up to such amounts as are necessary to satisfy all of Tenant’s obligations to Landlord pursuant to this Lease shall be paid to Landlord free of any claim by Tenant, or any Person claiming through Tenant.

ARTICLE 23

NOTICES

Section 23.01. All Notices, Communications, Etc. in Writing.

Whenever it is provided herein that notice, demand, request, consent, approval or other communication shall or may be given to, or served upon, either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect hereto or to the Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and shall be effective for any purpose only if given by US Mail, certified, postage prepaid, return receipt requested, or by Airborne Express, Federal Express, UPS, Express Mail or other nationally recognized overnight delivery service that provides a signed receipt to the sender, and shall be deemed given and received on the date actually received or, if delivery is refused, on the date of such refusal, and addressed as follows:

(a) If to Tenant, to:

c/o Dairyland USA Corporation

100 East Ridge Road

Ridgefield, Connecticut 06877

Attn: Alexandros Aldous, General Counsel and Corporate Secretary

with a copy to

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Attn: Joseph M. Marger, Esq./Real Estate Dept. and Constantine Karides, Esq.

or to such other address and attorneys as Tenant may from time to time designate by notice given to Landlord with the notice provisions hereof. Any notice required or permitted to be given hereunder by Tenant may be given by the attorneys for Tenant with the same force and effect as if given by Tenant directly.

(b) If to Landlord:

New York City Department of Small Business Services

110 William Street

New York, New York 10038

Attention: General Counsel

with a copy to each of the following:

New York City Economic Development Corporation

110 William Street

New York, New York 10038

Attention: Executive Vice President,

Asset Management

and

Economic Development Corporation

110 William Street

New York, New York 10038

Attention: General Counsel

and

The New York City Law Department

100 Church Street

New York, New York 10007

Attn.: Chief, Economic Development Division

or to such other address(es) and attorneys as Landlord may from time to time designate by notice given to Tenant in accordance with the notice provisions hereof.

ARTICLE 24

NO SUBORDINATION

Section 24.01 Landlord’s interest in the Premises and in this Lease, as the same may be modified, amended or renewed, shall not be subject or subordinate to (a) any mortgage now or hereafter existing, (b) any other liens or encumbrances hereafter affecting Tenant’s interest in this Lease and the leasehold estate created hereby, or (c) any Sublease or any mortgages, liens or encumbrances now or hereafter placed on any Subtenant’s interest in the Premises.

Section 24.02 This Lease and the leasehold estate of Tenant created hereby and all rights of Tenant hereunder are and shall be subject to the reservations and restrictions set forth in Section 2.01 of this Lease and the following:

(a) Any state of facts that are shown on the survey provided to Tenant by Lease Administrator pursuant to Section 21.02 of this Lease and attached as Exhibit A;

(b) Any building restrictions and regulations now or hereafter in force and present and future zoning laws, ordinances, resolutions and regulations of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns now having or hereafter acquiring jurisdiction of the Premises and the use and improvement thereof;

(c) Rights, easements, licenses or privileges to use vaults, areas, tunnels, ramps or structures under highways, roads, streets, avenues or sidewalks on which the Premises abut, and consents or grants prior to the date of this Lease for the erection of any structures on, under or above said highways, roads, streets, avenues or sidewalks and any grants, easements, licenses or consents with respect to present or future sewers, public utility lines, pipes, conduits and equipment provided, however, that this subparagraph (b) shall not constitute a waiver of Tenant’s rights under Article 9 hereunder provided further that no such Easements, in the aggregate, shall materially and adversely affect the value or utility of Tenant’s leasehold estate or prohibit or materially interfere with access to, or use of, the Premises for the Permitted Uses.

(d) Violations of law, ordinances, regulations, restrictions, orders or requirements, if any, whether or not of record and whether or not the same might be disclosed by an examination and inspection or search of the Premises, noted or issued by any federal, state, municipal or other governmental department or authority having jurisdiction, as the same may exist on the Commencement Date of this Lease (it being understood that the existence of any such violations prior to July 27, 2001, if not attributable to Tenant’s acts or omissions, shall not become Tenant’s obligation to discharge by virtue of this paragraph) provided that no such Violations shall prevent Tenant’s access to or use of the Premises for the Permitted Uses or prevent Tenant from obtaining (or material impair Tenant’s ability to obtain) permits for the Required Work;

(e) Dedications, restrictions, covenants, consents, easements and agreements of record, if any, made or given by any prior owners of the Premises, provided that no such dedications, restrictions, covenants, consents, easements and agreements of record shall materially and adversely affect the value or utility of Tenant’s leasehold estate or prohibit or materially interfere with access to, or use of, the Premises for the Permitted Uses;

(f) The condition and state of repair of the Premises on the Commencement Date of this Lease;

(g) Any encroachments existing on the Commencement Date of this Lease that are disclosed on the survey or constitute an exception to Title, or are visible upon reasonable inspection;

(h) An easement reserved for Landlord, its tenants and designees to repair, maintain or perform work on or under any present or future utility lines on the Premises or Common Facilities, including, without limitation, electrical lines, provided that same shall not materially and adversely affect the value or utility of Tenant’s leasehold estate or prohibit or materially interfere with access to, or use of, the Premises for the Permitted Uses;

(i) An easement for the City, its agents and representatives, to construct, install, replace, repair and/or perform any other work on any present or future sewer, water line or any other public utility or improvement, including, but not limited to, an extension of a sewer easement for the New York City Department of Environmental Protection labeled as the “Easement to the City of New York to be Retained” in Exhibit A, provided that same shall not materially and adversely affect the value or utility of Tenant’s leasehold estate or prohibit or materially interfere with access to, or use of, the Premises for the Permitted Uses; and

(j) An easement for the City, its agents and representatives, or Consolidated Edison or its agents or representatives, to monitor and perform any work related to a voluntary clean-up program, provided that same shall not materially and adversely affect the value or utility of Tenant’s leasehold estate or prohibit or materially interfere with access to, or use of, the Premises for the Permitted Uses.

ARTICLE 25

STREET WIDENING

Section 25.01. Proceedings for Widening Street.

If any proceedings are instituted or orders made for the widening or other enlargement of any street contiguous to the Premises requiring removal of any projection or encroachment from the Premises on, under or above any such street, or any changes or alterations upon the Premises, or in the appurtenant sidewalks, grounds, parcels, areas, vaults, gutters, alleys, curbs or other appurtenances, subject to Tenant’s rights pursuant to this Lease, Tenant shall cooperate in a reasonable and prompt manner with such requirements, at Tenant’s sole cost and expense. If Tenant shall fail to so reasonably cooperate with such requirements then such failure, following thirty (30) days notice, shall constitute an Event of Default hereunder; provided that nothing herein shall be deemed to imply or constitute a waiver of Tenant’s right to contest in good faith and by appropriate proceeding any proposed taking or the amount of compensation therefor as provided in Sections 25.02 and 33.02 below.

Section 25.02. Contest of Proceedings.

Tenant shall be permitted to contest in good faith any proceeding or order to which Section 25.01 pertains, provided that such contest shall be brought in accordance with the provisions of Section 33.02 hereof as though Tenant were contesting a Requirement thereunder. Tenant may directly contest such proceeding or order in accordance with the provisions of Section 33.02.

Section 25.03. Distribution of Award.

Any award made or damages paid in connection with such proceedings shall be deemed to be an award made in connection with a Partial Taking (other than a temporary Taking) and shall be first paid to Tenant to the extent of its reasonable costs and expenses actually incurred in effecting compliance therewith and the remainder shall be paid, distributed and applied in accordance with provisions of Section 9.02(b) hereof.

ARTICLE 26

EXCAVATIONS AND SHORING

In accordance with Section 26-229 of the Administrative Code of the City, if any excavation is contemplated for construction or other purposes upon property adjacent to the Premises, Tenant, at its option, shall either:

(a) afford to Landlord, or, at Landlord’s option, to the Person or Persons causing or authorized to cause such excavation, the right to enter upon the Premises in a reasonable manner upon reasonable notice for the purpose of doing such work, at Landlord’s or such other Person’s expense, as may be necessary to preserve any of the walls of the Premises from injury or damage and to support them by proper foundations. If so requested by Tenant, such entry and work shall be done in the presence of a representative of Tenant, provided that such representative is available when the entry and work are scheduled to be done, and in all events such work shall be performed with reasonable diligence, in accordance with, and subject to, any applicable Requirements and, to the fullest extent possible, in a manner reasonably designed to minimize any interference with the on-going operations of Tenant and Subtenants; or

(b) perform or cause to be performed, at Landlord’s expense, unless otherwise agreed in writing, all such work as may be necessary to preserve any of the walls of the Building from injury or damage and to support them by proper foundations.

Tenant shall not, by reason of such excavation or work (except to the extent Landlord, Administrator or the agents of either were grossly negligent in their performance of such work), have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement or reduction of the Rental payable by Tenant hereunder.

ARTICLE 27

INTENTIONALLY OMITTED

ARTICLE 28

CONSENTS AND APPROVALS

Section 28.01. Effect of Granting or Failure to Grant Approvals or Consents.

All consents and approvals which may be required under this Lease shall not be unreasonably withheld, conditioned or delayed, except where it is expressly provided herein that such consent or approval is to be given in Landlord’s sole discretion or in Landlord’s judgment, determination or at Landlord’s option, and shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act.

ARTICLE 29

SURRENDER AT END OF TERM

Section 29.01. Surrender of Premises.

Upon the Expiration Date (or upon a re-entry by Landlord upon the Premises pursuant to Article 22 hereof), Tenant, without any payment or allowance whatsoever by Landlord, shall surrender the Premises to Landlord in reasonably good order, condition and state of repair, reasonable wear and tear, and casualty for which Tenant is not responsible to restore under this Lease, excepted, and free and clear of all Subleases, liens and encumbrances of any Person claiming by, through or under Tenant. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on the Expiration Date. Notwithstanding anything in this Article 29 or elsewhere in this Lease, Tenant shall have no liability for any restoration of the Premises upon the expiration of this Lease or to otherwise remove any fixtures, Alterations or betterments to the Premises, it being agreed that Tenant’s obligation shall be to remove Tenant’s Personal Property only.

Section 29.02. Delivery of Subleases, Etc.

Upon the Expiration Date (or upon a re-entry by Landlord upon the Premises pursuant to Article 22 hereof), Tenant shall, upon written request of Landlord, deliver to Landlord, to the extent any Subleases are still in force and effect, (i) executed counterparts of all Subleases, (ii) any service and maintenance contracts then affecting the Premises, (iii) any warranties and guarantees which Tenant has received in connection with any work or services performed or Equipment installed in or on the Premises, and to the extent same are assignable, a duly executed assignment thereof, without recourse except as provided in Section 37.06(b), to Landlord, and (iv) all maintenance records for the Premises in Tenant’s possession and control, and any and all other documents of every kind and nature whatsoever relating to the operation and the condition of the Premises which are in Tenant’s control at such time (or copies thereof, to the extent Tenant is required by law or Accounting Principles to retain the originals).

Section 29.03. Trade Fixtures and Tenant’s Property.

Tenant, or any Subtenant which entered into a Sublease in accordance with the provisions of this Lease, may remove their respective Trade Fixtures and Tenant’s Property but upon removal of any Trade Fixture or Tenant’s Property from the Premises, Tenant shall immediately and at its sole expense repair and restore, or cause to be repaired and restored, the affected portion of the Premises to a completed and functional condition, reasonable wear and tear excepted, and repair any damage to the Premises occurring during such removal. Any Trade Fixtures or Tenant’s Property which shall remain on the Premises after the Expiration Date (or upon a re-entry by Landlord upon the Premises pursuant to Article 22 hereof) and after the removal of Tenant or such Subtenant from the Premises, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such Subtenant, and either may be retained by

Landlord as its property or be disposed of at Tenant’s expense without accountability, in such manner as Landlord may see fit. Landlord shall not be responsible for any loss or damage occurring to any such Trade Fixtures or Tenant’s Property.

Section 29.04. Survival Clause.

The provisions of this Article shall survive the Expiration Date.

ARTICLE 30

ENTIRE AGREEMENT

This Lease, together with the Exhibits hereto, contains all of the promises, agreements, conditions, inducements and understandings between Landlord and Tenant concerning the Premises, and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as expressly set forth herein or as may be expressly contained in any enforceable written agreements or instruments executed simultaneously herewith by the parties hereto.

ARTICLE 31

QUIET ENJOYMENT

Landlord covenants that, as long as Tenant faithfully shall perform the agreements, terms, covenants and conditions hereof, Tenant shall and may, subject to the exceptions, reservations, terms and conditions of this Lease, peaceably and quietly have, hold and enjoy the Premises for the Term without molestation or disturbance by or from Landlord or any Person claiming through or under Landlord. This covenant shall run with the land and shall bind Landlord (and all assigns and successors of Landlord) and shall inure to the benefit of Tenant (and all assigns and successors of Tenant).

ARTICLE 32

USE OF DEVELOPMENT RIGHTS

Tenant agrees that Landlord may execute any declaration of zoning lot restrictions, zoning lot development agreement, and other necessary documents that are entered into for the purpose of utilizing the development rights attributable to the Premises in excess of those assigned to the Project without the joinder, waiver, consent or other act of Tenant, provided that such documents do not compromise Tenant’s Permitted Use of Premises, or reduce the floor area available on the zoning lot for Tenant’s Permitted Uses.

ARTICLE 33

ADMINISTRATIVE AND JUDICIAL PROCEEDINGS, CONTESTS, ETC.

Section 33.01. Imposition Contest Proceedings.

Tenant shall have the right to contest, at its sole cost and expense, the amount or validity, in whole or in part, of any Imposition (which, pursuant to this Lease are Tenant’s obligation to comply with) by appropriate proceedings diligently conducted in good faith, in which event, notwithstanding the provisions of Section 5.01 hereof, payment of such Imposition may be postponed if, and only as long as:

(a) neither the Premises nor any part thereof, could be, by reason of such postponement or deferment, in the judgment of Landlord, in danger of being forfeited and Landlord is not in danger of being subjected to criminal liability or penalty or civil liability or penalty in excess of the amount for which Tenant has furnished security as provided in Section 33.01(b) by reason of nonpayment thereof; and

(b) Tenant has either (i) deposited cash, or (alternatively, at Tenant’s option) given to Landlord a letter of credit in form and substance reasonably satisfactory to Landlord, issued by an Institutional Lender located in New York City, in the amount so contested and unpaid together with all interest and penalties in connection therewith and all charges relating to such contested Imposition that may or might, in Landlord’s judgment, be assessed against, or become a charge on, the Premises or any part thereof in or during the pendency of such proceedings, or (ii) provided other equivalent security in form, substance and amount, and on terms, satisfactory to Landlord. Upon the termination of such proceedings, Tenant shall pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which was deferred during the prosecution of such proceedings, together with any costs, fees (including, without limitation, reasonable attorneys’ fees and disbursements), interest, penalties or other liabilities which are Tenant’s obligation to pay pursuant thereto in connection therewith, and, upon such payment, deposited with it with respect to such Imposition, together with the interest, if any, earned thereon and Landlord shall return any form of security being held by it together with interest, if any, earned thereon. If Tenant shall not pay the amounts referred to in the preceding sentence of this paragraph, then Depository shall, at Landlord’s direction, disburse any moneys deposited with it by Tenant pursuant to the first sentence of this paragraph directly to the Person to whom or to which such Imposition is payable, and the Landlord shall likewise be entitled to apply the proceeds of any security deposited with it by Tenant pursuant to said sentence to such Person in payment of said amounts. Tenant shall remain liable for any unpaid balance of said amounts remaining after application by Depository or Landlord as aforesaid, and Tenant shall pay said balance to Landlord or the Person entitled to receive it within ten (10) days after Landlord’s demand. If at any time during the continuance of such proceedings Landlord, in its sole judgment, shall deem insufficient the amount or nature of the security deposited, Tenant, within ten (10) days after Landlord’s demand, shall make an additional deposit with Depository of such additional sums or deliver to Landlord such other acceptable security as Landlord may request, and upon failure of Tenant to so do, the amount theretofore deposited (or made available by alternative security), together with the interest, if any, earned thereon, may be applied by Depository (or Landlord, if it is the holder of the security) to the payment, removal and discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees (including, without limitation, reasonable attorneys’ fees and disbursements) or other liability accruing in any such proceedings and the balance, if any, remaining thereafter, together with the interest, if any, earned thereon and remaining after application by Depository or Landlord as aforesaid, shall be returned to Tenant or to the Person entitled to receive it. If there is a deficiency, Tenant shall pay the deficiency to Landlord or the Person entitled to receive it, within ten (10) days after Landlord’s demand.

Section 33.02. Requirement Contest.

Tenant shall have the right to contest the validity of any Requirement or the application thereof (including any proceeding under Article 25 hereof). During such contest, compliance with any such contested Requirement may be deferred by Tenant on the condition that before instituting any such proceeding, Tenant, except to the extent that compliance with such Requirement is the obligation of Landlord pursuant to operation of Section 12.05 of this Lease, shall furnish a cash deposit to Depository or, alternatively at Tenant’s option, furnish to Landlord a letter of credit or other security, securing compliance with the contested Requirement and payment of all interest, penalties, fines, civil liabilities, fees and expenses in connection therewith, all such forms of security to be satisfactory to Landlord in form, substance, amount, and identity of the issuing party. Any such proceeding instituted by Tenant shall be commenced as soon as is possible after the issuance of any such contested Requirement and shall be prosecuted with diligence to final adjudication; settlement, compliance or other mutually acceptable disposition of the Requirement so contested. The furnishing of any bond, deposit, letter of credit or other security notwithstanding, Tenant shall comply with any such Requirement in accordance with the provisions of Section 14.01(a) hereof if the Premises, or any part thereof, are in danger of being forfeited or if Landlord is in danger of being subjected to criminal liability or penalty, or civil liability in excess of the amount for which Tenant shall have furnished security as hereinabove provided, by reason of noncompliance therewith, or if failure to comply is hazardous to persons or property or would violate any mortgage or insurance policy provisions.

Section 33.03. Landlord’s Participation in Contest Proceedings.

Landlord shall not be required to join in any action or proceeding brought by Tenant referred to in this Article or permit the action to be brought by Tenant in Landlord’s name unless the provisions of any law, rule or regulation at the time in effect require that such action or proceeding be brought by and/or in the name of Landlord. If so required, Landlord shall join and cooperate in such proceedings or permit them to be brought by Tenant in Landlord’s name, in which case Tenant shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection therewith.

ARTICLE 34

INVALIDITY OF CERTAIN PROVISIONS

If any term or provision of this Lease or the application thereof to any Person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Lease, and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid and unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 35

FINANCIAL REPORTS

Section 35.01. Financial Records/Audit.

Upon written request from Landlord, Administrator, Apple or any City agency or other Governmental Authority, Tenant shall furnish to Landlord at any time that the Premises are used such that, if Tenant owned fee title to the Premises, the Premises would be “income-producing property” as that term is used in City Administrative Code Section 11-208.1 (or successor thereto), income and expense statements substantially similar to those required by such code section (or successor thereto) as if Tenant were the “owner” of the Premises as such term is used in said Section 11-208.1, such statements to be submitted within the time periods and to the address provided for in said Section 11-208.1 and such statements to be submitted notwithstanding that the City holds fee title to the Premises. Landlord and/or Lease Administrator may request to review and audit current and past financial statements for the Project, which Tenant shall produce, subject to reasonable prior notice. Notwithstanding any of the foregoing to the contrary, so long as Tenant or the Guarantor or its parent company is either a public company or a publicly reporting and filing company, to the extent financial information as to Tenant or Guarantor which Tenant would be otherwise required to deliver hereinabove is available to Landlord via EDGAR or other online service, then Landlord agrees that it shall obtain such financial information through such service and Tenant shall not be required to make the physical deliveries required hereinabove, provided that if Landlord requests financial information that is unavailable on such online services, Tenant shall deliver such financial information to Landlord with the understanding that such financial information shall be kept confidential by Landlord.

Section 35.02. Survival Clause.

The obligations of Tenant under this Article shall survive the Expiration Date.

ARTICLE 36

INVESTIGATIONS, SOLICITATIONS, ETC.

Section 36.01. Cooperation by Tenant.

Tenant shall cooperate fully and faithfully with any investigation, audit or inquiry with respect to this Lease or the Premises conducted by any Governmental Authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a Governmental Authority that is a party in interest to this Lease. If:

(a) any Person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other Governmental Authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State of New York or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, EDC or any local development corporation, or any public benefit corporation organized under the laws of the State of New York, or

(b) any Person refuses to testify with respect to this Lease or the Premises for a reason other than the assertion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a Governmental Authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of a Governmental Authority that is a party in interest in, and is seeking testimony concerning the award of, or performance under this Lease, then the commissioner or agency head whose agency is a party in interest to the submitted bid, submitted proposal, transaction, contract, lease, permit or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved, to determine if any penalties should attach for the failure of a Person to testify.

Section 36.02. Intentionally Omitted

Section 36.03. Penalties.

The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

(a) The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any Person, or any entity of which such Person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City or EDC; and/or

(b) The cancellation or termination of any and all such existing City or EDC contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this Lease, nor the proceeds of which pledged, to an unaffiliated and unrelated Institutional Lender for fair value prior to the issuance of the notice scheduling the hearing, without the City or EDC incurring any penalty or damages on account of such cancellation or termination.

Section 36.04. Criteria for Determination.

The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in subsections (a) and (b) below. He or she may also consider, if relevant and appropriate, the criteria established in subsections (c) and (d) below in addition to any other information which may be relevant and appropriate:

(a) The entity’s good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge or disassociation of any Person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

(b) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

(c) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

(d) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under Section 36.03 above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in Section 36.02 above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

Section 36.05. Definitions.

As used in this Article:

(a) The term “license” or “permit” shall mean a license, permit, franchise or concession not granted as a matter of right.

(b) The term “person” as used herein shall be defined as any natural person doing business alone or associated with another person or entity as partner, director, officer, principal, or employee.

(c) The term “entity” shall mean any firm, partnership, corporation, association or Person that receives monies, benefits, licenses, leases or permits from or through the City or otherwise transacts business with the City.

(d) The term “member” shall mean any Person associated with another Person or entity as a partner, director, officer, principal or employee.

Section 36.06. Failure to Report Solicitations.

(a) In addition to and notwithstanding any other provision of this Lease, in the event any director, officer, or Vice President of Tenant fails to promptly, after becoming aware thereof, report in writing to the Commissioner of Investigation of the City any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this Lease by the Tenant, or affecting the performance of this Lease (a “Failure to Report a Solicitation”), Tenant shall be in Default under this Lease.

(b) The first time a Failure to Report a Solicitation occurs, Tenant may cure such Default by, within ten (10) days of the discovery of such Failure to Report a Solicitation, (i) paying, to Landlord, a fine in the amount of Thirty-Six Thousand Dollars ($36,000) and (ii) instituting a system, acceptable to the City, to prevent such Failure to Report a Solicitation from occurring in the future.

(c) The second time a Failure to Report a Solicitation occurs, Tenant may cure such Default by, within ten (10) days of the discovery of such Failure to Report a Solicitation, paying, to Landlord, a fine in the amount of Seventy-Two Thousand Dollars ($72,000).

(d) The third time a Failure to Report a Solicitation occurs, the commissioner or agency head may in his or her sole discretion terminate this Lease upon not less than three (3) days written notice.

ARTICLE 37

MISCELLANEOUS; INDICTMENT

Section 37.01. Captions.

The captions of this Lease are for the purpose of convenience of reference only, and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

Section 37.02. Table of Contents.

The table of contents is for the purpose of convenience of reference only, and is not to be deemed or construed in any way as part of this Lease.

Section 37.03. Reference to Landlord and Tenant.

The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant. The use herein of the words “successors and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

Section 37.04. Person Acting on Behalf of a Party Hereunder.

If more than one Person is named as, or becomes a party hereunder, the other party may require the signatures of all such Persons in connection with any notice to be given or action to be taken hereunder by the party acting through such Persons. Each Person acting through or named as a party shall be fully and jointly and severally liable for all of such party’s obligations hereunder. Any notice by a party to any Person acting through or named as the other party shall be sufficient and shall have the same force and effect as though given to all Persons acting through or named as such other party.

Section 37.05. Indictment.

(a) Procedures and Requirements. If any grand jury impaneled by any federal or state court files an indictment with such court charging Tenant or any principal of Tenant (such indicted Person referred to hereafter as the “Indicted Party”) with having committed an intentional felony in connection with the Premises, construction or operations thereon, or any other matter in connection to the Premises, then Landlord shall convene a hearing (the “Hearing”) before a panel of three persons consisting of (i) the City’s Deputy Mayor for Finance and Economic Development (or a successor in function designated by the City’s Mayor), (ii) the President of EDC (or a successor in function designated by the City’s Mayor), and (iii) the Corporation Counsel of the City, or the respective duly authorized designees of any of them, or such substitute persons as the City’s Mayor may designate (the “Hearing Officers”). Such Hearing shall be held upon not less than forty-five (45) days written notice to the Indicted Party and Tenant for the purpose of determining whether it is in the best interest of the City to require the Indicted Party to assign its interest in this Lease or in Tenant, as the case may be. At the Hearing, Tenant and the Indicted Party shall have the opportunity to be represented by counsel and to make a presentation to the Hearing Officers orally and in writing. The Hearing Officers shall consider and address in reaching their determination (x) the nexus of the conduct charged in the indictment to this Lease, (y) the deleterious effect which an assignment of the Indicted Party’s interest in this Lease or in Tenant, as the case may be, would have on the economic development interests of the City which this Lease is intended to promote, and (z) other relevant matters. The Hearing Officers shall render a decision in writing within thirty (30) days of the last day of the Hearing. If the Hearing Officers decide by a majority vote that it is in the best interest of the City to require an assignment by the Indicted Party, then Landlord shall notify the Indicted Party and Tenant of the Hearing Officers’ decision within five (5) days of the date thereof. The Indicted Party shall assign its interest in this Lease or in Tenant, as the case may be, within six (6) months of the date of the notice of such decision by the Hearing Officers to a Permitted Assignee who is not an affiliate of the Indicted Party acting either in its own behalf or as an independent trustee in accordance with Section 37.05(c) below for the benefit of the Indicted Party for the purpose of actively managing this Lease or the Indicted Party’s interest in

Tenant, as the case may be. The Indicted Party may receive the consideration, if any, for such assignment in installment payments, provided that such consideration shall be for a sum certain and that, except as hereinafter provided, following such assignment the Indicted Party shall have no further interest in the Premises or in any profits arising therefrom. If the Indicted Party has sought review of the Hearing Officers’ decision by appropriate lawful means, the time for the assignment of the Indicted Party’s interest, if required by the Hearing Officers’ decision, shall be stayed until such review has been completed.

(b) Failure to Assign. Any failure of (i) the Indicted Party to assign its interest in this Lease or in Tenant, as the case may be, or (ii) a Permitted Assignee who is not affiliated with the Indicted Party, acting as a trustee, to assign the Indicted Party’s interest in this Lease or in Tenant, as the case may be, following a Conviction within the time and in the manner provided hereunder, shall be deemed to be a material Default by Tenant hereunder and shall permit Landlord to obtain injunctive or equitable relief to compel an assignment, or other appropriate remedies, but shall not permit Landlord to terminate this Lease. Upon the occurrence of such Default, Landlord shall have all of the rights and remedies provided hereunder in the case of a Default by Tenant.

(c) Assignment to Trustee. If the Indicted Party assigns its interest in Tenant or in this Lease to a trustee as provided in Section 37.05(a) hereof, the trust agreement between the Indicted Party and the trustee shall be reasonably satisfactory to Landlord, and the trust agreement shall provide as follows:

1. If (x) the Indicted Party is found not guilty of the felony for which it is indicted by a court of competent jurisdiction or (y) the felony charges against such Indicted Party are dismissed, then the trustee shall reassign the Indicted Party’s interest in Tenant or in this Lease, as the case may be, to the Indicted Party;

2. If (x) the Indicted Party is found guilty of the felony for which it is indicted by a court of competent jurisdiction and either the period for appeal of such verdict has expired or such verdict is affirmed by the court having ultimate jurisdiction to hear an appeal of such determination or (y) the Indicted Party pleads guilty to the felony for which it is indicted or another intentional felony or pleads “no contest” to the felony for which it is indicted or another intentional felony (either (x) or (y) above, a “Conviction”), then the trustee shall assign this Lease or the Indicted Party’s interest in Tenant, as the case may be, within six (6) months of the date of the Conviction to a Permitted Assignee who is not affiliated with the Indicted Party; and

3. During the pendency of any such trust, the Indicted Party shall exercise no control over the Premises but may make contributions in connection with operations at the Premises and receive distributions therefrom.

(d) Application. This Section 37.05 shall apply only for so long as the City or any agency or instrumentality thereof shall be Landlord hereunder.

Section 37.06. Limitation on Liability.

(a) Landlord Exculpation. The liability of Landlord, or of any other Person who has at any time acted as Landlord or Administrator hereunder, for damages or otherwise, shall be limited to Landlord’s interest in the Premises, the proceeds of any insurance policies covering or relating to the Premises which are payable to Landlord, and any awards payable to Landlord in connection with any condemnation of part or all of the Premises. In no event, however, shall Landlord’s interest in the Premises include: (i) any rights, claims, or interests of Landlord that at any time may exist pursuant to a loan document to which the Landlord is a party or any note or mortgage given to Landlord in connection with the Premises; (ii) any rights, claims, or interests of Landlord that at any time may arise from or be a result of Landlord’s governmental powers or rights or Landlord’s actions in its governmental capacity; (iii) any rents, issues, or proceeds from or in connection with the Premises, or that would otherwise be within Landlord’s interest in the Premises, from and after such time as such items have been received by the Landlord; or (iv) any proceeds resulting from a levy under execution or attachment against Landlord’s fee interest in the Premises (it being understood and agreed that Tenant shall not seek to effect such a levy under execution or attachment). None of the directors, officers, partners, joint venturers, principals, shareholders, employees, agents or servants of Landlord or EDC shall have any liability (personal or otherwise) hereunder or be subject to levy, execution or other enforcement procedure for the satisfaction of any remedies of Tenant available hereunder.

(b) Tenant’s Exculpation. Except for (i) liability of Tenant for conversion, fraud, fraud of creditors, breach of trust, or intentional damage to the Premises, (ii) liability of Tenant when Landlord is acting in or pursuant to its governmental capacity, (iii) liability with respect to Tenant’s obligation to pay any and all additional rental and any other Rental that has accrued prior to termination of this Lease but not yet been paid, and (iv) liability of Tenant arising in connection with Tenant’s obligation to indemnify the Landlord and Administrator, the liability of Tenant hereunder for damages or other monetary amounts or otherwise by reason of any Event of Default under this Lease shall be limited to Tenant’s interest in the Premises, including, without limitation, (A) rents or profits collected or collectible after an Event of Default has occurred (in the case of non-payment of any Rental) or notice of an Event of Default has been given (in the case of Defaults other than non-payment of Rental); (B) the proceeds of any insurance policies payable to Tenant covering or relating to the Premises, including, without limitation, Insurance Proceeds; (C) any awards payable to Tenant in connection with any condemnation of the Premises or any part thereof; (D) any other rights, privileges, licenses, franchises, claims, causes of action or other interests, sums or receivables appurtenant to the Premises; and (E) any security pledged hereunder by Tenant from time to time. None of the directors, officers, partners, joint venturers, principals, shareholders, employees, agents or servants of Tenant shall have any liability (personal or otherwise) hereunder beyond Tenant’s interest in the Premises, and no other property or assets of Tenant or any of the directors, officers, partners, joint venturers, principals, shareholders, employees, agents or servants of Tenant shall be subject to levy of execution or other enforcement procedure for the satisfaction of Landlord’s remedies hereunder.

(c) Governs Lease. The provisions of this Section 37.06 shall govern every other provision of this Lease. The absence of explicit reference to this Section 37.06 in any particular provision of this Lease shall not be construed to diminish the application of this Section 37.06 to such provision. This Section 37.06 shall survive the Expiration Date.

(d) Other Remedies. Nothing in this Section 37.06 is intended to limit the remedies available to any party under this Lease other than by limiting the enforcement of those remedies to a party’s interest in the Premises, in the manner and to the extent provided in this Section 37.06. Nothing in this Section 37.06 is intended to prevent or preclude any person from obtaining injunctive or declaratory relief with respect to any claim arising under this Lease or in connection with the Premises.

Section 37.07. Remedies Cumulative.

Each right and remedy of either party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

Section 37.08. Merger.

Unless Landlord and Tenant sign and record an agreement to the contrary, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Premises or any part thereof by reason of the same Person acquiring or holding, directly or indirectly, this Lease and the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises.

Section 37.09. Performance at Tenant’s Sole Cost and Expense.

Except to the extent otherwise expressly provided for elsewhere in this Lease, all of Tenant’s obligations hereunder shall be performed at Tenant’s sole cost and expense.

Section 37.10. Relationship of Landlord and Tenant.

This Lease is not to be construed to create a partnership or joint venture between the parties, it being the intention of the parties hereto only to create a landlord and tenant relationship.

Section 37.11. Waiver, Modification, Etc.

No covenant, agreement, term or condition of this Lease shall be changed, modified, altered, waived or terminated except by a written instrument of change, modification, alteration, waiver or termination executed by Landlord and Tenant. No waiver of any breach or Event Default shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach or Event of Default thereof.

Section 37.12. Intentionally Omitted.

Section 37.13. Governing Law.

This Lease shall be governed by, and be construed in accordance with, the laws of the State of New York.

Section 37.14. Claims.

Any and all claims asserted by or against Landlord arising under this Lease or related hereto shall be heard and determined either in the courts of the United States (“Federal Courts”) located in the City of New York or in the courts of the State of New York (“New York State Courts”) located in the City of New York. To effect this agreement and intent, Landlord and Tenant agree and, where appropriate, shall require each contractor and Subtenant to agree, as follows:

(i) If Landlord initiates any action against Tenant in Federal Court or in New York State Court, service of process may be made on Tenant either in person, wherever Tenant may be found in the manner required by applicable law.

(ii) With respect to any action between Landlord and Tenant in New York State Court, Tenant hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non conveniens, (ii) to remove to Federal Court outside New York City, and (iii) to move for a change of venue to New York State Court outside New York City.

(iii) With respect to any action between Landlord and Tenant in Federal Court located in New York City, Tenant expressly waives and relinquishes any right it might otherwise have to transfer the action to a Federal Court outside the City of New York.

(iv) If Tenant commences any action against Landlord in a court located other than in the City and State of New York, then, upon request of Landlord, Tenant shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, then Tenant shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

Section 37.15. Successors and Assigns.

The agreements, terms, covenants and conditions herein shall be binding upon, and inure to the benefit of, Landlord and Tenant and, except as otherwise provided herein, their respective successors and assigns.

Section 37.16. Effect of Other Transactions.

No Sublease or Capital Transaction, whether executed simultaneously with this Lease or otherwise, and whether or not consented to by Landlord, shall be deemed to modify this Lease in any respect.

Section 37.17. City as Landlord.

The obligations of the City in its governmental capacity are not to be construed as obligations of the City in its proprietary capacity as Landlord under this Lease.

Section 37.18. Waivers.

To the extent permitted by applicable Law, Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim for injury or damages. In the event Landlord commences any proceeding for nonpayment of Rental or any other sums required to be paid by Tenant under the terms of this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings, except to the extent the failure to raise any issue or claim in the instant proceeding would or is reasonably likely to preclude raising such issue or claim in a separate or subsequent proceeding.

Section 37.19. Designee.

References to Landlord in this Lease shall be deemed to refer also to any designee named by Landlord to act in its behalf with respect to this Lease. Actions to be taken by the Administrator hereunder may instead, at Landlord’s option, be taken by Landlord or Landlord’s designee.

Section 37.20. Counterparts.

This Lease may be executed in one or more counterparts each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

(the remainder of this page is intentionally left blank)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

THE CITY OF NEW YORK

By:	/s/ Andrew Schwartz
Deputy Commissioner of the
Department of Small Business Services

Approved as to Form:

/s/ James McSpiritt
Acting Corporation Counsel

DAIRYLAND HP LLC,
a Delaware limited liability company

By:	DAIRYLAND USA CORPORATION,
a New York corporation
Sole Member and Manager

	By:	/s/ Christopher Pappas
	Name:	Christopher Pappas
	Title:	Chief Executive Officer

STATE OF NEW YORK	)
:SS.:
COUNTY OF NEW YORK	)

On this 26 day of April, in the year 2012, before me, a Notary Public in and for said State, personally appeared the Commissioner of the Department of Small Business Services of the City of New York, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to within the foregoing instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Denise Motta
Notary Public Denise Motta Commissioner of Deeds, City of New York NO. 4-6420 Certificate Filed in New York County Commission Expires November 1, 2012

STATE OF NEW YORK	)
:SS.:
COUNTY OF NEW YORK	)

On this 16th day of April, in the year 2012, before me, a Notary Public in and for said State, personally appeared Christopher Pappas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to within the foregoing instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Raquel Mehlman
Notary Public Raquel Mehlman Notary Public State of New York New York County LIC. #01ME6193851 Comm. Exp. 9/22/2012

EXHIBIT A

PREMISES

BRONX RIVER
Department of War August 16, 1912
U.S. Pierhead and Bulkhead Line as approved by the
S44°52'03"E 281.89'
S38°59'37"E 241.02'
S23°27'41"E
Upland Line
N58°23'24"W 21.52'
N37°28'49"W 85.25'
N23°01'24"W 95.52'
N41°35'56"E 26.80'
N78°21'32"E 17.00'
S78°21'32"W 1.30'
N39°25'06"W 32.00'
S50°34'54"E
Produce Market
GRAPHIC SCALE
(IN FEET)
1 inch = 50 ft.
EDGE OF PAVEMENT
IRREGULAR
200-240 Food Center Drive Leasehold
p/o Block 2770 Lot 1 &
p/o Block 2781 Lot 500
Entire Area = 683,029 Sq. Ft / 15.6802 Ac ±
Upland Area = 580,142 Sq.Ft / 13.3182 Ac ±
Commencement Date Premisis
R. Best Sublease & Leasehold Premisis & Parking Areas
Point of True Beginning
Ingress/Egress Easement
p/o Block 2770 Lot 1 &
p/o Block 2781 Lot 500
Area = 11,502 Sq. Ft / 0.2640 Ac ±
Site "D"
Site
Vicinity Map
Not to Scale

General Notes

This survey is based upon a combination of field investigations and surveys conducted by Mercator Land Surveying on January 11, 2008 by and/or under the direction supervision of the undersigned licensed surveyor.

1. North arrow, bearings, and coordinates based upon the North American Datum of 1983 (1996 adjustment). The projection is New York – East (3101)/New Jersey (2900). Geoid03 was used to determine separation between ellipsoid height and orthometric height.
2. Project control was determined using Leica dual-frequency GPS receivers. The reference monuments were NJ02 (PID #AU3046) and LANT (PID#AU4872).
3. The vertical datum is the Bronx Highway Datum, being 2.608 feet above mean sea level at Sandy Hook (NGVD29).
4. All units shown on this map are US standard survey feet.
5. Mercator Land Surveying, LLC prepared this survey based upon the title reports prepared by others and research conducted by Mercator Land Surveying.
6. Reference is made to the following maps and documents:
   a. Final Section Map, Section 5, 1914. Filed in The Office of Borough President of The Bronx. Map "Section 5." Prepared by John Drake, Asst. Engineer, April 1896. Revised September 4, 1896.
   b. Agreement dated July 15, 1998 between Consolidated Edison Company of New York and the City of New York. Recorded with the City of New York Board of Estimate Register No. [illegible]
   c. "Map Discontinuing and Closing the Street System within the Territory Bounded by Halleck Street, Edgewater Road, Lafayette Avenue, Bronx River and East Bay Avenue," March 29, 195[illegible]. Filed in the Office of Borough President of The Bronx, Topographic Bureau Map No. 11627.
   d. "Map Showing the Changes to Lines and Grades in Halleck Street at Hunt's Point Avenue," March 2, 1962. Filed in the Office of Borough President of The Bronx, Topographic Bureau Map No. 11658.
   e. "Map Discontinuing and Closing the Hunt's Point Avenue from Halleck Street to Farragut Street & [illegible] Avenue . . ." Undated. Filed in the Office of Borough President of The Bronx, Topographic Bureau Map No. 11772.
   f. "Map Showing Elimination of Hunt's Point Avenue From Farragut Street to Halleck Street and Ryawa Avenue . . ." April 27, 1966. Amendment to Section 5, Plan No. 11770. (Source not known, amendment never adopted.)
   g. Comal Map "Market Running Tr. – Albany Co.; Sidetrack Serving The Hunt's Point Terminal Cooperative Association and The City Of New York, Hunt's Point, Bronx, New York." Feb. 7, 1969. Plan No. 4219-21.11.
   h. "Map Showing Consolidated Edison Company, NY Property Record Department, Location Hunt's Point Regulating Station. June 6, 1972.
   i. "Map Showing Consolidated Edison Company of New York, Inc., Borough Of The Bronx, N.Y." Hunt's Point Key Map (Insurance Map No. 5-[illegible]). Nov. 1964. Insurance map surveyed by B. Wainwright.
   j. Letters patent from the State of New York to the City of New York. October 6, 1883. Recorded November 13, 1883 in Liber 403, CP 388.
7. The survey is hereby certified to:
   a. The New York City Economic Development Corporation, its successor and/or assigns.
   b. Commercial Lending II LLC, its successors and/or assigns.
   c. Dairyland HP LLC.
   d. Dairyland USA Corporation.
   e. Title Associates.
8. The confluence of the Bronx River and East River was the only watercourse visible at the time of the survey.
9. The Property in Question (PIQ) is located in Flood Hazard Zone AE (base flood determined) and in Flood Hazard Zone X as depicted on FIRM Community-Panel No. 360497 0111F & 0103F, September 5, 2007.
10. Leased areas (parking, warehouse and office) shown within the leasehold are approximate only and not based upon field measurements.

MERCATOR land surveying, llc

[illegible]

Unauthorized alteration or addition to a survey map bearing a licensed land surveyor's seal is a violation of Section 7209, Subdivision 2 of the New York State Education Law.

Only copies from the original of this survey marked with an original land surveyor's blue inked seal shall be considered to be valid true copies.

ISSUES OF DRAWING

No.	Date	Description
A	2/1/11	Interim Issue of Drawing

SUBSEQUENT REVISIONS

1	2/3/11	Signed and Sealed copies
2	2/13/12	Create new sheets & add sublease
3	2/17/12	Add access easement
4	2/21/12	Add proposed DEP easmt
5	2/29/12	Change certification
6	3/7/12	Turn on base layers
7	4/13/12	Revise Text

Prepared For:

New York City Economic Development Corp.

110 William Street — New York, NY 10038

Project:

200-240 Food Center Drive

Commencement Date Premisis

part of Block 2781 Lot 500 & part of Block 2770 Lot 1
Bronx County, State of New York

Date of Survey: March 1, 2012 — Scale: 1" = 50' / 1:600

Seal & Signature

J. R. Lemuel Morrison
NY Lic Surveyor #050464

Drawing No.

V-12J109

1 of 1

Mercator#12J109 EDC#28770005-02 200-240 FCD
Metes & Bounds Description

February 29, 2012

Being a part of Lot 500 Block 2781 and Lot 1 Block 2770 situate, lying, and being in the Borough of the Bronx, City and State of New York, bounded and more particularly described as:

COMMENCING at the intersection of the northerly line of Food Center Drive with the easterly right-of-way line of Halleck Street (100 ft. wide), and running thence:

A.	Along the northerly right-of-way line of Food Center Drive, N 78°17’45” E, 1446.07’ to a point, thence;

B.	Continuing along the same, N 86° 55’ 54” E, 180.95’ to a point of curvature, thence;

C.	Continuing along the same, with a curve to the left, having a radius of 264.00’, an arc length of 39.78’, a central angle of 8° 38’ 00” to a point of tangency, thence;

D.	Continuing along the same, N 78° 17’ 54” E, 128.52’ to a point of curvature, thence;

E.	Continuing along the same, with a curve to the right having a radius of 300.00’, an arc length 119.70’, and a central angle of 22° 51’ 39” to a point on the curve, thence;

F.	Along an existing leasehold, N 36° 29’ 08” E, 89.22’ to a point, thence;

G.	Continuing along the same, N 13° 12’ 58” E, 67.43’ to a point, thence;

H.	Continuing along the same, N 78° 21’ 32” E, 39.24’ to the point of TRUE beginning, thence;

1.	Along the existing leasehold, N 11° 38’ 28” W Length: 707.60’ to a point, thence;

2.	Continuing along the same, N 78° 21’ 32” E, 17.00’ to a point, thence;

3.	Continuing along the same, N 11° 56’ 13” W, 310.20’ to a point, thence;

4.	Continuing along the same, N 23° 01’ 04” W, 95.50’ to a point, thence;

5.	Continuing along the same, N 37° 28’ 49” W, 85.25’ to a point, thence;

6.	Continuing along the same, N 41° 35’ 56” E, 26.80’ to a point, thence;

7.	Continuing along the same, N 56° 23’ 24” W, 21.30’ to a point, thence;

8.	Continuing along the same, N 24° 55’ 08” E, 29.63’ to a point being 100.37’, more or less, upland the US Pierhead and Bulkhead line, thence;

9.	Along the proposed leasehold line, S 66° 30’ 05” E, 95.49’ to a point thence;

10.	Continuing along the same, S 60° 56’ 09” E, 49.88’ to a point, thence;

11.	Continuing along the same, S 48° 26’ 03” E, 67.13’ to a point, thence;

12.	Continuing along the same, S 63° 04’ 48” E, 28.21’ to a point, thence;

13.	Continuing along the same, S 82° 41’ 13” E, 70.27’ to a point, thence;

175 West 93rd Street — New York, NY 10025-9339 — (646) 837-0780 Ph — www.mercatorgroup.com

Mercator#12J109

EDC#28770005-02

200-240 FCD

14.	Continuing along the same, S 80° 25’ 11” E, 57.46’ to a point, thence;

15.	Continuing along the same, S 38° 59’ 27” E, 241.02’ to a point, thence;

16.	Continuing along the same, S 69° 12’ 44” E, 134.92’ to a point, thence;

17.	Continuing along the same, S 24° 13’ 05” E, 627.35’ and to a point on an existing leasehold line and being 31.98’, more or less, from the US Pierhead and Bulkhead line, thence;

18.	Along the leasehold line, S 50° 34’ 54” W, 654.52’ to a point, thence;

19.	Continuing along the same, N 39° 25’ 06” W, 32.00’ to a point on the Block Line (2770 & 2781), thence;

20.	Along the Block Line, S 50° 34’ 54” W, 13.65’ to a point, thence;

21.	Along the existing lease line, N 23° 27’ 41” W, 144.21’ to a point, thence;

22.	Continuing along the same, S 78° 21’ 32” W, 7.30’ to the point of TRUE Beginning

Containing 50,142 Sq. Ft. or 13.3182 Acres more or less.

The premises is subject to easements and encumberances as shown a survey by Mercator Land Surveying, dated February 17, 2012.

TOGETHER with an non-exclusive ingress/egress easement to Food Center Drive bounded and more particularly described as:

Beginning at the aforesaid point of TRUE Beginning and running thence;

1.	Along an existing leasehold, N 78° 21’ 32” E, 7.30’ to a point, thence;

2.	Continuing along the same, S 23° 27’ 41” E, 57.38’ to a point on a curve, thence;

3.	Along the proposed easement with a non-tangent curve to the left having a radius of 100.00’, and arc length of 107.93’, a central angle of 61° 50’ 18”, and a chord bearing S 22° 46’ 53” W, 102.77’ to a point of tangency, thence;

4.	Continuing along the same, S 8° 08’ 16” E, 40.97’ to a point on a curve being the northerly right-of-way line of Food Center Drive, thence;

5.	Along the right-of-way line with a curve to the left having a radius of 300.00’, an arc length of 111.48’, a central angle of 21° 17’ 25’, and a chord bearing N 68° 11’ 44” W, 110.84’ to a non-tangent point, thence;

6.	Along an existing leasehold, N 36° 29’ 08” E, 89.22’ to a point, thence;

7.	Continuing along the same, N 13° 12’ 58” E, 67.43’ to a point, thence;

8.	Continuing along the same, N 78° 21’ 32” E, 39.24’ to the point of TRUE beginning.

Containing 11,509 Sq. Ft. or 0.2640 Acres more or less.

Mercator Land Surveying, LLC

J. R. Lemuel Morrison, LS

NY Lic Surveyor #50404

EXHIBIT A-1

PREMISES AS OF FULL VACATE DATE

200-240 Food Center Drive

As of Full Vacate Date

Premises (~13.2 acres)

Building (233,489 sf)

Market St
A
Center Dr
2
Krasdale
Foods

EXHIBIT A-2

PREMISES AS OF LEASE COMMENCEMENT DATE

Existing Space

200-240 Food Center Drive

Dairyland Leasehold (200, 240 FCD)
138,536 sf

Dairyland Leasehold (Rail Shed)
57,083 sf

Exterior Area: Dairyland Loading Docks/ Parking

Drawing not drawn to scale

Leasehold Interests Upon Lease Commencement

200-240 Food Center Drive

R. Best Leasehold (220 FCD)
30,767 sf
Exp. 5/31/2013

R. Best Sublease (240 FCD)
7,103sf
Exp. 3/31/2013

Dairyland Leasehold (200, 240 FCD)
138,536 sf

Dairyland Leasehold (Rail Shed)
57,083 sf

Exterior Area: Dairyland Loading Docks/ Parking

Exterior Area: R. Best Loading Docks/ Parking

Drawing not drawn to scale

EXHIBIT B

TENANT’S WORK

The project (the “Project”) is divided into (i) the renovation of the existing warehouse (the “Warehouse Renovation”) and (ii) the new construction of a cooler on the same footprint as the Rail Shed (the “New Construction”).

The Warehouse Renovation portion of the Project includes the renovation of the existing 176,406 sq ft Warehouse, (excluding the Rail Shed) at 240 Food Center Drive, Bronx, NY, into several renovated areas: meat cooler, freezer, dairy-deli cooler, chocolate room, dry storage, refrigerated dock, dry dock, dock office, forklift charging area, employee amenities, and offices. The Project will be performed in three phases. See Exhibit G of AIA Document 141-2004 Standard Form of Agreement Between Owner and Design-Builder” dated 31 January 2012. (Existing Floor Plan dated 3/24/11).

The New Construction portion of the Project includes the demolition of the existing 57,083sf Rail Shed and construction of a new 34 degree Fahrenheit cooler on that footprint. This portion of the Project will require a separate building permit application and will proceed in accordance with Exhibit L to AIA Document 141-2004 Standard Form of Agreement Between Owner and Design-Builder” dated 31 January 2012. (Design-Builder’s Schedule for Cooler Addition dated 2/15/12).

The Warehouse Renovation portion of the Project has three phases. Phase I (warehouse) begins after Bazzini vacates the building and after the Lease of this space allows construction in this space and includes the renovation of the former Bazzini area into five temperature zones (freezer, meat cooler, dairy cooler, chocolate cooler and ambient storage), plus forklift charging area. Phase I also includes a temporary truck dock on the north side of the Warehouse thus reducing the Phase I freezer and cooler renovation. Phase I renovation also includes that portion of the office area formerly occupied by Bazzini. Phase I is complete upon the issuance of a Partial Certificate of Occupancy which will allow Dairyland HP LLC (“Dairyland”) to occupy and use this newly renovated Phase I area.

Phase II will then begin consisting of renovating the Southwest corner of the Warehouse formerly occupied by Dairyland into ambient warehouse space. This phase includes demolition of a portion of a wall in the Dairyland coolers and the separation walls between Phase I and phase II areas. Phase II is complete upon the issuance of a Partial Certificate of Occupancy which will allow Dairyland to occupy and use this newly renovated area, joined to its Phase 1 renovated area.

Phase III begins after R-Best vacates the premises on or about May 31, 2013 and after the Lease allows construction in this space. Phase III site work includes pavement striping and fencing repair only. Phase III work consists of renovation of the space that was formerly occupied by R-Best into three temperature zones (freezer, meat cooler, and dairy cooler) plus renovation of the remaining office space formerly occupied by Dairyland and R-Best. Phase III demolition work includes removing the remaining interior coolers and freezer that was in turn occupied by Dairyland, then R-Best. This will include what’s called the Yucca Cooler that R. Best owns. It also includes demolition of the temporary walls between freezer, meat cooler, and dairy cooler (temporary walls separating Phase I from Phase III warehouse areas. Phase III includes expansion of the renovated freezer, dairy cooler, and chocolate cooler both north and south to their final limits.

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

ASBESTOS INSPECTION REPORT

October 17, 2011

FINAL

Ms. Kay Zias

New York City Economic Development Corporation

110 William Street

New York, NY 10038

Re:	Report of Limited Asbestos Building Inspection and Materials Survey

200-240 Food Center Drive, Bronx, NY 10474

TRC Project Number 177603.0060.0001

Dear Ms. Zias:

TRC Environmental Corporation (TRC), under Retainer Contract 33630009 with the New York City Economic Development Corporation (NYCEDC), conducted a limited asbestos building inspection and materials survey at 200-240 Food Center Drive, Bronx, New York 10474 (the “Site”) in support of the proposed renovation of selected areas of the building.

The Site consists of two (2) buildings as follows:

•	Approximately 176,000-square foot one-story main warehouse building

•	Approximately 57,000-square foot vacant rail shed

The scope of work was limited to the areas proposed for renovation including: the interior floor and walls of the office areas and refrigeration system in the warehouse, the warehouse roof, and the rail shed.

NYCEDC coordinated access and TRC performed an initial asbestos building inspection and materials survey on September 30, 2011 and a follow up inspection on October 11, 2011. The inspection and bulk sampling were performed by Mr. Akeeb Osinaike and Mr. Stephen Pharai, both New York State Department of Labor (NYSDOL) Asbestos Inspectors and New York City Department of Environmental Protection (NYCDEP) Asbestos Investigators. Copies of certification documents are included in Appendix B.

Ms. Kay Zias

Report of Limited Asbestos Building Inspection and Materials Survey

200-240 Food Center Drive, Bronx, NY 10474

Asbestos-containing material (ACM) is defined as material containing more than one percent (1%) asbestos. Suspect ACM was categorized into groups of homogeneous material. A homogeneous material is defined as a material that appears similar throughout in terms of color, texture and date of application. The following suspect homogeneous materials were identified and sampled:

Main Warehouse Building

•	Roofing membrane (on 3 levels)

•	Roof screed coat (on 3 levels)

•	2” Outer diameter (O.D.) pipe fitting insulation

•	4” O.D. pipe fitting insulation

•	6” O.D. pipe fitting insulation

•	Floor tiles and underlying mastic (multiple layers)

•	Suspended ceiling tiles

•	Sheetrock wallboard

•	Sheetrock wallboard joint compound

•	Cove base mastic

•	Brick mortar

Rail Shed

•	Roofing membrane

•	Roof screed coat

Following the identification of the above suspect homogeneous materials, representative bulk samples were collected. The figures in Appendix D show the Site layout and the sample locations and identification numbers. Multiple bulk samples were collected from each suspect homogeneous material in accordance with the Asbestos Hazard Emergency Response Act (AHERA) sampling frequency requirements. A unique sample identification number was assigned for each sample. A total of sixty-six (66) bulk samples were collected from twenty-two (22) suspect homogeneous materials. The samples were placed in containers and delivered to the laboratory following proper chain-of-custody procedures.

The bulk samples collected were submitted to EMSL Analytical, Inc. (EMSL), at 307 West 38th Street, New York, New York 10018 for analysis. EMSL is an independent laboratory accredited by the New York State Department of Health (NYSDOH) Environmental Laboratory Approval Program (ELAP), the National Voluntary Laboratory Approval Program (NVLAP) and the American Industrial Hygiene Association (refer to Appendix C). EMSL’s ELAP and NVLAP approval numbers are 11506 and 101048-9, respectively. The bulk samples were analyzed by the EPA-recommended and NYSDOH ELAP-required method PLM NYS 198.1 for friable samples. Laboratory results are in Appendix A.

Ms. Kay Zias

Report of Limited Asbestos Building Inspection and Materials Survey

200-240 Food Center Drive, Bronx, NY 10474

SUMMARY OF INSPECTION FINDINGS AND ANALYTICAL RESULTS

Based on the analytical results, the homogeneous materials and quantities shown in the table below are ACMs. No ACM was identified in the Rail Shed. The materials in the table below are in the Main Warehouse Building.

Asbestos-Containing Material
Homogenous Material Description	Approximate Quantity
2” O.D. pipe fitting insulation	150 Linear Feet (LF)
4” O.D. pipe fitting insulation	180 LF
6” O.D. pipe fitting insulation	180 LF
Floor tiles and underlying mastic	12,000 Square Feet (SF) - multiple layers
Sheetrock wallboard joint compound	950 SF

No other suspect homogenous materials, identified and sampled in the areas proposed for renovation described above, were determined to be ACMs.

We appreciate the opportunity to be of service to the NYCEDC. Should you need further information or have any questions, please do not hesitate to contact Jennifer Miranda or myself at (212) 221-7822. Thank you.

Sincerely,

TRC ENVIRONMENTAL CORPORATION

Stephen Pharai
Senior Project Manager

cc:	J. Miranda, J. Peronto, D. Glass, TRC

Appendices:

Appendix A – Laboratory Analytical Data Sheets and Chain of Custody Forms

Appendix B – TRC Environmental Corporation Accreditation and Employee Certification

Appendix C – EMSL Analytical, Inc. Laboratory Accreditation

Appendix D – Figures

APPENDIX A

LABORATORY ANALYTICAL DATA SHEETS AND

CHAIN OF CUSTODY FORMS

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
001	PLM NYS 198.1 Friable						Not Analyzed
031132178-0001	PLM NYS 198.6 NOB	10/2/2011	Black	5.3% Glass	N/A	Inconclusive: None Detected
RM 1 / ROOF / N. SIDE / ROOF MEMBRANE 1 - / UPPER LEVEL ROOF / W/NE	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
002	PLM NYS 198.1 Friable						Not Analyzed
031132178-0002	PLM NYS 198.6 NOB	10/2/2011	Black	5.1% Glass	N/A	Inconclusive: None Detected
RM 1 / ROOF / CENTER / ROOF MEMBRANE 1 - / UPPER LEVEL ROOF / W/NE	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
003	PLM NYS 198.1 Friable						Not Analyzed
031132178-0003	PLM NYS 198.6 NOB	10/2/2011	Black	<1% Glass	N/A	Inconclusive: None Detected
RM 1 / ROOF / S. SIDE / ROOF MEMBRANE 1 - / UPPER LEVEL ROOF / W/NE	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
004	PLM NYS 198.1 Friable	10/2/2011	Brown	55.00% Cellulose	45%	None Detected
031132178-0004	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 1 / ROOF / N. / ROOF SCREED COAT 1 - / UPPER LEVEL ROOF / W/NE	TEM NYS 198.4 NOB				N/A		Not Analyzed
005	PLM NYS 198.1 Friable	10/2/2011	Brown	55.00% Cellulose	45%	None Detected
031132178-0005	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 1 / ROOF / CENTER / ROOF SCREED COAT 1 - / UPPER LEVEL ROOF / W/NE	TEM NYS 198.4 NOB				N/A		Not Analyzed
006	PLM NYS 198.1 Friable	10/2/2011	Brown	70.00% Cellulose	30%	None Detected
031132178-0006	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 1 / ROOF / S. SIDE / ROOF SCREED COAT 1 - / UPPER LEVEL ROOF / W/NE	TEM NYS 198.4 NOB				N/A		Not Analyzed

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 1

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
007	PLM NYS 198.1 Friable						Not Analyzed
031132178-0007	PLM NYS 198.6 NOB	10/2/2011	Brown	5.5% Glass	N/A	Inconclusive: None Detected
RM 2 / ROOF / W. SIDE / ROOF MEMBRANE 2 - / UPPER LEVEL ROOF / SE	TEM NYS 198.4 NOB	10/2/2011	Brown		N/A	None Detected
008	PLM NYS 198.1 Friable						Not Analyzed
031132178-0008	PLM NYS 198.6 NOB	10/2/2011	Black	4.4% Glass	N/A	Inconclusive: None Detected
RM 2 / ROOF / S. SIDE / ROOF MEMBRANE 2 - / UPPER LEVEL ROOF / SE	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
009	PLM NYS 198.1 Friable						Not Analyzed
031132178-0009	PLM NYS 198.6 NOB	10/2/2011	Black	2.3% Glass	N/A	Inconclusive: None Detected
RM 2 / ROOF / N. SIDE / ROOF MEMBRANE 2 - / UPPER LEVEL ROOF / SE	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
010	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0010	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 2 / ROOF / W. SIDE / ROOF SCREED COAT 2 - / UPPER LEVEL ROOF / SE	TEM NYS 198.4 NOB				N/A		Not Analyzed
011	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0011	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 2 / ROOF / S. SIDE / ROOF SCREED COAT 2 - / UPPER LEVEL ROOF / SE	TEM NYS 198.4 NOB				N/A		Not Analyzed
012	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0012	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 2 / ROOF / N. SIDE / ROOF SCREED COAT 2 - / UPPER LEVEL ROOF / SE	TEM NYS 198.4 NOB				N/A		Not Analyzed

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 2

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
013	PLM NYS 198.1 Friable						Not Analyzed
031132178-0013	PLM NYS 198.6 NOB	10/2/2011	Black	3.4% Glass	N/A	Inconclusive: None Detected
RM 3 / ROOF / N. SIDE / ROOF MEMBRANE 3 - / LOWER LEVEL / OFFICE ROOF	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
014	PLM NYS 198.1 Friable						Not Analyzed
031132178-0014	PLM NYS 198.6 NOB	10/2/2011	Black	5.8% Glass	N/A	Inconclusive: None Detected
RM 3 / ROOF / W. SIDE / ROOF MEMBRANE 3 - / LOWER LEVEL / OFFICE ROOF	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
015	PLM NYS 198.1 Friable						Not Analyzed
031132178-0015	PLM NYS 198.6 NOB	10/2/2011	Black	4.7% Glass	N/A	Inconclusive: None Detected
RM 3 / ROOF / S. SIDE / ROOF MEMBRANE 3 - / LOWER LEVEL / OFFICE ROOF	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
016	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0016	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 3 / ROOF / N. SIDE / ROOF SCREED COAT 3 - / LOWER LEVEL / OFFICE ROOF	TEM NYS 198.4 NOB				N/A		Not Analyzed
017	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0017	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 3 / ROOF / W. SIDE / ROOF SCREED COAT 3 - / LOWER LEVEL / OFFICE ROOF	TEM NYS 198.4 NOB				N/A		Not Analyzed
018	PLM NYS 198.1 Friable	10/2/2011	Brown	60.00% Cellulose	40%	None Detected
031132178-0018	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 3 / ROOF / S. SIDE / ROOF SCREED COAT 3 - / LOWER LEVEL / OFFICE ROOF	TEM NYS 198.4 NOB				N/A		Not Analyzed

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 3

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
019	PLM NYS 198.1 Friable						Not Analyzed
031132178-0019	PLM NYS 198.6 NOB	10/2/2011	Black	3.4% Glass	N/A	Inconclusive: None Detected
RM 4 / ROOF / N. SIDE / ROOF MEMBRANE 4 - / MID-LEVEL ROOF	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
020	PLM NYS 198.1 Friable						Not Analyzed
031132178-0020	PLM NYS 198.6 NOB	10/2/2011	Black	1.1% Glass	N/A	Inconclusive: None Detected
RM 4 / ROOF / W. SIDE / ROOF MEMBRANE 4 - / MID-LEVEL ROOF	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
021	PLM NYS 198.1 Friable						Not Analyzed
031132178-0021	PLM NYS 198.6 NOB	10/2/2011	Black	2.7% Glass	N/A	Inconclusive: None Detected
RM 4 / ROOF / S. SIDE / ROOF MEMBRANE 4 - / MID-LEVEL ROOF	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	None Detected
022	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0022	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 4 / ROOF/ N. SIDE / ROOF SCREED COAT 4 - / MID-LEVEL ROOF	TEM NYS 198.4 NOB				N/A		Not Analyzed
023	PLM NYS 198.1 Friable	10/2/2011	Brown	60.00% Cellulose	40%	None Detected
031132178-0023	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 4 / ROOF/ W. SIDE / ROOF SCREED COAT 4 - / MID-LEVEL ROOF	TEM NYS 198.4 NOB				N/A		Not Analyzed
024	PLM NYS 198.1 Friable	10/2/2011	Brown	65.00% Cellulose	35%	None Detected
031132178-0024	PLM NYS 198.6 NOB				N/A		Not Analyzed
SC 4 / ROOF/ S. SIDE / ROOF SCREED COAT 4 - / MID-LEVEL ROOF	TEM NYS 198.4 NOB				N/A		Not Analyzed
028	PLM NYS 198.1 Friable						Not Analyzed
031132178-0025	PLM NYS 198.6 NOB	10/2/2011	Gray		N/A	Inconclusive: None Detected
FT 1 / N. SIDE / 12”X12” FLOOR TILE - / BAZZINI OFFICE / LOCKER	TEM NYS 198.4 NOB	10/2/2011	Gray		N/A	None Detected

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 4

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
029	PLM NYS 198.1 Friable						Not Analyzed
031132178-0026	PLM NYS 198.6 NOB	10/2/2011	Gray		N/A	Inconclusive: None Detected
FT 1 / N. SIDE / 12”X12” FLOOR TILE - / BAZZINI OFFICE / LOCKER	TEM NYS 198.4 NOB	10/2/2011	Gray		N/A	<1% Chrysotile
<1% Total
030	PLM NYS 198.1 Friable						Not Analyzed
031132178-0027	PLM NYS 198.6 NOB	10/2/2011	Gray		N/A	Inconclusive: None Detected
FT 1 / N. SIDE / 12”X12” FLOOR TILE - / BAZZINI OFFICE / LOCKER	TEM NYS 198.4 NOB	10/2/2011	Gray		N/A	None Detected
025	PLM NYS 198.1 Friable	10/2/2011	White	16.00% Min. Wool	79.5%	4.50% Chrysotile
031132178-0028	PLM NYS 198.6 NOB				N/A		Not Analyzed
PI 1 / NEAR CEILING / 6” O.D. PIPE INSUL. - / BAZZINI OFFICE / LOCKER	TEM NYS 198.4 NOB				N/A		Not Analyzed
026	PLM NYS 198.1 Friable	10/2/2011				Positive Stop
031132178-0029	PLM NYS 198.6 NOB				N/A		Not Analyzed
PI 1 / NEAR CEILING / 2” O.D. PIPE INSUL. - / BAZZINI OFFICE / LOCKER	TEM NYS 198.4 NOB				N/A		Not Analyzed
027	PLM NYS 198.1 Friable	10/2/2011				Positive Stop
031132178-0030	PLM NYS 198.6 NOB				N/A		Not Analyzed
PI 1 / NEAR CEILING / 4” O.D. PIPE INSUL. - / BAZZINI OFFICE / LOCKER	TEM NYS 198.4 NOB				N/A		Not Analyzed
031-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0031	PLM NYS 198.6 NOB	10/2/2011	Beige		N/A	3.4% Chrysotile
3.4% Total
FT 2 / CAFETERIA & OFFICES / BEIGE 12”X12” FT - (UNDER 2 LAYERS OF GRAY FT) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 5

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
031-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0031A	PLM NYS 198.6 NOB	10/2/2011	Black		N/A	1.6% Chrysotile
1.6% Total
FT 2 / MASTIC ASSOC. W./ BEIGE 12”X12” FT - (UNDER 2 LAYERS OF GRAY FT) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
032-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0032	PLM NYS 198.6 NOB	10/2/2011	Beige		N/A	Positive Stop (Not Analyzed)
FT 2 / CAFETERIA & OFFICES / BEIGE 12”X12” FT - (UNDER 2 LAYERS OF GRAY FT) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
032-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0032A	PLM NYS 198.6 NOB	10/2/2011	Black		N/A	Positive Stop (Not Analyzed)
FT 2 / MASTIC ASSOC. W./ BEIGE 12”X12” FT - (UNDER 2 LAYERS OF GRAY FT) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	Positive Stop (Not Analyzed)
033-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0033	PLM NYS 198.6 NOB	10/2/2011	Beige		N/A	Positive Stop (Not Analyzed)
FT 2 / CAFETERIA & OFFICES / BEIGE 12”X12” FT - (UNDER 2 LAYERS OF GRAY FT) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
033-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0033A	PLM NYS 198.6 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
FT 2 / MASTIC ASSOC. W./ BEIGE 12”X12” FT - (UNDER 2 LAYERS OF GRAY FT) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	Positive Stop (Not Analyzed)

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:0-5 PM	Page 6

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
034	PLM NYS 198.1 Friable						Not Analyzed
031132178-0034	PLM NYS 198.6 NOB	10/2/2011	Gray		N/A	Inconclusive: None Detected
FT 3 / CAFETERIA & OFFICES / GRAY 12”X12” FT - (TOP LAYER G 3) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	Gray		N/A	None Detected
035	PLM NYS 198.1 Friable						Not Analyzed
031132178-0035	PLM NYS 198.6 NOB	10/2/2011	Gray		N/A	Inconclusive: None Detected
FT 3 / CAFETERIA & OFFICES / GRAY 12”X12” FT - (TOP LAYER G 3) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	Gray		N/A	None Detected
036	PLM NYS 198.1 Friable						Not Analyzed
031132178-0036	PLM NYS 198.6 NOB	10/2/2011	Gray		N/A	Inconclusive: None Detected
FT 3 / CAFETERIA & OFFICES / GRAY 12”X12” FT - (TOP LAYER G 3) / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	Gray		N/A	None Detected
037	PLM NYS 198.1 Friable						Not Analyzed
031132178-0037	PLM NYS 198.6 NOB	10/2/2011	White		N/A	Inconclusive: None Detected
CT 1 / CAFETERIA & OFFICES / 2’X4’ CEILING TILE - / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	White		N/A	None Detected
038	PLM NYS 198.1 Friable						Not Analyzed
031132178-0038	PLM NYS 198.6 NOB	10/2/2011	White		N/A	Inconclusive: None Detected
CT 1 / CAFETERIA & OFFICES / 2’X4’ CEILING TILE - / BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	White		N/A	None Detected
039	PLM NYS 198.1 Friable						Not Analyzed
031132178-0039	PLM NYS 198.6 NOB	10/2/2011	White		N/A	Inconclusive: None Detected
CT 1 / CAFETERIA & OFFICES / 2’X4’ CEILING TILE - /BAZZINI OFFICE/CAFETERIA & OFFICES	TEM NYS 198.4 NOB	10/2/2011	White		N/A	None Detected

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 7

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
040	PLM NYS 198.1 Friable	10/2/2011	Brown/Gray/	<1% Glass 17.00% Cellulose	83%	None Detected
031132178-0040	PLM NYS 198.6 NOB				N/A		Not Analyzed
SR 1 / CAFETERIA & OFFICES / SHEETROCK WALLBOARD - / BAZZINI OFFICE	TEM NYS 198.4 NOB				N/A		Not Analyzed
041	PLM NYS 198.1 Friable	10/2/2011	Brown/Gray/	<1% Glass 25.00% Cellulose	75%	None Detected
031132178-0041	PLM NYS 198.6 NOB				N/A		Not Analyzed
SR 1 / CAFETERIA & OFFICES / SHEETROCK WALLBOARD - / BAZZINI OFFICE	TEM NYS 198.4 NOB				N/A		Not Analyzed
042	PLM NYS 198.1 Friable	10/2/2011	Brown/White	15.00% Cellulose 3.00% Glass	82%	None Detected
031132178-0042	PLM NYS 198.6 NOB				N/A		Not Analyzed
SR 1 / CAFETERIA & OFFICES / SHEETROCK WALLBOARD - / BAZZINI OFFICE	TEM NYS 198.4 NOB				N/A		Not Analyzed
043	PLM NYS 198.1 Friable	10/2/2011	Cream		98.2%	1.80% Chrysotile
031132178-0043	PLM NYS 198.6 NOB				N/A		Not Analyzed
JC 1 / CAFETERIA & OFFICES / JOINT COMPOUND - / BAZZINI OFFICE	TEM NYS 198.4 NOB				N/A		Not Analyzed
044	PLM NYS 198.1 Friable	10/2/2011				Positive Stop
031132178-0044	PLM NYS 198.6 NOB				N/A		Not Analyzed
JC 1 / CAFETERIA & OFFICES / JOINT COMPOUND - / BAZZINI OFFICE	TEM NYS 198.4 NOB				N/A		Not Analyzed
045	PLM NYS 198.1 Friable	10/2/2011				Positive Stop
031132178-0045	PLM NYS 198.6 NOB				N/A		Not Analyzed
JC 1 / CAFETERIA & OFFICES / JOINT COMPOUND - / BAZZINI OFFICE	TEM NYS 198.4 NOB				N/A		Not Analyzed

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 8

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
046-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0046	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	1.9% Chrysotile
1.9% Total
FT 4 / HALLWAY / BROWN DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
046-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0046A	PLM NYS 198.6 NOB	10/2/2011	Brown /Black		N/A	Inconclusive : <1% Chrysotile
<1% Total
FT 4 / MASTIC ASSOC. W./ BROWN DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Brown /Black		N/A	<1% Chrysotile <1% Total
047-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0047	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Positive Stop (Not Analyzed)
FT 4 / HALLWAY / BROWN DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
047-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0047A	PLM NYS 198.6 NOB	10/2/2011	Black		N/A	Inconclusive : <1% Chrysotile
<1% Total
FT 4 / MASTIC ASSOC. W./ BROWN DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Black		N/A	3.1% Chrysotile 3.1% Total
048-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0048	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Positive Stop (Not Analyzed)
FT 4 / HALLWAY / BROWN DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)
048-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0048A	PLM NYS 198.6 NOB	10/2/2011	Black		N/A	Inconclusive : <1% Chrysotile
<1% Total
FT 4 / MASTIC ASSOC. W./ BROWN DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 9

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
049-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0049	PLM NYS 198.6 NOB	10/2/2011	Beige		N/A	Inconclusive: None Detected
FT 5 / LUNCH ROOM / BEIGE DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Beige		N/A	None Detected
049-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0049A	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Inconclusive: None Detected
FT 5 / MASTIC ASSOC. W./ BEIGE DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Brown		N/A	None Detected
050-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0050	PLM NYS 198.6 NOB	10/2/2011	Beige		N/A	Inconclusive: None Detected
FT 5 / LUNCH ROOM / BEIGE DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Beige		N/A	None Detected
050-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0050A	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Inconclusive: None Detected
FT 5 / MASTIC ASSOC. W./ BEIGE DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Brown		N/A	1.4% Chrysotile 1.4% Total
051-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0051	PLM NYS 198.6 NOB	10/2/2011	Beige		N/A	Inconclusive: None Detected
FT 5 / LUNCH ROOM / BEIGE DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Beige		N/A	None Detected
051-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0051A	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Inconclusive: None Detected
FT 5 / MASTIC ASSOC. W./ BEIGE DESIGN 12”X12” FT - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011			N/A	Positive Stop (Not Analyzed)

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 10

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
052-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0052	PLM NYS 198.6 NOB	10/2/2011	Blue		N/A	Inconclusive: None Detected
FT 6 / OFFICE AREA / BLUE 12”X12” FT - (ABOVE MASTIC BEIGE DESIGN FT) / / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Blue		N/A	None Detected
052-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0052A	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Inconclusive: None Detected
FT 6 / MASTIC ASSOC. W./ BLUE 12”X12” FT - (ABOVE MASTIC BEIGE DESIGN FT) / / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Brown		N/A	None Detected
053-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0053	PLM NYS 198.6 NOB	10/2/2011	Blue		N/A	Inconclusive: None Detected
FT 6 / OFFICE AREA / BLUE 12”X12” FT - (ABOVE MASTIC BEIGE DESIGN FT) / / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Blue		N/A	None Detected
053-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0053A	PLM NYS 198.6 NOB	10/2/2011	White		N/A	Inconclusive: None Detected
FT 6 / MASTIC ASSOC. W./ BLUE 12”X12” FT - (ABOVE MASTIC BEIGE DESIGN FT) / / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	White		N/A	None Detected
054-Floor Tile	PLM NYS 198.1 Friable						Not Analyzed
031132178-0054	PLM NYS 198.6 NOB	10/2/2011	Blue		N/A	Inconclusive: None Detected
FT 6 / OFFICE AREA / BLUE 12”X12” FT - (ABOVE MASTIC BEIGE DESIGN FT) / / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Blue		N/A	None Detected
054-Mastic	PLM NYS 198.1 Friable						Not Analyzed
031132178-0054A	PLM NYS 198.6 NOB	10/2/2011	Brown		N/A	Inconclusive: None Detected
FT 6 / MASTIC ASSOC. W./ BLUE 12”X12” FT - (ABOVE MASTIC BEIGE DESIGN FT) / / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Brown		N/A	None Detected

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 11

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
055	PLM NYS 198.1 Friable						Not Analyzed
031132178-0055	PLM NYS 198.6 NOB	10/2/2011	Various		N/A	Inconclusive: None Detected
CBM 1 / OFFICE / COVEBASE MASTIC - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Various		N/A	None Detected

056	PLM NYS 198.1 Friable						Not Analyzed
031132178-0056	PLM NYS 198.6 NOB	10/2/2011	Various		N/A	Inconclusive: None Detected
CBM 1 / LUNCH ROOM / COVEBASE MASTIC - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Various		N/A	None Detected

057	PLM NYS 198.1 Friable						Not Analyzed
031132178-0057	PLM NYS 198.6 NOB	10/2/2011	Various		N/A	Inconclusive: None Detected
CBM 1 / CAFETERIA / COVEBASE MASTIC - / DAIRYLAND OFFICE	TEM NYS 198.4 NOB	10/2/2011	Various		N/A	None Detected

058	PLM NYS 198.1 Friable	10/2/2011	Gray/Tan		100%	None Detected
031132178-0058	PLM NYS 198.6 NOB				N/A		Not Analyzed
BM 1 / W. SIDE WALL / BRICK MORTAR - / EXTERIOR FAÇADE	TEM NYS 198.4 NOB				N/A		Not Analyzed

059	PLM NYS 198.1 Friable	10/2/2011	Tan		100%	None Detected
031132178-0059	PLM NYS 198.6 NOB				N/A		Not Analyzed
BM 1 / S. SIDE W ALL / BRICK MORTAR - / EXTERIOR FAÇADE	TEM NYS 198.4 NOB				N/A		Not Analyzed

060	PLM NYS 198.1 Friable	10/2/2011	Gray		100%	None Detected
031132178-0060	PLM NYS 198.6 NOB				N/A		Not Analyzed
BM 1 / INTERIOR W ALLS / NW SIDE / BRICK MORTAR - / INTERIOR	TEM NYS 198.4 NOB				N/A		Not Analyzed

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	Page 12

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 09/30/11 3:37 PM 031132178
Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:	NYC EDC
	Project:	166703.0060.0001 / NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR AREAS

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
Note: Most screed coats submitted were roofing insulation samples.

NOB = Non Friable Organically Bound
N/A = Not Applicable

Analyst(s)	James Hall, Laboratory Manager
David Z. Chen	or other approved signatory

Williams John

Steve Jusczuk

EMSL maintains liability limited to cost of analysis. This report relates only to the samples reported above and may not be reproduced, except in full, without written approval by EMSL. The above test report relates only to the items tested. This test report must not be used to claim product endorsement by NVLAP or any agency of the U.S. Government. EMSL bears no responsibility for sample collection activities or analytical method limitations. The results in this report meet all requirements of the NELAC Standards unless otherwise noted. The laboratory is not responsible for the accuracy of results when requested to physically separate and analyze layered samples. PLM is not consistently reliable in detecting asbestos in floor coverings and similar NOB’s. Quantitative TEM is currently the only method that can be used to determine if a NOB material can be considered or treated as non-asbestos containing.

Samples analyzed by EMSL Analytical, Inc. New York, NY NYS ELAP 11506

Initial Report From 10/02/2011 14:40:55

Test Report NY198w/A-7.21.0 Printed: 10/2/2011 2:54:05 PM	THIS IS THE LAST PAGE OF THE REPORT.	Page 13

031132178

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 166703.0060.0001

CLIENT: NYCEDC		PROJECT MANAGER:	S. Pharai
PROJECT SITE: 200-240 Food Center Drive, Bronx, N.Y.		STATE: N.Y.	PAGE 1 OF 7
WORK AREA: Roof & Selected Interior		DATE: 9/30/11	TIME:
INSPECTOR(S): Akeeb Osinaike / S Pharai	SIGNATURE: [signature]	CERTIFICATE #:	

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE / NON-FRIABLE
1	Upper Level Roof - W/NE	001	RM1	Roof (North Side)	Roof Membrane 1		136,000	10	G	X
1	"	002	RM1	Roof (Center)	Roof Membrane 1		—	—		X
1	"	003	RM1	Roof (South Side)	Roof Membrane 1		—	—		✓
1	Upper Level Roof/W/NE	004	SC1	Roof (North)	Roof Screed Coat 1		136,000	10		X
1	"	005	SC1	Roof (Center)	Roof Screed Coat 1		—			X
1	"	006	SC1	Roof (South Side)	Roof Screed Coat 1		—			X
2	Upper Level Roof - SE	007	RM2	Roof/West Side	Roof Membrane 2		40,000		G	X
2	"	008	RM2	Roof/South Side	Roof Membrane 2		—			X
2	"	009	RM2	Roof/North Side	Roof Membrane 2		—			X
2	Upper Level Roof - S.E	010	SC2	Roof/West Side	Roof Screed Coat 2		40,000		G	X

EMSL MANHATTAN LAB RECEIVED
2011 SEP 30 PM 3:37

INSPECTOR'S LOG

TURNAROUND TIME		PLM - BULK	TEM – BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
☐ 24 HRS	☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☐ NYS 198.1 (Friable)	☐ NYS NOB 198.4 (TEM-NOB)	1 Damaged or Significantly Damaged Friable TSI 2 Damaged Friable Surfacing ACM	5 ACBM with potential for Damage 6 ACBM with potential for Significant Damage
☐ 72 HRS	☐ 5 DAYS	☐ NYS 198.6 (PLM-NOB)	☐ Microvac – ASTM D 5755 / ☐ Wipe-ASTM D6480	3 Significantly Damaged Friable Surfacing ACM 4 Damaged or Significantly Damaged Friable Misc. ACM	7 Remaining Friable or Suspect ACBM G – Good / MD – Minor Damage / P – Poor

CHAIN OF CUSTODY

		DATE	TIME
Relinquished by(print) A. Osinaike	(sign) [signature]	9/30/11	am/pm
Received by(print) [signature]	(sign) [signature]	9/30/11	am/pm

Email Results to: spharai@trcsolutions.com
AOsinaike@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED

(1) A visual determination of accessible suspect materials and condition. (2) Collect bulk samples of suspect building materials. (3) [illegible] [illegible] (4) Assessment of suspect friable and non-friable materials and locations. (5) [illegible] (6) Submit bulk samples for analysis by PLM [illegible] (7) [illegible] Chain of Custody record accompanied the samples to the laboratory.

031132178

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 166903-0060-0001

CLIENT:	NYCEDC	PROJECT MANAGER:	S. Pharai		
PROJECT SITE:	200-240 Food Center Drive, Bronx, N.Y.	STATE:	N.Y.	PAGE	2 OF 7
WORK AREA:	Roof & Selected Interior Areas	DATE:	9/30/11	TIME:	
INSPECTOR(S):	Akeeb Osinaike / S. Pharai	SIGNATURE:	[signature]	CERTIFICATE #:	

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE	NON-FRIABLE
2	Upper Level Roof - SE	011	SC2	Roof / South Side	Roof Screed Coat 2		←		G		x
2		012	SC2	Roof / North Side	Roof Screed Coat 2		—				
3	(Lower Level) Office Roof	013	RM3	Roof / North Side	Roof Membrane 3		15,000	10	G		x
3	(Lower Level) Office Roof	014	RM3	Roof / West Side	Roof Membrane 3		—				
3	Office Roof	015	RM3	Roof / South Side	Roof Membrane 3						
3	(Lower Level) Office Roof	016	SC3	Roof / North Side	Roof Screed Coat 3		15,000			x	x
3	Office Roof	017	SC3	Roof / West Side	Roof Screed Coat 3		—				x
3	Office Roof	018	SC3	Roof / South Side	Roof Screed Coat 3		—				x
4	Mid-Level Roof	019	RM4	Roof / North Side	Roof ~~Screed Coat~~ Membrane 4		10,000		G		x
4	Mid-Level Roof	020	RM4	Roof / West Side	Roof Membrane 4		~~10,000~~	—	G		

EMSL MANHATTAN LAB RECEIVED 2011 SEP 30 PM 3:37

INSPECTOR'S LOG

TURNAROUND TIME		PLM - BULK	TEM – BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
☐ 24 HRS	☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☐ NYS 198.1 (Friable)	☐ NYS NOB 198.4 (TEM-NOB)	1 Damaged or Significantly Damaged Friable TSI; 2 Damaged Friable Surfacing ACM	5 ACM with potential for Damage; 6 ACM with potential for Significant Damage
☐ 72 HRS	☐ 5 DAYS	☐ NYS 198.6 (PLM-NOB)	☐ Microvac – ASTM D 5755 / ☐ Wipe-ASTM D6480	3 Significantly Damaged Friable Surfacing ACM; 4 Damaged or Significantly Damaged Friable Misc. ACM	7 Remaining Friable or Suspect ACM; G – Good / ? – Minor Damage / P – Poor

CHAIN OF CUSTODY

				DATE	TIME
Relinquished by(print)	A. Osinaike	(sign)	[signature]	9/30/11	am/pm
Received by(print)		(sign)	[signature]	/ /	am/pm

Email Results to: spharai@trcsolutions.com
A.Osinaike@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED

[illegible]

TRC

031132178

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 166103.0060.0001

CLIENT:	NYCEDC		PROJECT MANAGER:	S. Pharai	
PROJECT SITE:	200-240 Food Center Drive, Bronx, N.Y.		STATE:	N.Y.	PAGE 3 OF 7
WORK AREA:	Roof & Selected Interior		DATE:	9/30/11	TIME:
INSPECTOR(S):	Akeeb Osinaike / S. Pharai	SIGNATURE: (signature)			CERTIFICATE #:

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE / NON-FRIABLE
4	Mid-Level Roof	021	RM4	Roof/South Side	Roof Membrane 4		—		G	X
4	Mid Level Roof	022	SC4	Roof/North Side	Roof Screed Coat 4		10,000		G	X
4	Mid-Level Roof	023	SC4	Roof/West Side	Roof Screed Coat 4		—		G	X
4	Mid-Level Roof	024	SC4	Roof/South Side	Roof Screed Coat 4		—		G	X
5	Bazzini Office	028	FT1	Floor/North Side	12"x12" Floor Tile	Gray 12X12	450 SF	200	P	X
5	↓	029	FT1	Floor/North Side	12" x12" Floor Tile		—		P	X
5		030	FT1	Floor/North Side	12" x 12" Floor Tile		—		P	X
5		025	PI1	Near Ceiling	6" O.D. Pipe Insulation		150 LF	10	MD	X
5		026	PI1	Near Ceiling	2" O.D Pipe Insulation		180 LF	10	MD	X
5	↓	027	PI1	Near Ceiling	4" O.D Pipe Insulation		180 LF	10	MD	X

EMSL MANHATTAN LAB RECEIVED 2011 SEP 30 PM 3:37

INSPECTOR'S LOG

TURNAROUND TIME		PLM - BULK	TEM – BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
☐ 24 HRS	☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☐ NYS 198.1 (Friable)	☐ NYS NOB 198.4 (TEM -NOB)	1 Damaged or Significantly Damaged Friable TSI; 2 Damaged Friable Surfacing ACM	5 ACBM with potential for Damage; 6 ACBM with potential for Significant Damage
☐ 72 HRS	☐ 5 DAYS	☐ NYS 198.6 (PLM-NOB)	☐ Microvac – ASTM D 5755 / ☐ Wipe-ASTM D6480	3 Significantly Damaged Friable Surfacing ACM; 4 Damaged or Significantly Damaged Friable Misc. ACM	7 Remaining Friable or Suspect ACBM; G – Good / MD – Minor Damage / P – Poor

CHAIN OF CUSTODY

			DATE	TIME
Relinquished by(print)	A. Osinaike	(sign) (signature)	9/30/11	am/pm
Received by(print)		(sign) (signature)	/ /	am/pm

Email Results to: spharai@trcsolutions.com
AOsinaike@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED

031132128

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 166703.0060.0001

CLIENT: NYCEDC		PROJECT MANAGER: S. Pharai	
PROJECT SITE: 200-240 Food Center Drive, Bronx, N.Y.		STATE: NY.	PAGE 4 OF 7
WORK AREA: Roof & Selected Interior Areas		DATE: 9/30/11	TIME:
INSPECTOR(S): Akeeb Osinaike / S. Pharai	SIGNATURE: [signature]	CERTIFICATE #:	

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE / NON-FRIABLE
5	Basement Office Cafeteria & Offices	031	FT2	Cafeteria & Offices	Beige 12" X12" Floor Tile & Mastic under 2 Layer of Gray FT.		8200SF	2,000	P	X
5	↓	032	FT2	"	↓		—		P	X
5		033	FT2	"			—			X
5		034	FT3	"	Gray 12"x12" Floor Tile (Top Layer of 3)		8,200SF	2,000		
5		035	FT3	"	↓		—			
5		036	FT3	"			—			
5		—	FT1	"	Gray 12"x12" Floor Tile (Middle Layer)		8,200SF	2,000	P	
5		037	CT1	"	2x4 Ceiling Tile		8,200	—	G	X
5		038	CT1	"	↓		—	—	G	X
5	↓	039	CT1	"			—	—	G	X

EMSL MANHATTAN LAB RECEIVED 2011 SEP 30 PM 3:38

INSPECTOR'S LOG

TURNAROUND TIME	PLM - BULK	TEM - BULK & DUST	PHYSICAL CONDITION ASSESSMENT
☐ 24 HRS ☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☐ NYS 198.1 (Friable)	☐ NYS NOB 198.4 (TEM -NOB)	1. Damaged or Significantly Damaged Friable TSI; 2. Damaged Friable Surfacing ACM; 3. Significantly Damaged Friable Surfacing ACM; 4. Damaged or Significantly Damaged Friable Misc. ACM; 5. ACBM with potential for Damage; 6. ACBM with potential for Significant Damage; 7. Remaining Friable or Suspect ACBM; G - Good / MD - Minor Damage / P - Poor
☐ 72 HRS ☐ 5 DAYS	☐ NYS 198.6 (PLM-NOB)	☐ Microvac - ASTM D 5755 / ☐ Wipe-ASTM D6480	

CHAIN OF CUSTODY

		DATE	TIME
Relinquished by(print) A. Osinaike	(sign) [signature]	9/30/11	am/pm
Received by(print)	(sign)	/ /	am/pm

Email Results to: spharai@trcsolutions.com
AOsinaike@trcsolution.com

Comments:

INSPECTION TASKS COMPLETED

031132128

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 166703.0060.0001

CLIENT: NYCEDC		**PROJECT MANAGER:** S. Pharai	
PROJECT SITE: 200-240 Food Center Drive, Bronx, N.Y.		**STATE:** N.Y.	**PAGE** 5 **OF** 7
WORK AREA: Roof & Selected Interior Areas		**DATE:** 9/30/11	**TIME:**
INSPECTOR(S): Akeeb Osinaike / S. Pharai	**SIGNATURE:** [signature]	**CERTIFICATE #:**	

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE / NON-FRIABLE
5	Bazzini Office	040	SR1	Systems & Offices	Sheetrock wallboard		1985 SF	100	G	X
		041	SR1	↓	↓		—	—	G	X
		042	SR1	↓	↓		—	—	G	X
		043 ~~045~~	JC1		Sheetrock Joint Compound		980 SF	100	G	X
		044 ~~046~~	JC1		↓		—	—		X
~~6~~	~~Dairyland Office/Cafe~~	045 ~~047~~	JC1	↓	↓		—	—		X
6	Dairyland Office	046	FT4	~~Office~~, Hallway ~~& Systems~~	Brown design 12"x12" FT & Mastic		1250 SF	400		X
		047	FT4	↓	↓		—	—		X
		048	FT4	↓	↓		—	—		X
6		049	FT5	Lunch Room	Beige design 12" x 12" FT & Mastic		700 SF	200	P	X

Stamp: EMSL MANHATTAN LAB RECEIVED 2011 SEP 30 PM 3:38

INSPECTOR'S LOG

TURNAROUND TIME		PLM - BULK	TEM – BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
24 HRS	X 48 HRS	PLM EPA 600/R-93/116 / NYS 198.1 (Friable)	NYS NOB 198.4 (TEM-NOB)	1 Damaged or Significantly Damaged Friable TSI 2 Damaged Friable Surfacing ACM	5 ACBM with potential for Damage 6 ACBM with potential for Significant Damage
72 HRS	5 DAYS	NYS 198.6 (PLM-NOB)	Microvac – ASTM D 5755 / Wipe-ASTM D6480	3 Significantly Damaged Friable Surfacing ACM 4 Damaged or Significantly Damaged Friable Misc. ACM	7 Remaining Friable or Suspect ACBM G – Good / MD – Minor Damage / P – Poor

CHAIN OF CUSTODY

			DATE	TIME
Relinquished by(print) A - Osinaike	(sign) [signature]		9/30/11	am/pm
Received by(print)	(sign) (8)		/ /	am/pm

Email Results to: spharai@trcsolutions.com
AOsinaike@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED

031132/78

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 166703.0000.0001

CLIENT:	NYCEDC	PROJECT MANAGER:	S. Pharal
PROJECT SITE:	200-240 Food Center Drive, Bronx, N.Y.	STATE:	NY — PAGE 6 OF 7
WORK AREA:	Roof & Selected Interior Areas	DATE:	9/30/11 — TIME:
INSPECTOR(S):	Akeeb Osinaike / S. Pharal	SIGNATURE:	[signature] — CERTIFICATE #:

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE / NON-FRIABLE
6	Dairyland Office	050	FT5	Lunch Room	Beige design 12x12 & Mastic		—	—	P	x
6	↓	051	FT5	Lunch Room	"		—	—	P	x
		052	FT6	Office Area	Blue Floor Tile 12x12 over Beige design 12x12. & Mastic		2,500 SF	100	MD	x
		053	FT6	↓	↓		—	—	MD	x
	↓	054	FT6				—	—	MD	x
6	Dairyland Office	055	CBM1	Office	Cove Base Mastic		860 SF	200	P	x
6	Dairyland Office	056	CBM1	Lunch Room	↓		—	—	P	x
5	Bozzini Office	057	CBM1	Cafeteria	↓		—	—	P	x
7	Exterior Facade	058	BM1	West Side Wall	Brick Mortar		1600 SF	—	G	
7	Exterior Facade	059	BM1	South Side Wall	↓		—	—	G	

EMSL MANHATTAN LAB RECEIVED 2011 SEP 30 PM 3:38

INSPECTOR'S LOG

TURNAROUND TIME		PLM - BULK	TEM - BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
☐ 24 HRS	☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☐ NYS 198.1 (Friable)	☐ NYS NOB 198.4 (TEM-NOB)	1 Damaged or Significantly Damaged Friable TSI; 2 Damaged Friable Surfacing ACM	5 ACBM with potential for Damage; 6 ACBM with potential for Significant Damage
☐ 72 HRS	☐ 5 DAYS	☐ NYS 198.6 (PLM-NOB)	☐ Microvac – ASTM D 5755 / ☐ Wipe-ASTM D6480	3 Significantly Damaged Friable Surfacing ACM; 4 Damaged or Significantly Damaged Friable Misc. ACM	7 Remaining Friable or Suspect ACBM; G - Good / MD - Minor Damage / P - Poor

CHAIN OF CUSTODY

		DATE	TIME
Relinquished by(print)	(sign)	/ /	am/pm
Received by(print)	(sign) ⑧	/ /	am/pm

Email Results to: spharal@trcsolutions.com
AOsinaike@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED
[illegible]

031132178

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 160703.0060.0001

CLIENT: NYCEDC		PROJECT MANAGER: S. Pharai	
PROJECT SITE: 200-240 Food Center Drive, Bronx, N.Y.		STATE: N.Y.	PAGE 7 OF 7
WORK AREA: Roof & Selected Interior Areas		DATE: 9/30/11	TIME:
INSPECTOR(S): Akeeb Osinaike / S. Pharai	SIGNATURE: [signature]	CERTIFICATE #:	

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	FRIABLE / NON-FRIABLE
8	~~Façade~~ Interior	060	BM1	Interior Walls / N.W. Side	Brick Mortar		—	—	G	X

EMSL MANHATTAN LAB RECEIVED
2011 SEP 30 PM 3:38

INSPECTOR'S LOG

TURNAROUND TIME		PLM - BULK	TEM - BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
☐ 24 HRS	☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☐ NYS 198.1 (Friable)	☐ NYS NOB 198.4 (TEM -NOB)	1 Damaged or Significantly Damaged Friable TSI 2 Damaged Friable Surfacing ACM	5 ACBM with potential for Damage 6 ACBM with potential for Significant Damage
☐ 72 HRS	☐ 5 DAYS	☐ NYS 198.6 (PLM-NOB)	☐ Microvac – ASTM D 5755 / ☐ Wipe-ASTM D6480	3 Significantly Damaged Friable Surfacing ACM 4 Damaged or Significantly Damaged Friable Misc. ACM	7 Remaining Friable or Suspect ACBM G - Good / MD - Minor Damage / P - Poor

CHAIN OF CUSTODY

		DATE	TIME
Relinquished by(print) A. Osinaike	(sign) [signature] (8)	9/30/11	am/pm
Received by(print)	(sign)	/ /	am/pm

Email Results to: spharai@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 10/12/11 10:31 AM 031133549

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:
	Project:	NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR - ROOF SHED

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments
061	PLM NYS 198.1 Friable						Not Analyzed
031133549-0001	PLM NYS 198.6 NOB	10/13/2011	Black		N/A	Inconclusive: None Detected
RAIL SHED ROOF - ROOF/ SOUTH SIDE/ ROOFING MEMBRANE 5	TEM NYS 198.4 NOB	10/13/2011	Black		N/A	None Detected
062	PLM NYS 198.1 Friable						Not Analyzed
031133549-0002	PLM NYS 198.6 NOB	10/13/2011	Black		N/A	Inconclusive: None Detected
RAIL SHED ROOF - ROOF/ EAST SIDE/ ROOFING MEMBRANE 5	TEM NYS 198.4 NOB	10/13/2011	Black		N/A	None Detected
063	PLM NYS 198.1 Friable						Not Analyzed
031133549-0003	PLM NYS 198.6 NOB	10/13/2011	Black		N/A	Inconclusive: None Detected
RAIL SHED ROOF - ROOF/ S.E SIDE/ ROOFING MEMBRANE 5	TEM NYS 198.4 NOB	10/14/2011	Black		N/A	None Detected
064	PLM NYS 198.1 Friable	10/12/2011	Tan/Black	50.00% Cellulose	50%	None Detected
031133549-0004	PLM NYS 198.6 NOB				N/A		Not Analyzed
RAIL SHED ROOF - ROOF/ SOUTH SIDE/ ROOFING SCREED COAT 5	TEM NYS 198.4 NOB				N/A		Not Analyzed
065	PLM NYS 198.1 Friable	10/12/2011	Tan/Black	52.00% Cellulose	48%	None Detected
031133549-0005	PLM NYS 198.6 NOB				N/A		Not Analyzed
RAIL SHED ROOF - ROOF/ EAST SIDE/ ROOFING SCREED COAT 5	TEM NYS 198.4 NOB				N/A		Not Analyzed
066	PLM NYS 198.1 Friable	10/12/2011	Brown	60.00% Cellulose	40%	None Detected
031133549-0006	PLM NYS 198.6 NOB				N/A		Not Analyzed
RAIL SHED ROOF - ROOF/ S.E. SIDE/ ROOFING SCREED COAT 5	TEM NYS 198.4 NOB				N/A		Not Analyzed

Initial Report From 10/14/2011 08:12:17

Test Report NY198w/A-7.21.0 Printed: 10/14/2011 8:12:17 AM	Page 1

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018 Phone: (212) 290-0051	Attn:	Stephen Pharai TRC Environmental Consultants 1430 Broadway 10th Floor New York, NY 10018		Customer ID: Customer PO: Received: EMSL Order:	TRCE51 10/12/11 10:31 AM 031133549

Test Report: Asbestos Analysis of Bulk Material	Fax:	(212) 221-7840	Phone: (212) 221-7822	EMSL Proj:
	Project:	NYC EDC / 200-240 FOOD CENTER DRIVE, BRONX, NY / ROOF & SELECTED INTERIOR - ROOF SHED

		Analyzed		Non Asbestos
Sample Description	Test	Date	Color	Fibrous	Non-Fibrous	Asbestos	Comments

NOB = Non Friable Organically Bound
N/A = Not Applicable

Analyst(s)		James Hall, Laboratory Manager
Albert Grohmann	Jon Williams	or other approved signatory

Gerald Iannuzzi

Henry Akintunde

EMSL maintains liability limited to cost of analysis. This report relates only to the samples reported above and may not be reproduced, except in full, without written approval by EMSL. The above test report relates only to the items tested. This test report must not be used to claim product endorsement by NVLAP or any agency of the U.S. Government . EMSL bears no responsibility for sample collection activities or analytical method limitations. The results in this report meet all requirements of the NELAC Standards unless otherwise noted. The laboratory is not responsible for the accuracy of results when requested to physically separate and analyze layered samples. PLM is not consistently reliable in detecting asbestos in floor coverings and similar NOB’s. Quantitative TEM is currently the only method that can be used to determine if a NOB material can be considered or treated as non-asbestos containing.

Samples analyzed by EMSL Analytical, Inc . New York, NY NYS ELAP 11506

Initial Report From 10/02/2011 08:12:17

Test Report NY198w/A-7.21.0 Printed: 10/14/2011 8:12:17 AM	THIS IS THE LAST PAGE OF THE REPORT.	Page 2

0311 33549

TRC

ASBESTOS SURVEY DATA SHEET AND CHAIN OF CUSTODY

PROJECT NO: 177603.0060.0001

CLIENT:	NYCEDC	PROJECT MANAGER:	S. Pharai
PROJECT SITE:	200-240 Food Center Drive, Bronx, NY	STATE:	NY — PAGE 1 OF 1
WORK AREA:	Roof & Selected Interior – Roof Shed	DATE:	10/11/11 — TIME:
INSPECTOR(S):	S. Pharai	SIGNATURE:	[signature] — CERTIFICATE #:

BULK SAMPLE INFORMATION

FUNCTIONAL AREA NO.	FUNCTIONAL AREA DESCRIPTION	SAMPLE NO.	HOMOGENEOUS MATERIAL ID	LOCATION	DESCRIPTION	COLOR / SIZE	TOTAL QUANTITY	DAMAGED QUANTITY	CONDITION	F / NF
9	Rail Shed Roof	061	RM5	Roof/South Side	Roofing Membrane 5	–	57,000	5,000	P	X
9	Rail Shed Roof	062	RM5	Roof/East Side	Roofing Membrane 5	–	–	–	P	X
9	Rail Shed Roof	063	RM5	Roof/S.E Side	Roofing Membrane 5	–	–	–	P	X
9	Rail Shed Roof	064	SC5	Roof/South Side	Roofing Screed Coat 5	–	57,000	5,000		X
9	Rail Shed Roof	065	SC5	Roof/East Side	Roofing Screed Coat 5	–	–			X
9	Rail Shed Roof	066	SC5	Roof/S.E Side	Roofing Screed Coat 5	–	–			X

10/12 530pm

EMSL MANHATTAN LAB RECEIVED 2011 OCT 12 AM ID: 31

INSPECTOR'S LOG

TURNAROUND TIME		PLM – BULK	TEM – BULK & DUST	PHYSICAL CONDITION ASSESSMENT	
☐ 24 HRS	☒ 48 HRS	☐ PLM EPA 600/R-93/116 / ☒ NYS 198.1 (Friable)	☒ NYS NOB 198.4 (TEM-NOB)	1. Damaged or Significantly Damaged Friable TSI; 2. Damaged Friable Surfacing ACM	5. ACBM with potential for Damage; 6. ACBM with potential for Significant Damage
☐ 72 HRS	☐ 5 DAYS	☒ NYS 198.6 (PLM-NOB)	☐ Microvac – ASTM D 5755 / ☐ Wipe-ASTM D6480	3. Significantly Damaged Friable Surfacing ACM; 4. Damaged or Significantly Damaged Friable Misc. ACM	7. Remaining Friable or Suspect ACM; G – Good / MD – Minor Damage / P – Poor

CHAIN OF CUSTODY

				DATE	TIME
Relinquished by(print)	Stephen Pharai	(sign)	[signature]	10/12/11	9:00 am/pm
Received by(print)	Svasloner	(sign)	[signature]	10/12/11	am/pm

Email Results to: spharai@trcsolutions.com

Comments:

INSPECTION TASKS COMPLETED

[illegible]

10/12 4:14 PM

APPENDIX B

TRC ENVIRONMENTAL CORPORATION

COMPANY ACCREDITATION & EMPLOYEE CERTIFICATIONS

NEW YORK STATE - DEPARTMENT OF LABOR
DIVISION OF SAFETY AND HEALTH
LICENSE AND CERTIFICATE UNIT
STATE CAMPUS BUILDING 12
ALBANY, NY 12240

ASBESTOS HANDLING LICENSE

TRC Environmental Corporation

1430 Broadway, 10th Floor

New York, NY 10018

FILE NUMBER: 99-0373
LICENSE NUMBER: 31038
LICENSE CLASS: RESTRICTED
DATE OF ISSUE: 05/06/2010
EXPIRATION DATE: 05/31/2011

Duly Authorized Representative – Edward Gerdts:

This license has been issued in accordance with applicable provisions of Article 30 of the Labor Law of New York State and of the New York State Codes, Rules and Regulations (12 NYCRR Part 56). It is subject to suspension or revocation for a (1) serious violation of state, federal or local laws with regard to the conduct of an asbestos project, or (2) demonstrated lack of responsibility in the conduct of any job involving asbestos or asbestos material.

This license is valid only for the contractor named above and this license or a photocopy must be prominently displayed at the asbestos project worksite. This license verifies that all persons employed by the licensee on an asbestos project in New York State have been issued an Asbestos Certificate, appropriate for the type of work they perform, by the New York State Department of Labor.

Maureen A. Cox

Maureen A. Cox, Director
FOR THE COMMISSIONER OF LABOR

SH 432 (4-07)

APPENDIX C

EMSL ANALYTICAL INC.

LABORATORY ACCREDITATION

AIHA

Laboratory Accreditation Programs, LLC

AIHA Laboratory Accreditation Programs, LLC

acknowledges that

EMSL Analytical, Inc.

307 West 38th Street, New York, NY 10018

Laboratory ID: 102581

has fulfilled the requirements of the AIHA Laboratory Accreditation Programs (AIHA-LAP), LLC thereby conforming to the ISO/IEC 17025:2005 international standard, *General Requirements for the Competence of Testing and Calibration Laboratories*. The above named laboratory, along with all premises from which key activities are performed, as listed above, have been accredited by AIHA-LAP, LLC in the following:

LABORATORY ACCREDITATION PROGRAMS

√	INDUSTRIAL HYGIENE	Accreditation Expires: 08/01/2012
√	ENVIRONMENTAL LEAD	Accreditation Expires: 08/01/2012
√	ENVIRONMENTAL MICROBIOLOGY	Accreditation Expires: 08/01/2012
☐	FOOD	Accreditation Expires:

Specific Field(s) of Testing (FoT)/Method(s) within each Accreditation Program for which the above named laboratory maintains accreditation is outlined on the attached **Scope of Accreditation**. Continued accreditation is contingent upon successful on-going compliance with AIHA-LAP, LLC requirements. This certificate is not valid without the attached **Scope of Accreditation**. Please review the AIHA-LAP, LLC website (www.aihaaccreditedlabs.org) for the most current scope of accreditation.

Dave Sandusky, CIH
Chairperson, Analytical Accreditation Board

Date Issued: 08/01/2010

AIHA Laboratory Accreditation Programs, LLC

SCOPE OF ACCREDITATION

EMSL Analytical, Inc. 307 West 38th Street, New York, NY 10018	Laboratory ID: 102581 Issue Date: 08/01/2010

The laboratory is approved for those specific field(s) of testing/methods listed in the table below. Clients are urged to verify the laboratory’s current accreditation status for the particular field(s) of testing/Methods, since these can change due to proficiency status, suspension and/or revocation. A complete listing of currently accredited Industrial Hygiene laboratories is available on the AIHA-LAP, LLC website at: http://www.aihaaccreditedlabs.org

Industrial Hygiene Laboratory Accreditation Program (IHLAP)

Initial Accreditation Date: 07/21/1999

IHLAP Category	Field of Testing (FoT)	Method	Method Description (for internal methods only)
Core Program Testing	Polarized Light Microscopy (PLM)	EPA 600/M4-82-020
EPA 600/R-93/116
NYS ELAP 198.1
NYS ELAP 198.6
	Phase Contrast Microscopy (PCM)	NIOSH 7400
	Transmission Electron Microscopy (TEM)	EPA AHERA - 40 CFR Part 763	EPA AHERA Method (40 CFR 763, Subpart E, Appendix A, Mandatory Method
NIOSH 7402

The laboratory participates in the following AIHA-LAP, LLC-approved proficiency testing programs:

☐ Metals	☐ Organic Solvents

☐ Silica	☐ Diffusive Sampler (3M)

✓ Asbestos	☐ Diffusive Sampler (SKC)

☐ Bulk Asbestos	☐ Diffusive Sampler (AT)

☐ Beryllium	☐ WASP[1] (Formaldehyde)

☐ WASP[1] (Thermal Desorption Tubes)

☐ Pharmaceutical Round Robin

☐ Compressed/Breathing Air Round Robin

☐ NVLAP (determined at the time of site assessment)

[1]	Workplace Analytical Scheme for Proficiency

Effective: 4/24/09

Scope_IHLAP_R4

COPY

NEW YORK STATE DEPARTMENT OF HEALTH
WADSWORTH CENTER

Expires 12:01 AM April 01, 2012
Issued April 01, 2011

CERTIFICATE OF APPROVAL FOR LABORATORY SERVICE

Issued in accordance with and pursuant to section 502 Public Health Law of New York State

MR. JAMES HALL
EMSL ANALYTICAL, INC
307 WEST 38TH STREET
NEW YORK, NY 10018

NY Lab Id No: 11506
EPA Lab Code: NY01204

Is hereby APPROVED as an Environmental Laboratory for the category
ENVIRONMENTAL ANALYSES AIR AND EMISSIONS
All approved subcategories and/or analytes are listed below:

Miscellaneous Air

Asbestos	40 CFR 763 APX A No. III
	NIOSH 7402
	YAMATE, AGARWAL, GIBB
Fibers	NIOSH 7400 A RULES

Serial No.: 44335

Property of the New York State Department of Health. Certificates are valid only at the address shown, must be conspicuously posted, and are printed on secure paper. Continued accreditation depends on successful ongoing participation in the Program. Consumers are urged to call (518) 485-5570 to verify the laboratory's accreditation status.

Page 1 of 1

SCOPE OF ACCREDITATION TO ISO/IEC 17025:2005

EMSL Analytical, Inc.

307 W. 38th Street

New York, NY 10018

Jim Hall

Phone: 212-290-0051    Fax: 212-290-0058

E-Mail: ssiegel@emsl.com

URL: http://www.emsl.com

AIRBORNE ASBESTOS FIBER ANALYSIS (TEM)	NVLAP LAB CODE 101048-9

NVLAP Code	Designation /Description

18/A02	U.S. EPA’s “Interim Transmission Electron Microscopy Analytical Methods-Mandatory and Nonmandatory-and Mandatory Section to Determine Completion of Response Actions” as found in 40 CFR, Part 763, Subpart E, Appendix A.

2010-07-01 through 2011-06-30
Effective dates	For the National Institute of Standards and Technology

Page 1 of 1	NVLAP-01S (REV. 2005-05-19)

United States Department of Commerce
National Institute of Standards and Technology

NVLAP®

Certificate of Accreditation to ISO/IEC 17025:2005

NVLAP LAB CODE: 101048-9

EMSL Analytical, Inc.
New York, NY

is accredited by the National Voluntary Laboratory Accreditation Program for specific services, listed on the Scope of Accreditation, for:

BULK ASBESTOS FIBER ANALYSIS

This laboratory is accredited in accordance with the recognized International Standard ISO/IEC 17025:2005. This accreditation demonstrates technical competence for a defined scope and the operation of a laboratory quality management system (refer to joint ISO-ILAC-IAF Communique dated January 2009).

DEPARTMENT OF COMMERCE • UNITED STATES OF AMERICA

2010-07-01 through 2011-06-30
Effective dates

Sally S. Bruce
For the National Institute of Standards and Technology

NVLAP-01C (REV. 2009-01-28)

SCOPE OF ACCREDITATION TO ISO/IEC 17025:2005

EMSL Analytical, Inc.

307 W. 38th Street

New York, NY 10018

Jim Hall

Phone: 212-290-0051    Fax: 212-290-0058

E-Mail: ssiegel@emsl.com

URL: http://www.emsl.com

BULK ASBESTOS FIBER ANALYSIS (PLM)	NVLAP LAB CODE 101048-9

NVLAP Code	Designation /Description

18/A01	EPA-600/M4-82-020: Interim Method for the Determination of Asbestos in Bulk Insulation Samples

2010-07-01 through 2011-06-30
Effective dates	For the National Institute of Standards and Technology

Page 1 of 1	NVLAP-01S (REV. 2005-05-19)

APPENDIX D

FIGURES

BAZZINI
RAIL PLATFORM SHED
EXISTING FLOOR PLAN
DAIRYLAND USA
EXISTING FLOOR PLAN
EX-1

Refer to Figure 3 for Bulk Sampling Locations

REVISIONS			
NO.	DESCRIPTION	BY	DATE

TRC
1430 BROADWAY, 10th FLOOR
NEW YORK, NY 10018
212.221.7822

DESIGNED BY: AO
DRAWN BY: SP
CHECKED BY: JM
DATE: 10/14/11
PROJECT NO.: 177603.0060.0001

Figure Title:
SITE LAYOUT

FIGURE
1

001
004
002
005
003
006
007
010
008
011
009
012
013
016
014
017
015
018
019
022
023
020
024
021
061
064
062
065
063
066
Roof
RAIL PLATFORM
EXISTING FLOOR PLAN
DAIRYLAND USA
EX-1

ROOF PLAN

REVISIONS				
NO.	DESCRIPTION	BY	DATE	

TRC
1430 BROADWAY,
10th FLOOR
NEW YORK, NY 10018
212.221.7822

DESIGNED BY: AO	Project Name: NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION
DRAWN BY: SP	
CHECKED BY: JM	LIMITED ASBESTOS BUILDING INSPECTION AND MATERIALS SURVEY
DATE: 10/14/11	200-240 FOOD CENTER DRIVE, BRONX, NY 10474
PROJECT NO.: 177603.0060.0001	Figure Title: BULK SAMPLE LOCATION PLAN - ROOF

FIGURE 2

OFFICE AREA

OFFICE AREA

REVISIONS					
NO.	DESCRIPTION	BY	DATE	TRC 1430 BROADWAY, 10TH FLOOR NEW YORK, NY 10018 212.221.7822	DESIGNED BY: AO DRAWN BY: SP CHECKED BY: JM DATE: 10/14/11 PROJECT NO.: 177603.0060.0001

Project Name: NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION

Figure Title: BULK SAMPLE LOCATION PLAN – OFFICE AREA

FIGURE 3

EXHIBIT E

ROOF WARRANTY

BaySystems NorthAmerica

RECEIVED
OCT 18 2007
TURNER CONSTRUCTION COMPANY

LIMITED WARRANTY

Building Owner: NEW YORK CITY ECONOMIC DEVELOPMENT CORP. **Warranty No.:** 20S-1231

Building Identification/Address: 200 Food Center Drive
200 Food Center Drive
Bronx, New York

Warranty Period: Twenty (20) Years **Roof Size:** 46,200 square feet
Date of Completion: 8/2/2007
Installed by: WeatherTight Roofing, Inc.

BaySystems North America (BSNA) **WARRANTS** that for a period of **20 years from the date of completion** listed above, the roof system installation described in this warranty **will not leak water through the system due to**:

1) Ordinary wear and tear by the elements, or
2) Improper workmanship in installation of the Roofing System and that it shall for the **WARRANTY PERIOD**, repair any such leaks at no expense to the owner, with no dollar limit.

BSNA requires that all roofing materials have been installed according to BSNA's published specification guide. This 20-year warranty shall be contingent upon a minimum 30 dry mil coating thickness of BSNA silicone elastomer.

THE WARRANTY STATED ABOVE IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE.

EXCLUSIONS AND LIMITATIONS

BSNA shall not be liable under this agreement or otherwise for damage to the Roofing System, property, building or contents caused by:

1) Fire, cracks, or openings in the Roofing System substrate; settling, distortion or other failure of the building structure; faulty, defective or improper building or structure design; natural causes including but not limited to floods, lightning, wind storms, hail, cyclones, hurricanes, tornadoes, earthquakes or other Acts of God or extraordinary or unusual events.
2) Vandalism, penetration, damage or attack by third parties, foreign objects or agents, including plant or animal life.
3) Alterations or additions to, encroachment upon, or erection of structures on Roofing System unless performed by an Authorized Qualified Applicator or otherwise approved in advance in writing by BSNA; or any use of the Roofing System other than for its intended purpose.
4) Failure of the Owner or Lessee to use reasonable care in maintaining the roof. Said maintenance to include, but not be limited to those items listed on the BSNA Silicones Care and Maintenance Information sheet which accompanies this Warranty.
5) Color changes in the Roofing System due to dirt accumulation or normal weathering.
6) Temporary repairs to the Roofing System made by non-BSNA approved personnel.

The obligations set forth herein shall constitute the sole and exclusive liability of BSNA, and remedy of owner, for the Roofing System, its application, maintenance, repair and replacement. In no event, whether based on contract, warranty, negligence strict liability or otherwise, shall BSNA be liable for expenses for other work, loss or profit, and special, consequential, incidental or exemplary damages of any nature.

All BSNA obligations will terminate and Owner will be responsible for ALL damages if OWNER fails to follow WARRANTY SERVICE PROCEDURES set forth below.

Warranty Service Procedures

a) Owner will immediately notify BSNA and QA of any claimed roof system failure.
b) Owner will confirm oral notice of claimed roof system failures to BSNA in writing by certified mail to BSNA PRIOR TO THE WARRANTY EXPIRATION DATE.
c) Owner hereby gives BSNA the right to inspect or have inspected the System and/or other areas specified for both covered and excluded roof system failures.
d) Owner will immediately authorize implementation of BSNA repair recommendations for both covered and excluded roof system failures and will immediately confirm this authorization in writing.
e) Owner shall pay cost of repairing all excluded roof system failures.

Transferability

This warranty is transferable only (1) to the Owner of the building; (2) if BSNA is notified at the time of the sale; (3) if BSNA is satisfied that the intended use of the property by the transferee will not impair the roof system; and (4) if BSNA acknowledges, in writing, transfer of this warranty to the new Owner.

Arbitration

Any claim controversy between or among the parties arising out of or relating to the roofing system application described herein shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any Court having jurisdiction.

Note 1: Warranty not in effect unless signed by authorized BSNA representative and payment has been made in full for all invoices.

Note 2: Upon inspection by owner/agent, contractor and BSNA, and all necessary repairs have been made and other obligations met, this warranty is eligible to be renewed for the same length of time.

BSNA Signature: *[signature]* Title: Business Manager, BaySystems NA LLC Date: 10/11/07

BAYER

BaySystems NorthAmerica

RECEIVED
OCT 18 2007
TURNER CONSTRUCTION COMPANY

OWNER CARE & MAINTENANCE INFORMATION FOR YOUR BAYSYSTEMS Roof System

Congratulations on your purchase of the BaySystems Roof System. The BaySystems Roof System has been designed to provide years of leak-free performance. As with any roof, the BaySystems Roof System requires periodic routine maintenance in order for you to obtain optimum performance for the life of the system and to keep your Limited Warranty in full force and effect.

Following are a few simple guidelines and procedures to assist you in this effort.

INSPECT your roof at least **twice** a year (Spring/Fall) and after any severe storms, paying particular attention to:

1. DEBRIS: Bag and remove all debris from the roof since this debris can be swept into drains and drainage paths by rains or melting snow.

2. DRAINS: All drain areas must remain clean and free of accumulated debris to allow for proper water runoff and to avoid overloading the roof with ponded water.

3. ROOF MAINTENANCE ITEMS: Counterflashings, metal curbs, drains, pipes, equipment and curbs, skylights/roof hatches, etc. must be properly maintained and kept in a sealed, watertight condition at all times. Temporary repairs can be made with sealant available through BaySystems. **DO NOT USE ROOFING CEMENT OR OTHER SEALANTS.** Notify your Qualified Applicator **IN WRITING** of any such repairs.

4. WALKWAYS: Walkways should be provided if there is regular foot traffic or if rooftop equipment has a regular (30 day or less) maintenance schedule. Placement of walkways is recommended to and from areas requiring regular maintenance. Contact your BaySystems Qualified Applicator for specific recommendations. Exercise **CAUTION** when **NOT** walking on walkways since ice/frost buildup on membrane may not be readily visible.

5. NEW EQUIPMENT: If new equipment is to be installed (i.e. HVAC units, TV antennas, etc.) or if any other **PHYSICAL** alterations will be made to your roof, YOU MUST contact either your Qualified Applicator or the Warranty Customer Service Department in writing **BEFORE PROCEEDING.**

WHAT TO DO IF YOU EXPERIENCE A LEAK ---- CHECK FOR THE OBVIOUS!

Make sure that the leak is **NOT** caused by faulty or defective plumbing, metal duct work, skylights, roof hatches, curbs, etc. **BEFORE** contacting the Qualified Applicator. Once you are reasonably sure that a problem with the roof system is the cause of the leak, contact your Qualified Applicator in writing. But please remember, **THE COST OF INVESTIGATION AND REPAIR OF LEAKS WHICH ARE OUTSIDE THE SCOPE OF THE WARRANTY ARE THE RESPONSIBILITY OF THE OWNER.**

The preceding requirements are offered to assist you, the building owner, in maintaining a watertight roof for many years. Remember, your roof is an investment. To maximize the return on this investment, routine maintenance is essential.

NOTE: Many BaySystems Qualified Applicators offer Roofing Care and Maintenance Programs.

BaySystems NorthAmerica
P.O. Box 1509, Spring, TX 77383 800-221-3626

LIMITED WARRANTY

Building Owner: NEW YORK CITY ECONOMIC DEVELOPMENT CORP. Warranty No.: 20S-1415

Building Identification/Address: 200 Food Center Drive Facility
200 Food Center Drive
Bronx, New York 10474

Warranty Period: Twenty (20) Years
Date of Completion: 2/6/2008
Contractor: Thesaurus Contracting Corp., Brooklyn, NY
Roof Size: 138,608 square feet

BaySystems North America (BSNA) WARRANTS that for a period of 20 years from the date of completion listed above, the roof system installation described in this warranty will not leak water through the system due to:

1) Ordinary wear and tear by the elements, or
2) Improper workmanship in installation of the Roofing System and that it shall for the WARRANTY PERIOD, repair any such leaks at no expense to the owner.

BSNA requires that all roofing materials have been installed according to BSNA's published specification guide. This 20-year warranty shall be contingent upon a minimum 30 dry mil coating thickness of BSNA silicone elastomer.

THE WARRANTY STATED ABOVE IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE.

EXCLUSIONS AND LIMITATIONS

BSNA shall not be liable under this agreement or otherwise for damage to the Roofing System, property, building or contents caused by:

1) Fire, cracks, or openings in the Roofing System substrate; settling, distortion or other failure of the building structure; faulty, defective or improper building or structure design; natural causes including but not limited to floods, lightning, wind storms, hail, cyclones, hurricanes, tornadoes, earthquakes or other Acts of God or extraordinary or unusual events.
2) Vandalism, penetration, damage or attack by third parties, foreign objects or agents, including plant or animal life.
3) Alterations or additions to, encroachment upon, or erection of structures on Roofing System unless performed by an Authorized Qualified Applicator or otherwise approved in advance in writing by BSNA; or any use of the Roofing System other than for its intended purpose.
4) Failure of the Owner or Lessee to use reasonable care in maintaining the roof. Said maintenance to include, but not be limited to those items listed on the BSNA Silicones Care and Maintenance Information sheet which accompanies this Warranty.
5) Color changes in the Roofing System due to dirt accumulation or normal weathering.
6) Temporary repairs to the Roofing System made by non-BSNA approved personnel.

The obligations set forth herein shall constitute the sole and exclusive liability of BSNA, and remedy of owner, for the Roofing System, its application, maintenance, repair and replacement. In no event, whether based on contract, warranty, negligence strict liability or otherwise, shall BSNA be liable for expenses for other work, loss or profit, and special, consequential, incidental or exemplary damages of any nature.

All BSNA obligations will terminate and Owner will be responsible for ALL damages if OWNER fails to follow WARRANTY SERVICE PROCEDURES set forth below.

Warranty Service Procedures

a) Owner will immediately notify BSNA and Contractor of any claimed roof system failure.
b) Owner will confirm oral notice of claimed roof system failures to BSNA in writing by certified mail to BSNA PRIOR TO THE WARRANTY EXPIRATION DATE.
c) Owner hereby gives BSNA the right to inspect or have inspected the System and/or other areas specified for both covered and excluded roof system failures.
d) Owner will immediately authorize implementation of BSNA repair recommendations for both covered and excluded roof system failures and will immediately confirm this authorization in writing.
e) Owner shall pay cost of repairing all excluded roof system failures.

Transferability

This warranty is transferable only (1) to the Owner of the building; (2) if BSNA is notified at the time of the sale; (3) if BSNA is satisfied that the intended use of the property by the transferee will not impair the roof system; and (4) if BSNA acknowledges, in writing, transfer of this warranty to the new Owner.

Arbitration

Any claim controversy between or among the parties arising out of or relating to the roofing system application described herein shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any Court having jurisdiction.

Warranty not in effect unless signed by authorized BSNA representative and payment has been made in full for all invoices.

BSNA Signature: [signature] Title: BUSINESS MANAGER Date: 3/27/2009

Bayer MaterialScience LLC PO Box1509 Spring, TX 77383 Phone: 281-350-900

March 14, 2012

New York City Economic Development Corporation

110 William Street, 6th Floor

New York, NY 10088

Re:	200-240 Food Center Drive
Roof warranty numbers 20S-1231 and 20S-1415

This letter will confirm our understanding based on your representations that the building referred to above is the subject of a long term lease agreement between the City of New York and Dairyland HP, LLC (“Dairyland”) with the New York City Economic Development Corporation (“NYC EDC”) acting as the lease administrator and that Dairyland will be responsible for maintenance and repair of the building, including the roof. Bayer MaterialScience LLC (“BMS”), at your request, agrees to recognize Dairyland as lessee and/or the lessee’s lender as parties from whom notices will be received regarding leaks on the roof and to respond according to the terms of the roof warranty so long as such lease is in effect unless and until BMS is notified otherwise in writing by NYC EDC.

Please sign this letter in the space below to indicate that our understanding is correct and to confirm NYC EDC’s and Dairyland’s request that BMS act according to the terms described above, and return it to me at the address above.

Sincerely,

Bob Creighton Marketing Manager, Contractor and Warranty Programs Mobile: 602-301-1649 Email: bob.creighton@bayer.com

Acknowledged and agreed to:

For New York City Economic Development Corporation	For Dairyland HP, LLC By: Dairyland USA Corporation, its Sole Member and Manager

Name John Cicerello	Name Christopher Pappas

Title EVP	Title Chief Executive Officer
Signature	Signature

Date 4/26/1	Date